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                                                                   EXHIBIT 10.11

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                       COLLABORATION AND LICENSE AGREEMENT

                                 by and between

                                      WYETH
                acting through its Wyeth Pharmaceuticals Division

                                       and

                          TRUBION PHARMACEUTICALS, INC.

                                December 19, 2005

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                                TABLE OF CONTENTS

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1.          DEFINITIONS..............................................................................................       1

2.          LICENSES.................................................................................................      17
            2.1         Licenses to Wyeth............................................................................      17
                        2.1.1       Exclusive Licenses...............................................................      17
                        2.1.2       Retained Rights of Trubion.......................................................      17
            2.2         License to Trubion...........................................................................      17
            2.3         Exclusivity..................................................................................      17
                        2.3.1       CD20 Product Exclusivity.........................................................      18
                        2.3.2       ***..............................................................................      18
                        2.3.3       Limitations......................................................................      18
            2.4         Sublicensing.................................................................................      19
            2.5         Direct Licenses to Affiliates................................................................      19
            2.6         Right of Reference...........................................................................      20
            2.7         Section 365(n) of Bankruptcy Code............................................................      20
            2.8         No Implied Rights............................................................................      21

3.          RESEARCH PROGRAM.........................................................................................      21
            3.1         Scope and Conduct of the Research Program....................................................      21
            3.2         Designation of Targets.......................................................................      22
                        3.2.1       Target Candidates................................................................      22
                        3.2.2       Released Targets.................................................................      23
                        3.2.3       Wyeth Targets....................................................................      24
                        3.2.4       Excluded Targets.................................................................      25
            3.3         Term and Termination of the Research Program.................................................      27
                        3.3.1       Research Term....................................................................      27
                        3.3.2       Termination of Research Program by Wyeth.........................................      27
            3.4         Joint Research Committee.....................................................................      28
                        3.4.1       Composition......................................................................      28
                        3.4.2       Responsibilities.................................................................      28
                        3.4.3       Meetings.........................................................................      28
                        3.4.4       Voting...........................................................................      28
                        3.4.5       Dispute Resolution...............................................................      28
                        3.4.6       Minutes..........................................................................      29
            3.5         Research Plan................................................................................      29
            3.6         Funding of the Research Program..............................................................      29
                        3.6.1       Research Funding.................................................................      29
                        3.6.2       Reimbursement Payments...........................................................      30
                        3.6.3       Records and Audits...............................................................      30
            3.7         Data and Deliverables........................................................................      31
            3.8         Alliance Managers............................................................................      32

4.          PRODUCT DEVELOPMENT, MANUFACTURING, COMMERCIALIZATION AND REGULATORY MATTERS.............................      32

            4.1         Product Development..........................................................................      32
            4.2         Transfer of Product Data and Filings.........................................................      33
            4.3         Regulatory Approvals.........................................................................      33
            4.4         Regulatory Reporting.........................................................................      34
            4.5         Progress Reports.............................................................................      34
            4.6         CD20 Product Development.....................................................................      35
            4.7         Joint Development Committee..................................................................      36
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            4.8         Joint Project Team; Development Plan.........................................................      36
            4.9         Manufacturing................................................................................      37
            4.10        Commercialization............................................................................      37
            4.11        Co-Promotion Option..........................................................................      38
            4.12        Co-Promotion Committee.......................................................................      38
            4.13        Co-Branding..................................................................................      39
            4.14        Marking......................................................................................      39

5.          CONSIDERATION............................................................................................      39
            5.1         Initial Research and Development Expense Payment.............................................      39
            5.2         Equity.......................................................................................      39
            5.3         Additional Research and Development Expense Payments.........................................      39
            5.4         Royalties....................................................................................      39
                        5.4.1       Product Royalties................................................................      39
                        5.4.2       CD20 Product Royalties...........................................................      40
                        5.4.3       ***..............................................................................      42
                        5.4.4       Other Product Royalties..........................................................      44
                        5.4.5       Expiration of Royalty Period.....................................................      45
                        5.4.6       Royalty Adjustments..............................................................      46
            5.5         Reports and Payments.........................................................................      46
                        5.5.1       Cumulative Royalties.............................................................      46
                        5.5.2       Royalty Statements and Payments..................................................      47
                        5.5.3       Taxes and Withholding............................................................      47
                        5.5.4       Currency.........................................................................      48
                        5.5.5       Additional Provisions Relating to Royalties......................................      48
                        5.5.6       Interest on Past Due Payments....................................................      48
            5.6         Maintenance of Records; Audits...............................................................      48
                        5.6.1       Record Keeping...................................................................      48
                        5.6.2       Audits...........................................................................      49
                        5.6.3       Underpayments/Overpayments.......................................................      49
                        5.6.4       Confidentiality..................................................................      49

6.          INTELLECTUAL PROPERTY....................................................................................      50
            6.1         Inventions; Joint Patent Committee...........................................................      50
                        6.1.1 Ownership and Inventorship.............................................................      50
                        6.1.2       SMIP Improvements................................................................      50
                        6.1.3       Joint Patent Committee...........................................................      51
            6.2         Patent Rights................................................................................      52
                        6.2.1       Filing, Prosecution and Maintenance of Patent Rights.............................      52
                        6.2.2       Enforcement of Patent Rights.....................................................      59
                        6.2.3       Infringement and Third Party Licenses............................................      62
                        6.2.4       Patent Certifications............................................................      64
                        6.2.5       Patent Term Restoration..........................................................      64
            6.3         Trademarks...................................................................................      64

7.          CONFIDENTIALITY..........................................................................................      65
            7.1         Confidentiality..............................................................................      65
            7.2         Authorized Disclosure and Use................................................................      65
                        7.2.1       Disclosure.......................................................................      65
                        7.2.2       Use..............................................................................      66
            7.3         SEC Filings..................................................................................      67
            7.4         Public Announcements; Publications...........................................................      67
                        7.4.1       Coordination.....................................................................      67
                        7.4.2       Announcements....................................................................      67
                        7.4.3       Publications.....................................................................      67
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8.          REPRESENTATIONS AND WARRANTIES...........................................................................      68
            8.1         Representations and Warranties of Each Party.................................................      68
            8.2         Additional Representations and Warranties of Trubion.........................................      69
            8.3         Mutual Covenant..............................................................................      70
            8.4         Additional Covenants of Trubion..............................................................      70
            8.5         Representation by Legal Counsel..............................................................      70
            8.6         No Inconsistent Agreements...................................................................      70
            8.7         Disclaimer...................................................................................      70

9.          GOVERNMENT APPROVALS; TERM AND TERMINATION...............................................................      71
            9.1         HSR Filing...................................................................................      71
            9.2         Other Government Approvals...................................................................      71
            9.3         Term.........................................................................................      71
            9.4         Termination Upon HSR Denial..................................................................      71
            9.5         Material Breach..............................................................................      72
            9.6         Termination by Wyeth.........................................................................      72
                        9.6.1       Termination Without Cause........................................................      73
                        9.6.2       Termination for a Material Safety or Regulatory Issue............................      73
            9.7         Effects of Termination.......................................................................      73
                        9.7.1       Effect of Termination by Wyeth for Cause.........................................      73
                        9.7.2       Effect of Termination by Trubion for Cause.......................................      77
                        9.7.3       Effect of Termination by Wyeth Without Cause.....................................      80
                        9.7.4       Effect of Termination by Wyeth for a Material Safety or Regulatory Issue.........      82
                        9.7.5       Post-Termination Rights to Wyeth Technology and Trubion Technology...............      83
                        9.7.6       Post-Termination Licenses to Wyeth Technology....................................      84
                        9.7.7       Post-Termination Transfer of Product Data and Filings and Existing Trademarks....      84
                        9.7.8       Manufacturing of Licensed Products After Termination.............................      85
                        9.7.9       Post-Termination Disposition of Inventories of Licensed Products.................      86
                        9.7.10      Continuation of Rights and Licenses Under Sections 6.1.1 and 6.1.2...............      86
                        9.7.11      Continuation of Other Rights and Obligations.....................................      86
            9.8         Modification of Agreement Terms by Wyeth.....................................................      86
            9.9         Survival of Certain Obligations..............................................................      87
            9.10        Change of Control............................................................................      88
                        9.10.1      Definition.......................................................................      88
                        9.10.2      Change of Control of Wyeth.......................................................      89
                        9.10.3      Change of Control of Trubion.....................................................      91

10.         INDEMNIFICATION AND INSURANCE............................................................................      91
            10.1        Indemnification by Wyeth.....................................................................      91
            10.2        Indemnification by Trubion...................................................................      91
            10.3        Procedure....................................................................................      92
            10.4        Insurance....................................................................................      93

11.         DISPUTE RESOLUTION.......................................................................................      93
            11.1        General......................................................................................      93
            11.2        Failure of Executive Officers to Resolve Dispute.............................................      93
            11.3        Disclaimer of Consequential and Punitive Damages.............................................      93

12.         MISCELLANEOUS............................................................................................      93
            12.1        Periodic Executive Meetings..................................................................      93
            12.2        Assignment...................................................................................      94
            12.3        Further Actions..............................................................................      94
            12.4        Force Majeure................................................................................      94
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            12.5        Non-Solicitation.............................................................................      94
            12.6        Correspondence and Notices...................................................................      95
                        12.6.1      Ordinary Notices.................................................................      95
                        12.6.2      Extraordinary Notices............................................................      95
            12.7        Amendment....................................................................................      96
            12.8        Waiver.......................................................................................      96
            12.9        Severability.................................................................................      96
            12.10       Descriptive Headings.........................................................................      96
            12.11       Governing Law................................................................................      97
            12.12       Entire Agreement of the Parties..............................................................      97
            12.13       Independent Contractors......................................................................      97
            12.14       Counterparts.................................................................................      97
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                                    EXHIBITS

Exhibit 1.122 - TRU-015
Exhibit 1.129 - Trubion Patent Rights
Exhibit 1.132 - Trubion Third Party Agreements
Exhibit 3.2.1 - Trubion's "Milestone One"
Exhibit 3.2.4 - Excluded Targets
Exhibit 4.4 - Adverse Event Reporting Procedures
Exhibit 5.2A - Stock Purchase Agreement
Exhibit 5.2B - Amendment to Investor Rights Agreement
Exhibit 5.3 - Additional Research and Development Expense Payments
Exhibit 8.2(d) - Third Party Rights
Exhibit 8.2(e) - Government Funding Agreements

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                       COLLABORATION AND LICENSE AGREEMENT

      This Collaboration and License Agreement (the "Agreement") is entered into as of December 19, 2005 (the "Signing Date"), by and between Wyeth, together with its Affiliates (as defined below), acting through its Wyeth Pharmaceuticals Division, a corporation organized and existing under the laws of the State of Delaware and having a place of business at 500 Arcola Road, Collegeville, Pennsylvania 19426 (collectively, "Wyeth") and Trubion Pharmaceuticals, Inc., together with its Affiliates (as defined below), a corporation organized and existing under the laws of the State of Delaware and having a principal place of business at 2401 4th Avenue, Suite 1050, Seattle, Washington 98121 (collectively, "Trubion"). Wyeth and Trubion may each be referred to herein individually as a "Party" and collectively as the "Parties".

      WHEREAS, Wyeth is engaged in the research, development and commercialization of pharmaceutical and health care products;

      WHEREAS, as of the Signing Date, Trubion has developed certain SMIPs (as defined below) and CD20 Products (as defined below), as well as certain Patent Rights (as defined below) and Know-How (as defined below) pertaining to Trubion's SMIP technology platform;

      WHEREAS, Wyeth and Trubion desire to collaborate to discover, research and develop, and Wyeth desires to research, develop, manufacture and commercialize, Licensed Products (as defined below) as provided herein; and

      WHEREAS, Wyeth desires to obtain from Trubion, and Trubion desires to grant to Wyeth, certain exclusive rights so that Wyeth may develop, manufacture and commercialize such Licensed Products, as provided herein.

      NOW THEREFORE, in consideration of the mutual promises and covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.    DEFINITIONS.

      1.1. "ADDITIONAL RESEARCH AND DEVELOPMENT EXPENSE PAYMENT" shall have the meaning set forth in Section 5.3 hereof.

      1.2. "ADDITIONAL THIRD PARTY LICENSES" shall have the meaning set forth in Section 6.2.3(a) hereof.

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      1.3.  "AFFILIATE(S)" shall mean, with respect to any Person, any other
            Person which controls, is controlled by or is under common control with such Person. A Person shall be regarded as in control of another entity if it owns or controls at least fifty percent (50%) of the equity securities of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority); provided, however, that the term "Affiliate" shall not include subsidiaries or other entities in which a Party or its Affiliates owns a majority of the ordinary voting power necessary to elect a majority of the board of directors or other governing board, but is restricted from electing such majority by contract or otherwise, until such time as such restrictions are no longer in effect.

      1.4.  "AGREEMENT" shall have the meaning set forth in the preamble hereof.

      1.5. "BANKRUPTCY CODE" shall have the meaning set forth in Section 2.7 hereof.

      1.6.  "BLA" shall have the meaning set forth in Section 1.100 hereof.

      1.7. "CALENDAR QUARTER" shall mean the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31, for so long as this Agreement is in effect.

      1.8. "CATEGORY 1 COVERED SMIP IMPROVEMENT" shall have the meaning set forth in Section 6.1.3(b) hereof.

      1.9. "CATEGORY 2 COVERED SMIP IMPROVEMENT" shall have the meaning set forth in Section 6.1.3(b) hereof.

      1.10. "CD20 ANTIGEN" shall mean the human protein antigen that is known as CD20, and identified as a full length CD20 protein antigen in ***, and any other protein that *** as the foregoing.

      1.11. "CD20 EFFECTIVE ROYALTY RATE" shall have the meaning set forth in
            Section 5.4.2(a) hereof.

      1.12. "CD20 PRODUCT" shall mean any TRU-015 Product and/or Follow-On CD20 Product (as the context requires).

      1.13. "CELL LINES" shall mean the cell lines and any other expression systems that produce or express any SMIP.

      1.14. "CHANGE OF CONTROL" shall have the meaning set forth in Section
            9.10.1 hereof.

      1.15. "CLINICAL STUDY SUPPLIES" shall have the meaning set forth in
            Section 4.9 hereof.

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      1.16. "COMBINATION PRODUCT" shall mean any product containing as active ingredients both (a) a Product and (b) one or more other pharmaceutically active compounds or substances.

      1.17. "COMBINATION SALE" shall have the meaning set forth in Section 1.76 hereof.

      1.18. "COMMERCIALIZATION" OR "COMMERCIALIZE" shall mean activities directed to marketing, promoting, distributing, importing or selling a product. Commercialization shall not include any activities related to Manufacturing or Development.

      1.19. "COMMERCIALLY REASONABLE EFFORTS" shall mean, with respect to the efforts to be expended by any Party with respect to any objective, those reasonable, diligent, good faith efforts to accomplish such objective as such Party would normally use to accomplish a similar objective under similar circumstances. With respect to any objective relating to the Development and/or Commercialization of a Licensed Product by any Party, "Commercially Reasonable Efforts" shall mean those efforts and resources normally used by such Party with respect to a product owned or controlled by such Party, or to which such Party has similar rights, which product is of similar market potential and is at a similar stage in its development or life as is such Licensed Product, taking into account issues of safety, efficacy, product profile, the competitiveness of the marketplace, the proprietary position of the Licensed Product, the regulatory structure involved, profitability of the Licensed Product and other relevant commercial factors. A "COMMERCIALLY REASONABLE" action or decision of a Party refers in this Agreement to an action or decision taken or made by such Party using its Commercially Reasonable Efforts.

      1.20. "CONFIDENTIAL INFORMATION" of a Party shall mean all Know-How or other information, including, without limitation, proprietary information and materials (whether or not patentable) regarding such Party's technology, products, business information or objectives, that is communicated in any way or form by the Disclosing Party to the Receiving Party, either prior to or after the Effective Date of this Agreement, and whether or not such Know-How or other information is identified as confidential at the time of disclosure; provided that, information not identified as confidential by the Disclosing Party shall be deemed to be Confidential Information of the Disclosing Party if the Receiving Party knows, or should have had a reasonable expectation, that the information communicated by the Disclosing Party is Confidential Information of the Disclosing Party. The terms and conditions of this Agreement shall be considered Confidential Information of both Parties.

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      1.21. "CONJUGATE(S)" shall mean SMIP(s) fused genetically or linked, either directly or through a linker molecule, with any biological, cytostatic, cytotoxic or radioactive agent.

      1.22. "CONTROL" OR "CONTROLLED" shall mean with respect to any (a) item of information, including, without limitation, Know-How, or (b) intellectual property right, the possession (whether by ownership or license, other than pursuant to this Agreement) by a Party of the ability to grant to the other Party a license or to extend other rights as provided herein, under such item or right without violating the terms of any agreement or other arrangements with any Third Party.

      1.23. "CO-PROMOTION" shall mean the joint promotion of a CD20 Product in the United States by both Parties and/or their respective Affiliates under the same CD20 Product Trademark(s). "CO-PROMOTE," when used as a verb, shall mean to engage in such Co-Promotion.

      1.24. "CO-PROMOTION PERIOD" shall have the meaning set forth in Section
            4.11 hereof.

      1.25. "COVERED SMIP IMPROVEMENT" shall have the meaning set forth in
            Section 6.1.2 hereof.

      1.26. "DEPOSITED PROTEIN" shall have the meaning set forth in Section 1.45 hereof.

      1.27. "DESIGNATED TARGET(S)" shall have the meaning set forth in Section
            9.8 hereof.

      1.28. "DEVELOPMENT" OR "DEVELOP" shall mean non-clinical and clinical drug development activities pertaining to a product, including, without limitation, toxicology, pharmacology, test method development and stability testing, process development, formulation development, delivery system development, quality assurance and quality control development, statistical analysis, clinical studies (including pre- and post-approval studies), regulatory affairs, pharmacovigilance and Regulatory Approval and clinical study regulatory activities (including regulatory activities directed to obtaining pricing and reimbursement approvals).

      1.29. "DEVELOPMENT PLAN" shall mean the written plan for the Development of CD20 Products described in Section 4.8 hereof.

      1.30. "DISCLOSING PARTY" shall have the meaning set forth in Section 7.1 hereof.

      1.31. "EFFECTIVE DATE" shall mean the later to occur of (a) the Signing Date and (b) the HSR Clearance Date.

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      1.32. "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

      1.33. "EXCLUDED TARGET(S)" shall mean the Target(s) described in Section
            3.2.4 hereof as Excluded Target(s).

      1.34. "EXCLUSIVITY COVENANTS" shall have the meaning set forth in Section 9.10.2(c) hereof.

      1.35. "EXECUTIVE OFFICERS" shall mean the President of Wyeth Pharmaceuticals (or an executive officer of Wyeth designated by such President of Wyeth Pharmaceuticals) and the Chief Executive Officer of Trubion (or an executive officer of Trubion designated by such Chief Executive Officer).

      1.36. "EXERCISE NOTICE" shall have the meaning set forth in Section 9.10.2(c) hereof.

      1.37. "EXISTING ACTIVITIES" shall have the meaning set forth in Section 9.10.2(c) hereof.

      1.38. "EXISTING TRADEMARKS" shall have the meaning set forth in Section 9.7.1(a).

      1.39. "FDA" shall mean the United States Food and Drug Administration or any successor agency thereto.

      1.40. "FD&C ACT" shall mean the United States Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.), as amended, and the rules and regulations promulgated thereunder.

      1.41. "FIRST COMMERCIAL SALE" shall mean, with respect to a given Licensed Product and any country in the Territory, the first sale or transfer for value of such Licensed Product under this Agreement by Wyeth or its sublicensees to a Third Party in such country following receipt of marketing authorization from the appropriate Regulatory Authority permitting commercial sale of such Licensed Product in such country.

      1.42. "FOLLOW-ON CD20 PRODUCT" shall mean any product containing a Follow-On CD20 SMIP.

      1.43. "FOLLOW-ON CD20 SMIP" shall mean any SMIP (other than TRU-015) directed against the CD20 Antigen or a portion thereof.

      1.44. "FTE" shall mean a full time equivalent scientific person (M.S. or Ph.D. level) year, consisting of a minimum of a total of one thousand eight hundred eighty (1,880) hours per year of scientific work by an employee of Trubion on or directly related to and in support of the Research Program. Work on or directly related to the Research Program can include, but is not

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            limited to, experimental preclinical laboratory and research work, recording and writing up results, reviewing literature and references, holding scientific discussions, managing and leading scientific staff and carrying out management duties, in each case where such activities are directly related to the Research Program.

      1.45. "HAS THE SAME SEQUENCE" shall mean, with respect to a specific protein (as described by an amino acid sequence identified by a GenBank accession number; a "New Protein"), that another specific protein (as described by an amino acid sequence identified by a GenBank accession number; each, a "Deposited Protein") has at least *** amino acid sequence identity over at least *** of the length of the New Protein.

            By way of example only, if the New Protein consists of *** amino acids, and any contiguous sequence of *** amino acids contained in the Deposited Protein has at least *** sequence identity to any contiguous sequence of *** amino acids in the New Protein (that is, at least *** of the *** contiguous amino acids in such Deposited Protein sequence are identical to any *** of any *** contiguous amino acids in such New Protein), then the New Protein Has The Same Sequence as the Deposited Protein.

      1.46. ***

      1.47. ***

      1.48. ***

      1.49. ***

      1.50. "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

      1.51. "HSR FILING" shall mean filings by Wyeth and Trubion with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice of a Notification and Report Form for Certain Mergers and Acquisitions (as that term is defined in the HSR Act) with respect to the matters set forth in this Agreement, together with all required documentary attachments thereto.

      1.52. "HSR CLEARANCE DATE" shall mean the earliest date on which the Parties have actual knowledge that all applicable waiting periods under the HSR Act with respect to the transactions contemplated hereunder have expired or have been terminated.

      1.53. "IND" shall mean an Investigational New Drug Application, as defined in the FD&C Act, that is required to be filed with the FDA before beginning clinical testing of a Licensed Product in human subjects, or an equivalent foreign filing.

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      1.54. "INDEMNIFIED PARTY" shall have the meaning set forth in Section 10.3 hereof.

      1.55. "INDEMNIFYING PARTY" shall have the meaning set forth in Section
            10.3 hereof.

      1.56. "INITIAL TERM" shall have the meaning set forth in Section 3.3.1 hereof.

      1.57. "JDC" shall have the meaning set forth in Section 4.7 hereof.

      1.58. "JOINT INVENTION(S)" shall have the meaning set forth in Section
            6.1.1 hereof.

      1.59. "JOINT KNOW-HOW" shall mean that Know-How related to the Licensed Products that is jointly owned by the Parties in accordance with
            Section 6.1.1 of this Agreement.

      1.60. "JOINT PATENT COMMITTEE" shall mean the committee described in
            Section 6.1.3 hereof.

      1.61. "JOINT PATENT RIGHT(S)" shall mean those Patent Right(s) that claim Joint Know-How or Joint Invention(s).

      1.62. "JOINT TECHNOLOGY" shall mean the Joint Patent Rights, the Joint Inventions and the Joint Know-How.

      1.63. "JPT" shall have the meaning set forth in Section 4.8 hereof.

      1.64. "JRC" shall have the meaning set forth in Section 3.4.1 hereof.

      1.65. "JRC LIAISON" shall mean a JRC member designated by a Party as its "JRC Liaison" in accordance with Section 3.4.3 hereof.

      1.66. "KNOW-HOW" shall mean inventions, discoveries, data, information, processes, methods, techniques, materials, technology, results or other know-how, whether or not patentable.

      1.67. "LIABILITIES" shall have the meaning set forth in Section 10.1 hereof.

      1.68. "LICENSED PRODUCT(S)" shall mean any Product(s) or Combination Product(s).

      1.69. "LICENSED TARGET(S)" shall mean any Trubion Target(s) or Wyeth Target(s), so long as they remain the subject of the licenses granted to Wyeth under this Agreement.

      1.70. "MAJOR INDICATION(S)" shall mean, with respect to any CD20 Product, any indication with a prevalence-based patient population of at least two hundred thousand (200,000) patients in the United States, including,

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            without limitation, non-Hodgkin's lymphoma, rheumatoid arthritis, systemic lupus erythematosus, Crohn's disease and multiple sclerosis.

      1.71. "MAJOR MARKET COUNTRY" shall mean any of the United States, the United Kingdom, France, Germany, Italy, Spain or Japan.

      1.72. "MANUFACTURING" or "MANUFACTURE" shall mean activities directed to producing, manufacturing, processing, filling, finishing, packaging, labeling, quality assurance testing and release, shipping and storage of a product.

      1.73. "NCBI" shall have the meaning set forth in Section 3.2.1 hereof.

      1.74. "NDA" shall have the meaning set forth in Section 1.100 hereof.

      1.75. "NET COMBINATION SALE AMOUNT" shall have the meaning set forth in
            Section 1.76 hereof.

      1.76. "NET SALES" shall mean the gross amounts charged for sales of Licensed Products (on which payments are due under this Agreement) by Wyeth or its sublicensees to Third Parties, less the sum of (a) and (b) where (a) is a provision, determined under Generally Accepted Accounting Principles in the United States and in accordance with Wyeth's customary and usual accrual procedures, consistently applied, for the accrual of (i) trade, cash, quantity and wholesaler discounts or rebates (other than price discounts granted at the time of sale), if any, allowed or paid, (ii) credits or allowances given or made for rejection or return of, previously sold Licensed Products or for retroactive price reductions (including Medicaid, managed care and similar types of rebates),
            (iii) taxes, duties or other governmental charges levied on or measured by the billing amount (excluding income and franchise taxes), as adjusted for rebates and refunds, and (iv) charges for packing, freight, and shipping to the extent included in the invoice price and (b) is a periodic adjustment (positive or negative, as applicable), determined under Generally Accepted Accounting Principles in the United States and in accordance with Wyeth's customary and usual adjustment procedures, consistently applied, of the provision determined in (a) to reflect amounts actually incurred for (i), (ii), (iii) and (iv) based on amounts actually invoiced or as separately set forth in agreements with Third Parties or as deducted or paid as required by applicable law or regulations. (The deductions described in (i), (ii), (iii) and (iv) are referred to herein as "Permitted Deductions.") In the case of any sale of Licensed Products for consideration other than cash, Net Sales shall be calculated on the fair market value of the consideration received.

            Notwithstanding the foregoing, if a Licensed Product is sold as a Combination Product (a "Combination Sale"), the Net Sales for such

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            Combination Product shall be the portion of such Combination Sale allocable to the Licensed Product determined as follows:

            Except as provided below, the Net Sales amount for a Combination Sale shall equal the gross amount invoiced for the Combination Sale, reduced by the Permitted Deductions (the "Net Combination Sale Amount"), multiplied by the fraction A/(A+B), where:

                  A is the invoice price, in the country where such Combination Sale occurs, of the Licensed Product contained in the Combination Product, if sold as a separate product in such country by Wyeth or its sublicensees, as the case may be, and B is the aggregate of the invoice price or prices, in such country, of products which collectively contain as their respective sole active ingredient such other pharmaceutically active compounds or substances, as the case may be, included in the Combination Product, if sold separately in such country by Wyeth or its sublicensees, as applicable.

            In the event that Wyeth or its sublicensees sell the Licensed Product included in a Combination Product as a separate product in a country, but do not separately sell all of the other pharmaceutically active compounds or substances, as the case may be, included in such Combination Product in such country, the calculation of the Net Sales amount for such Combination Sale shall be determined by multiplying the Net Combination Sale Amount by the fraction A/C where:

                  A is the average wholesale price, in such country, charged by Wyeth or its sublicensees, as the case may be, for the Licensed Product contained in such Combination Product, when sold as a separate product by Wyeth or its sublicensees, as applicable, and C is the average wholesale price, in such country, charged by Wyeth or its sublicensees, as applicable, for the entire Combination Product.

            In the event that Wyeth or its sublicensees do not sell the Licensed Product included in a Combination Product as a separate product in a country where such Combination Sale occurs, but do separately sell products which collectively contain as their respective sole active ingredient all of the other pharmaceutically active compounds or substances, as the case may be, included in the Combination Product in such country, the calculation of Net Sales resulting from such Combination Sale shall be determined by multiplying the Net Combination Sale Amount by the fraction (C-D)/C, where:

                  C is the average wholesale price, in such country, charged by Wyeth or its sublicensees, as the case may be, for the entire

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                  Combination Product, and D is the average wholesale price
                  charged by Wyeth or its sublicensees, as the case may be, for the products which collectively contain as their sole active ingredient such other pharmaceutically active compounds or substances, as the case may be, included in the Combination Product.

            Where active ingredient portions of a Combination Product are sold separately as other products but in different dosage strengths than are in the Combination Product, the calculation of the Net Sales amount for such Combination Product shall be based on appropriate proration of the amounts of each active ingredient component included therein when applying the formulas set forth above.

            Where the calculation of Net Sales resulting from a Combination Sale in a country cannot be determined by any of the foregoing methods, the calculation of Net Sales for such Combination Sale shall be that portion of the Net Combination Sale Amount reasonably determined in good faith by the Parties as properly reflecting the value of the Licensed Product included in the Combination Product.

            Notwithstanding the foregoing, Net Sales shall not include any reimbursement received by Wyeth or its sublicensees in respect of the use of a Licensed Product in a country solely as part of a clinical trial prior to the receipt of marketing authorization required to commence commercial sales of such Licensed Product in such country.

      1.77. "NEW PROTEIN" shall have the meaning set forth in Section 1.45 hereof.

      1.78. "NICHE INDICATION(S)" shall mean, with respect to any CD20 Product, any indication, including, but not limited to, ***, for such CD20 Product other than a Major Indication.

      1.79. "NOTICE OF BREACH" shall have the meaning set forth in Section 9.5 hereof.

      1.80. "NOTICE OF MODIFICATION" shall have the meaning set forth in Section
            9.5 hereof.

      1.81. "NOTICE OF TERMINATION" shall have the meaning set forth in Section
            9.5 hereof.

      1.82. "OTHER PRODUCT" shall mean any product containing a SMIP directed against a Wyeth Target or a portion thereof.

      1.83. "PART(Y/IES)" shall have the meaning set forth in the preamble hereof.

      1.84. "PATENT RIGHTS" shall mean any and all (a) patents, (b) pending patent applications, including, without limitation, all provisional applications, substitutions, continuations, continuations-in-part, divisions, renewals, and

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            all patents granted thereon, (c) all patents-of-addition, reissues, reexaminations and extensions or restorations by existing or future extension or restoration mechanisms, including, without limitation, supplementary protection certificates or the equivalent thereof, (d) inventor's certificates, and (e) all United States and foreign counterparts of any of the foregoing.

      1.85. "PERSON" shall mean an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision, department or agency of a government.

      1.86. "PERMITTED DEDUCTION" shall have the meaning set forth in Section
            1.76 hereof.

      1.87. "PHASE I CLINICAL STUDY" shall mean a study of a Licensed Product in human subjects with the endpoint of determining initial tolerance, safety or pharmacokinetic information in single dose, single ascending dose, multiple dose and/or multiple ascending dose regimens.

      1.88. "PHASE II CLINICAL STUDY" shall mean a study of a Licensed Product in human patients to determine initial efficacy and dose range finding before embarking on Phase III Clinical Studies.

      1.89. "PHASE IIA CLINICAL STUDY" shall mean Trubion's TRU-015 Protocol 15001.

      1.90. "PHASE IIB CLINICAL STUDY" shall mean Trubion's TRU-015 Protocol 15002.

      1.91. "PHASE III CLINICAL STUDY" shall mean a pivotal study (whether or not denominated a "Phase III" clinical study under applicable regulations) in human patients with a defined dose or a set of defined doses of a Licensed Product designed to ascertain efficacy and safety of such Licensed Product for the purpose of enabling the preparation and submission of Regulatory Approval Applications to the competent Regulatory Authorities in a country of the Territory.

      1.92. "PREVIOUSLY DEPOSITED PROTEIN" shall have the meaning set forth in
            Section 3.2.4(b) hereof.

      1.93. "PRODUCT" shall mean any CD20 Product, ***, or Other Product, or any Conjugate of any CD20 Product, ***, or Other Product.

      1.94. "PRODUCT DATA AND FILINGS" shall mean (a) all clinical protocols, studies, clinical data and results used in or resulting from any clinical trial of any

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             Licensed Product and (b) all INDs, Regulatory Approval
             Applications and Regulatory Approvals regarding any Licensed
             Product.

      1.95.  "PRODUCT LICENSE" shall have the meaning set forth in Section
             2.1.1 hereof.

      1.96. "PRODUCT-RELATED PATENT RIGHTS" shall have the meaning set forth in Section 6.2.1(a) hereof.

      1.97.  "PROVISIONAL EXCLUDED TARGET" shall mean a Target described in
             Section 3.2.4 hereof as a Provisional Excluded

      1.98. "RECEIVING PARTY" shall have the meaning set forth in Section 7.1 hereof.

      1.99. "RECOMBINANT DNA" shall mean the DNA sequences encoding any SMIP including, without limitation, any DNA plasmid expression construct encoding any such SMIP.

      1.100. "REGULATORY APPROVAL" shall mean the technical, medical and scientific licenses, registrations, authorizations and approvals (including, without limitation, approvals of New Drug Applications ("NDAs") or Biologic License Applications ("BLAs"), supplements and amendments, pre- and post- approvals, pricing approvals, and labeling approvals) of any national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, necessary for the commercial Manufacture, distribution, marketing, promotion, offer for sale, use, import, export and sale of Licensed Product(s) in a regulatory jurisdiction in the Territory. For the sake of clarity, Regulatory Approval shall not be deemed to have been obtained in a country other than the United States until any applicable governmental pricing approvals have also been obtained in such country. Regulatory Approval of a Licensed Product shall be deemed to have been obtained in the United States immediately upon BLA approval for such Licensed Product in the United States.

      1.101. "REGULATORY APPROVAL APPLICATION" shall mean an application submitted to the appropriate Regulatory Authority seeking Regulatory Approval of a Licensed Product for use in one or more therapeutic indications in a regulatory jurisdiction within the Territory.

      1.102. "REGULATORY AUTHORIT(Y/IES)" shall mean any national (e.g., the FDA), supra-national (e.g., the European Commission, the Council of the European Union, or the European Agency for the Evaluation of Medicinal Products), regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity in each country of the Territory involved in the granting of Regulatory Approval for a Licensed Product.

      1.103. "RELEASED TARGET" shall have the meaning set forth in Section
             3.2.2 hereof.

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      1.104. "REPLACEMENT TARGET" shall have the meaning set forth in Section
             3.2.3 hereof.

      1.105. "RESEARCH BUDGET" shall have the meaning set forth in Section 3.5 hereof.

      1.106. "RESEARCH PLAN" shall mean the written plan for the conduct of the Research Program described in Section 3.5 hereof as approved and amended by the Parties in accordance with Section 3.5 hereof.

      1.107. "RESEARCH PROGRAM" shall have the meaning set forth in Section 3.1 hereof.

      1.108. "RESEARCH PROGRAM DATA" shall have the meaning set forth in
             Section 3.7 hereof.

      1.109. "RESEARCH TERM" shall have the meaning set forth in Section 3.3.1 hereof.

      1.110. "ROYALTY PERIOD" shall mean the period of time beginning on the date of the First Commercial Sale of a Licensed Product in any country and, on a Licensed Product-by-Licensed Product and country-by-country basis, extending until the earlier of (a) the termination of this Agreement pursuant to Article 9 hereof with respect to such Licensed Product in such country or (b) the later of (i) the date on which the last Valid Claim included within the Trubion Technology ceases to be a Valid Claim, which Valid Claim would be infringed by the composition, Manufacture, use, sale, offer for sale or importing of such Licensed Product in such country, or (ii)(A) with respect to CD20 Products, the ten (10) year anniversary of the First Commercial Sale for the first Major Indication of such CD20 Product in such country (provided, however, that if such CD20 Product has received Regulatory Approval for a Niche Indication in such country but has not received Regulatory Approval for a Major Indication in such country, the Royalty Period as defined under and for purposes of this clause (ii)(A) for such CD20 Product in such country shall be suspended beginning on the ten (10) year anniversary of the First Commercial Sale of such CD20 Product in such country until such time, if at all, as Regulatory Approval has been obtained permitting the marketing of such CD20 Product for a Major Indication in such country, at which point such Royalty Period shall commence with respect to such CD20 Product for a Major Indication) and (B) with respect to each other Licensed Product, the ten (10) year anniversary of the First Commercial Sale of such Licensed Product in such country.

      1.111. "SIGNING DATE" shall have the meaning set forth in the preamble hereof.

      1.112. "SMIP(S)" or small modular immuno-pharmaceutical(s) shall mean a single chain polypeptide that (i) *** (ii) binds with specificity to a target antigen, (iii) has a binding domain, and (iv) may have an effector domain which may or may not have effector function,
             ***.

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      1.113. "SMIP IMPROVEMENT" shall mean an invention consisting of any modification to the polynucleotide sequence encoding or the amino acid sequence of a SMIP, if the practice of such invention would infringe Patent Rights Controlled by Trubion at the time such invention is made.

      1.114. "SPECIFICALLY BINDS" shall mean, in the case of a SMIP or other protein, the binding of such SMIP or other protein to a Target (or a portion thereof) above the level of background binding and wherein such SMIP or other protein is designed or being developed to exert its biological effect through binding to such Target (or such portion thereof).

      1.115. "SUCCESSOR PARTY" shall have the meaning set forth in Section 9.10.2(a) hereof.

      1.116. "SUED PARTY" shall have the meaning set forth in Section 6.2.3(b) hereof.

      1.117. "TARGET" shall mean a specific named human protein that is identified as a full length protein of that name and further identified by up to *** GenBank accession numbers for its amino acid sequence, as well as any additional protein(s) that Has The Same Sequence as such specific named human protein.

      1.118. "TARGET CANDIDATE" shall have the meaning set forth in Section
             3.2.1 hereof.

      1.119. "TERRITORY" shall mean the entire world.

      1.120. "THIRD PART(Y/IES)" shall mean any Person(s) other than Wyeth or Trubion.

      1.121. "TRADEMARK" shall mean those trademarks used in connection with the Commercialization of any Licensed Product by Wyeth or its sublicensees hereunder.

      1.122. "TRU-015" shall mean the chimeric SMIP directed against the CD20 Antigen that is currently designated by Trubion as "TRU-015," as further described on Exhibit 1.122 attached hereto.

      1.123. "TRU-015 PRODUCT" shall mean any product containing TRU-015.

      1.124. "TRUBION" shall have the meaning set forth in the preamble hereof.

      1.125. "TRUBION ADDITIONAL THIRD PARTY LICENSE" shall have the meaning set forth in Section 6.2.3(a) hereof.

      1.126. "TRUBION INDEMNIFIED PARTY" shall have the meaning set forth in
             Section 10.1 hereof.

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      1.127. "TRUBION KNOW-HOW" shall mean any Know-How, other than the Joint
             Know-How, that (a) Trubion Controls as of the Effective Date or that comes into the Control of Trubion during the term of this Agreement (other than through the grant of a license by Wyeth) and
             (b) relates to any Cell Lines, Conjugates, Licensed Products, Recombinant DNA, SMIPs, Licensed Targets, Target Candidates or the Development, Manufacture or use of any of the foregoing.

      1.128. "TRUBION LAWYERS" shall have the meaning set forth in Section 3.2.1 hereof.

      1.129. "TRUBION PATENT RIGHTS" shall mean Patent Rights, other than Joint Patent Rights, that (a) Trubion Controls as of the Effective Date or that come into the Control of Trubion during the term of this Agreement and (b) claim any Trubion Know-How. Those Trubion Patent Rights known to be existing as of the Signing Date are listed on
             Exhibit 1.129 attached hereto.

      1.130. "TRUBION TARGET" shall mean each of the human CD20 Antigen and/or ***, as the context may require.

      1.131. "TRUBION TECHNOLOGY" shall mean Trubion's interest in the Trubion Patent Rights, the Trubion Know-How, the Joint Technology and the Research Program Data.

      1.132. "TRUBION THIRD PARTY AGREEMENT(S)" shall mean the agreements specified on Exhibit 1.132 between Trubion and the indicated Third Parties that relate to the research, Development, Manufacture and/or Commercialization of Licensed Products under this Agreement.

      1.133. "U.S. WYETH PHARMACEUTICALS" shall have the meaning set forth in
             Section 12.5 hereof.

      1.134. "VALID CLAIM" shall mean a claim that (a) in the case of any unexpired United States or foreign patent, shall not have been dedicated to the public, disclaimed, nor held invalid or unenforceable by a court or government agency of competent jurisdiction in an unappealed or unappealable decision, or (b) in the case of any United States or foreign patent application, (i) shall not have been cancelled, withdrawn or abandoned, without being refiled in another application in the applicable jurisdiction, (ii) shall not have been finally rejected by an administrative agency or other governmental action from which no appeal can be taken and (iii) shall not have been pending for more than ***, in either case which claim (if issued) would cover the Manufacture, use or sale of any Licensed Product. For purposes of this definition, the time period for which a claim is pending shall begin on the priority date for such claim, and shall continue until such claim is either issued or is no longer deemed to be a Valid Claim in accordance with the preceding sentence regardless of whether such claim is

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             amended or refiled in another application in the applicable jurisdiction. If a claim of a patent application which ceased to be a Valid Claim under (b) due to the passage of time later issues as part of a patent described within (a) then it shall again be considered to be a Valid Claim effective as of the issuance of such patent.

      1.135. "WYETH" shall have the meaning set forth in the preamble hereof.

      1.136. "WYETH APPLIED TECHNOLOGY" shall mean, with respect to any Licensed Product, that Wyeth Technology which (a) Wyeth had applied to such Licensed Product prior to any termination of any rights under this Agreement with respect to such Licensed Product, provided that such Wyeth Technology is necessary or useful for the continued research, Development, Manufacture or Commercialization of such Licensed Product as it exists at the time of such termination, or (b) Wyeth had incorporated into such Licensed Product prior to any termination of rights under this Agreement with respect to such Licensed Product; provided that Wyeth shall use its Commercially Reasonable Efforts to sublicense or otherwise transfer rights under any Third-Party license to which the use or exploitation of such Wyeth Applied Technology is subject; and further provided, however, that with respect to each of clauses (a) and (b) of this Section 1.136, such Wyeth Technology shall not include any of Wyeth's conjugation technology.

      1.137. "WYETH INDEMNIFIED PARTY" shall have the meaning set forth in
             Section 10.2 hereof.

      1.138. "WYETH KNOW-HOW" shall mean any Know-How, other than the Joint Know-How, that (a) Wyeth Controls as of the Effective Date or that comes into the Control of Wyeth (other than as a result of the licenses granted by Trubion to Wyeth under Section 2.1 hereof) during the term of this Agreement and (b) relates to the Cell Lines, Conjugates, Recombinant DNA, Licensed Products, SMIPs, Target Candidates or Licensed Targets or the Development, Manufacture, use or Commercialization of any of the foregoing.

      1.139. "WYETH PATENT RIGHTS" shall mean Patent Rights, other than the Joint Patent Rights, that (a) Wyeth Controls as of the Effective Date or that come into the Control of Wyeth (other than as a result of the licenses granted by Trubion to Wyeth under Section 2.1 hereof) during the term of this Agreement and (b) claim any Wyeth Know-How.

      1.140. "WYETH TARGETS" shall mean the Targets designated by Wyeth under the Research Program, as described in Section 3.2 hereof.

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      1.141. "WYETH TECHNOLOGY" shall mean Wyeth's interest in the Wyeth Patent
             Rights, the Wyeth Know-How, the Joint Technology and the Research Program Data.

2.    LICENSES.

      2.1.   LICENSES TO WYETH.

             2.1.1. EXCLUSIVE LICENSES. Subject to the terms and conditions of this Agreement, Trubion, effective as of the Effective Date, hereby grants to Wyeth an exclusive license (exclusive even as to Trubion, except to the extent necessary for Trubion to perform its obligations under this Agreement), with the right to grant sublicenses in accordance with the provisions of Section 2.4 hereof, under the Trubion Technology, to research, Develop, have Developed, make, have made, Manufacture, use, have used, import, have imported, export, have exported, distribute, have distributed, market, have marketed, offer and have offered for sale, sell, have sold and Commercialize (subject to Section 4.11) Licensed Products in the Territory (the license granted under this Section 2.1.1 is sometimes referred to herein as the "Product License").

             2.1.2. RETAINED RIGHTS OF TRUBION. For the avoidance of doubt, but subject to Sections 2.3 and 3.2 hereof, Trubion shall retain: (a) all rights under the Trubion Technology with respect to the research, Development, Manufacture, use and Commercialization of SMIPs that (i) *** to Targets that are not Licensed Targets and (ii) do not *** to any Licensed Targets; and (b) the right to use SMIPs which *** to one or more Licensed Targets in in vitro studies conducted solely as part of Trubion's internal research efforts, provided, however, that Trubion shall not provide any such SMIP (that *** to a Licensed Target) to any Third Party or utilize any such SMIP (that *** to a Licensed Target) in a collaboration with any Third Party, except with Wyeth's prior written consent.

      2.2. LICENSE TO TRUBION. Wyeth hereby grants to Trubion a royalty-free non-exclusive license, with no right to grant sublicenses, under the Wyeth Technology, solely for the purpose of, and limited to, Trubion's use of the Wyeth Technology in connection with the Trubion Technology to research, Develop, have Developed, make, have made, use and have used Licensed Products to fulfill its obligations under this Agreement. In addition, Wyeth hereby grants to Trubion the non-exclusive license under Wyeth's rights to Covered SMIP Improvements as set forth in greater detail in Section 6.1.2.

      2.3.   EXCLUSIVITY.

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             2.3.1. CD20 PRODUCT EXCLUSIVITY. Subject to Section 2.3.3, and
                    except for Development of the CD20 Products pursuant to the terms of this Agreement, neither Party shall Develop any human therapeutic product that contains a protein that *** to the CD20 Antigen during the time period beginning on the Effective Date and ending on the earlier of: (a) the First Commercial Sale of any CD20 Product for a Major Indication in a Major Market Country or (b) the termination of the licenses granted by Trubion to Wyeth under this Agreement with respect to all CD20 Products.

                    Subject to Section 2.3.3, and except for Commercialization of the CD20 Products pursuant to the terms of this Agreement, neither Party shall Commercialize any human therapeutic product that contains a protein that *** to the CD20 Antigen during the time period beginning on the Effective Date and ending on the earlier of: (a) five (5) years after the First Commercial Sale of any CD20 Product for a Major Indication in a Major Market Country or (b) the termination of the licenses granted by Trubion to Wyeth under this Agreement with respect to all CD20 Products.

             2.3.2. *** EXCLUSIVITY. Subject to Section 2.3.3, and except for
                    Development of the *** pursuant to the terms of this Agreement, neither Party shall Develop any human therapeutic product that contains a protein that *** to the *** during the time period beginning on the Effective Date and ending on the earlier of: (a) the First Commercial Sale of any *** in any Major Market Country or (b) the termination of the licenses granted by Trubion to Wyeth under this Agreement with respect to all ***.

                    Subject to Section 2.3.3, and except for Commercialization of the *** pursuant to the terms of this Agreement, neither Party shall Commercialize any human therapeutic product that contains a protein that *** to the *** during the time period beginning on the Effective Date and ending on the earlier of: (a) five (5) years after the First Commercial Sale of any *** in any Major Market Country or (b) the termination of the licenses granted by Trubion to Wyeth under this Agreement with respect to all ***.

             2.3.3. LIMITATIONS. The exclusivity provisions of Sections 2.3.1 and 2.3.2 above (a) shall not apply to Wyeth's Manufacture of any product for a Third Party pursuant only to a contract manufacturing or supply agreement between Wyeth and such Third Party where Wyeth is acting only as a contract manufacturer or supplier for such Third Party, (b) shall in no

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                  way limit any of the licenses granted by Trubion to Wyeth
                  under Section 2.1 hereof, and (c) shall in no way limit any of the retained rights of Trubion set forth in Section 2.1.2 hereof.

      2.4. SUBLICENSING. Wyeth may grant to one or more Third Parties sublicenses of the rights granted to it under Section 2.1 hereof at any time; provided that Wyeth shall execute a written agreement with each such sublicensee and shall comply with the following: Each such sublicense (a) shall be subject and subordinate to, and consistent with, the terms and conditions of this Agreement, (b) shall not in any way diminish, reduce or eliminate any of Wyeth's obligations under this Agreement, (c) shall require each such sublicensee to comply with all applicable terms of this Agreement, including to keep books and records, and permit Wyeth to audit (either directly or through an independent auditor) such books and records, and (d) shall provide that any such sublicensee shall not further sublicense except on terms consistent with this Section 2.4. Wyeth shall provide Trubion with a copy of each such sublicense agreement within thirty (30) days after the execution thereof. Such copy may be redacted to exclude confidential, non-Licensed Product-related information and financial information (other than such financial information that is necessary for assessing the obligations to Trubion under this Agreement). Upon Trubion's request and at Trubion's expense, Wyeth shall exercise its right to conduct an audit of a sublicensee's books and records pertaining to the sale of a Licensed Product under any such sublicense agreement at the next time that conducting such an audit is permissible under such sublicense agreement. Wyeth shall provide Trubion with a copy of the report of the findings made in any such audit. If such audit reveals that such sublicensee has understated its Net Sales by *** or more, Wyeth shall be responsible for the costs of the audit. Wyeth shall remain responsible for its obligations hereunder and for the performance of its sublicensees (including, without limitation, making all payments due Trubion by reason of any Net Sales of Licensed Products), and shall ensure that any such sublicensees comply with all relevant provisions of this Agreement. In the event of any uncured material breach by any sublicensee under a sublicense agreement that would constitute a breach of Wyeth's obligations under this Agreement, Wyeth will promptly inform Trubion in writing and shall take such action which in Wyeth's reasonable business judgment will address such default; provided, however, any such uncured material breach by such sublicensee of an obligation that would constitute a breach of Wyeth's obligations under this Agreement shall be deemed an uncured material breach of Wyeth hereunder unless Wyeth cures such material breach within the time provided under Section 9.5 hereof.

      2.5. DIRECT LICENSES TO AFFILIATES. Wyeth may at any time request and authorize Trubion to grant licenses within the scope of Section 2.1 directly to Affiliates of Wyeth by giving written notice designating to which Affiliate a direct license is to be granted. Upon receipt of any such notice,

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            Trubion shall enter into and sign a separate direct license agreement with such designated Affiliate of Wyeth. All such direct license agreements shall be consistent with the terms and conditions of this Agreement, except for such modifications as may be required by the laws and regulations in the country in which the direct license will be exercised; provided, however, that Trubion shall have no obligation to enter into any such direct license agreement if the effect of entering into such agreement (and continuing as a Party to this Agreement) would be to increase the level of obligations owed by Trubion, decrease the obligations owed to Trubion or the enforceability thereof, or decrease the consideration owed to Trubion relative to the obligations owed by or to, or the consideration owed to, Trubion under this Agreement, had such direct license(s) not been granted. In countries where the validity of such direct license agreement requires prior government approval or registration, such direct license agreement shall not become binding between the parties thereto until such approval or registration is granted, which approval or registration shall be obtained by Wyeth. All costs of making such direct license agreement(s), including Trubion's reasonable attorneys' fees, under this Section 2.5 shall be borne solely by Wyeth.

      2.6. RIGHT OF REFERENCE. Trubion hereby grants to Wyeth a "Right of Reference," as that term is defined in 21 C.F.R. Section 314.3(b), to any data Controlled by Trubion that relates to any CD20 Product (and any other Licensed Product, to the extent applicable), and Trubion shall provide a signed statement to this effect, if requested by Wyeth, in accordance with 21 C.F.R. Section 314.50(g)(3).

      2.7. SECTION 365(N) OF BANKRUPTCY CODE. All rights and licenses now or hereafter granted under or pursuant to any Section of this Agreement, including Sections 2.1 and 2.5 hereof, are rights to "intellectual property" (as defined in Section 101(35A) of Title 11 of the United States Code, as amended (such Title 11, the "Bankruptcy Code")). In the event this Agreement is rejected under
            Section 365 of the Bankruptcy Code, Trubion hereby grants to Wyeth, subject to Wyeth's obligations under Sections 365(n)(2)(A) and (B), a right of access and to obtain possession of and to benefit from each of the following embodiments to the extent related to Wyeth's exercise of its license rights to any Licensed Products or otherwise related to any rights or licenses granted under or pursuant to any Section of this Agreement: (i) copies of pre-clinical and clinical research data and results, (ii) aliquots of laboratory samples,
            (iii) Licensed Product samples and inventory, (iv) Cell Lines expressing Licensed Products, libraries encoding Licensed Products or components thereof and sequences thereof, (v) copies of laboratory notes and notebooks pertaining to Licensed Products, (vi) copies of data and results related to clinical trials of Licensed Products, (vii) regulatory filings and approvals of Licensed Products, (viii) rights of reference in respect of regulatory filings and approvals of Licensed Products, and (ix) plasmid and vectors encoding Licensed Product SMIPs,

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            all of which constitute "embodiments" of intellectual property pursuant to Section 365(n) of the Bankruptcy Code, and (xi) all other embodiments of such intellectual property in Trubion's possession or control. Recognizing that the embodiments described above may be useful or necessary to Trubion in connection with its continued operation of its business, and that a Third Party may also have a right of access to such embodiment under Section 365(n) of the Bankruptcy Code or applicable non-bankruptcy law, where there is a fixed or limited quantity of any biological material or other tangible item of such embodiment described above, Wyeth shall be entitled to a pro rata portion thereof. Trubion agrees not to interfere with Wyeth's exercise under the Bankruptcy Code of rights and licenses to intellectual property licensed hereunder and embodiments thereof in accordance with this Agreement and agrees to use Commercially Reasonable Efforts (short of any obligation of Trubion to incur expenses in connection therewith) to assist Wyeth to obtain such intellectual property and embodiments thereof in the possession or control of Third Parties as reasonably necessary or useful for Wyeth to exercise such rights and licenses in accordance with this Agreement; provided, however, that Trubion's Commercially Reasonable Efforts for purposes of this Section 2.7 shall not be deemed to include an obligation to make payments to Third Parties to obtain such intellectual property rights and embodiments thereof. The Parties hereto acknowledge and agree that reimbursement payments pursuant to Sections 3.6 and 4.6 and all other payments by Wyeth to Trubion hereunder other than royalty payments pursuant to Section
            5.4 and Additional Research and Development Expense Payments under
            Section 5.3 do not constitute royalties within the meaning of Bankruptcy Code Section 365(n) or relate to licenses of intellectual property hereunder.

      2.8. NO IMPLIED RIGHTS. Except as expressly provided in this Agreement, neither Party shall be deemed by estoppel or implication to have granted the other Party any license or other right with respect to any intellectual property of such Party.

3.    RESEARCH PROGRAM.

      3.1. SCOPE AND CONDUCT OF THE RESEARCH PROGRAM. Under the terms and conditions set forth herein, Trubion and Wyeth shall collaborate through one or more joint project teams in the conduct of a pre-clinical research program to identify and evaluate (a) SMIPs directed against Licensed Targets and (b) Licensed Products, including CD20 Products, *** and Other Products (collectively, the "Research Program"). Such activities shall include, but not be limited to, the following:

                  ***

            Subject to and in accordance with the Research Plan and the Development Plan (to the extent applicable), the JRC shall determine the appropriate

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            activities to be undertaken by Trubion and Wyeth; provided, however, that, as of the Signing Date, the Parties anticipate that Trubion shall conduct activity (i) above (with input from Wyeth), Wyeth shall conduct activities (v), (vi) and (vii) above, and Trubion and Wyeth shall jointly conduct activities (ii), (iii) and (iv) above. The Research Program shall be conducted in accordance with the Research Plan, and each Party shall use its Commercially Reasonable Efforts to perform all of its obligations under the Research Program in accordance with the Research Plan and current good laboratory practices.

      3.2.  DESIGNATION OF TARGETS.

            3.2.1. TARGET CANDIDATES. Within thirty (30) days after the
                   Effective Date, Wyeth shall provide Trubion's Vice President, Legal Affairs & Chief Patent Counsel with a list of up to *** Targets (each a "Target Candidate") from which Wyeth shall have the exclusive right, until ***, to designate up to *** Wyeth Targets, in accordance with the following provisions (subject to Wyeth's right under Section 3.2.3 to designate as Wyeth Targets up to *** Targets (of the *** Targets that Wyeth may designate as Wyeth Targets) that are not Target Candidates at the time of selection). In the case of protein Targets that are Target Candidates, Wyeth shall designate each such Target Candidate on the list by its GenBank accession number provided by the National Center for Biotechnology Information ("NCBI") (including any nomenclature describing such Target Candidate that is provided therewith) or, if an NCBI GenBank accession number is not available for such Target Candidate, by its nucleotide and amino acid sequences. For the avoidance of doubt, Wyeth may not designate as Target Candidates any Targets that are Excluded Targets. Subject to the following procedures, Trubion shall not undertake any research or Development activities beyond Milestone One (as defined on Exhibit 3.2.1 attached hereto) of Trubion's internal product development process, or propose to enter into or enter into any agreement with any Third Party with respect to any SMIP directed against any Target Candidate or with respect to any Licensed Product containing such a SMIP, unless and until such Target Candidate becomes a Released Target, Excluded Target or Provisional Excluded Target. Trubion, through its Legal Department, shall maintain a copy of the list of Target Candidates in a secure location. Trubion shall take reasonable measures and implement reasonable procedures to ensure that only its inside attorneys who are employees of its Legal Department and its outside patent counsel (collectively, "Trubion Lawyers") have knowledge of and access to Wyeth's Target Candidate list. The Target Candidate list shall be

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                   considered Confidential Information of Wyeth, and except as expressly permitted under this Section 3.2 or otherwise under this Agreement, Trubion shall not use or disclose the Target Candidate list or the information set forth therein to any of its Affiliates, to any Third Party, or to any employees, officers or agents of Trubion other than Trubion Lawyers. For so long as a Target remains a Target Candidate, Trubion, through its Legal Department, shall implement reasonable procedures to maintain records of all Third Party inquiries to Trubion and Trubion's responses to same, relating to the Target Candidate list made pursuant to this Section 3.2. The Trubion Legal Department shall also maintain the list of Released Targets, Excluded Targets and Provisional Excluded Targets in accordance with the provisions of Sections 3.2.2 and 3.2.4. In the event of a bona fide dispute arising under this Agreement relating to the Target selection process described in this Section 3.2, Trubion shall provide to an independent Third Party selected by Wyeth and reasonably acceptable to Trubion access to the lists of Target Candidates, Released Targets, Excluded Targets and Provisional Excluded Targets and records and processes related thereto (to the extent relevant to the bona fide dispute) maintained by Trubion in accordance with this
                   Section 3.2. Such independent Third Party may only communicate to Wyeth whether or not the Target selection process was properly performed by Trubion's Lawyers.

            3.2.2. RELEASED TARGETS. On or before the ***, Wyeth, by written notice to Trubion's Vice President, Legal Affairs & Chief Patent Counsel, shall identify *** Target Candidates from the list delivered pursuant to Section 3.2.1 (inclusive of any Target Candidates that have become Released Targets during such period pursuant to Section 3.2.4 hereof), which from the date of such identification shall cease to be Target Candidates (each, a "Released Target"). At the time that a Target Candidate becomes a Released Target, Trubion, subject to Section 2.8, shall be free to undertake research and Development activities independent of obligations under this Agreement, and to enter into discussions or an agreement with a Third Party, with respect to SMIPs directed against any such Released Target or any other activities in connection with such Released Target. On or before the ***, Wyeth, by written notice to Trubion, shall identify such additional Target Candidates from the list delivered pursuant to Section 3.2.1, if any, as additional Released Targets, such that there are no more than *** Target Candidates remaining on the list delivered pursuant to Section 3.2.1 (less the number of Wyeth Targets that were Target Candidates at the time of selection as a Wyeth Target(s) pursuant to Section 3.2.3), which

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                   from the date of such identification shall cease to be Target
                   Candidates and, thereafter each shall also become a Released Target. At the end of the Research Term, all remaining Target Candidates, if any, shall become Released Targets.

            3.2.3. WYETH TARGETS. Wyeth Targets shall be designated only from either (a) Target Candidates that have not become Released Targets, or (b) any other Target (including a Released Target that is or becomes available, as described below) that is not then an Excluded Target or a Provisional Excluded Target; provided, however, that no more than *** of the Targets designated by Wyeth as Wyeth Targets may be Targets that are not Target Candidates at the time of selection. Subject to the foregoing sentence, Wyeth shall designate: (y) *** Target Candidates or other Targets as Wyeth Targets on or before ***; and (z) up to *** Target Candidates or other Targets (inclusive of those designated as Wyeth Targets during the ***) as Wyeth Targets on or before the second anniversary of the Effective Date; provided, however, if Wyeth does not designate a total of *** Wyeth Targets on or before such ***, then the lesser number of Wyeth Targets so designated shall be the total number of Wyeth Targets under this Agreement unless Wyeth extends the Research Program, in which case Wyeth may designate, before ***, one or more additional Wyeth Targets (up to a cumulative *** in the aggregate). For the avoidance of doubt and subject to the following sentence, Wyeth may designate only up to a *** Wyeth Targets from the Effective Date of this Agreement through the end of the Research Program (even if extended). During the term of the Research Program, Wyeth shall have the right to ***; provided that *** (a "Replacement Target") must be ***. In the event that Wyeth nominates as a Wyeth Target (whether as a proposed initial designation of a Wyeth Target or as a replacement designation as a Wyeth Target) a Target that is not then a Target Candidate, Trubion's Legal Department, within ten (10) business days after receiving written notice of such nomination, shall determine and advise Wyeth in writing whether such Target is an Excluded Target or a Provisional Excluded Target, as described below (and shall indicate whether such Target is an Excluded Target or is a Provisional Excluded Target). If such Target is an Excluded Target or a Provisional Excluded Target, it shall not be eligible to be considered a Wyeth Target. If a proposed Replacement Target is not an Excluded Target or a Provisional Excluded Target, then the JRC shall either approve or disapprove designation of such proposed Replacement Target as a Wyeth Target; provided that the original Wyeth Target that Wyeth proposes to replace shall be

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                   automatically deemed a Released Target upon the JRC's
                   approval of the designation of the Replacement Target.

            3.2.4. EXCLUDED TARGETS. Excluded Targets are not eligible to be
                   Wyeth Targets for so long as they remain Excluded Targets. The Targets deemed "Excluded Targets" as of the Effective Date are set forth in Exhibit 3.2.4 attached hereto. Trubion may add additional Targets as Excluded Targets or Provisional Excluded Targets (which may be selected from Released Targets and other Targets, but would not include any Wyeth Targets or any Target Candidate that has not become a Released Target) in accordance with the following procedures:

                   (a) During the period when ***, and upon the written request of a potential Third Party collaborator and/or licensee of Trubion pertaining to the identification, generation and/or Development of SMIPs directed against a Target or Targets, Trubion's Legal Department shall promptly determine whether or not any of such Targets is a Wyeth Target.

                   (b) With respect to any Target newly submitted by a Party to Trubion's Legal Department hereunder, Trubion's Lawyers will determine whether such submitted Target *** Licensed Targets, Target Candidates, Released Targets, Excluded Targets and Provisional Excluded Targets available to Trubion's Lawyers (each a "Previously Deposited Protein"). By way of example only, *** Should Wyeth designate a Target that is not a protein, the Parties agree to negotiate in good faith the procedure for identifying and testing whether a subsequent proposed non-protein Target is the "same as" such designated non-protein Target for purposes of this
                         Section 3.2.

                   (c) If Trubion's Legal Department determines, in accordance with Section 3.2.4(b) above, that any such Target is a Wyeth Target, Trubion shall not proceed with such potential Third Party collaboration or license with respect to such Target. If any of such Targets is not a Wyeth Target or a Target Candidate, such Target shall automatically be deemed a "Provisional Excluded Target". If such Target is a Target Candidate, Trubion shall notify Wyeth in writing of Trubion's request that a Target Candidate be recategorized as a Released Target, in order for Trubion to be able to enter substantive negotiations with such Third Party regarding such Target that is a Target Candidate (i.e., Trubion shall "Put" such Target Candidate

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                        to Wyeth). Trubion shall have no obligation to notify
                        Wyeth of the identity of such Third Party or the purpose of the proposed collaboration or license. From the date that Trubion "Puts" such Target Candidate to Wyeth, Wyeth shall have *** with respect to such Puts made to Wyeth prior to ***, and shall have *** with respect to such Puts made thereafter, to notify Trubion in writing whether Wyeth designates such Target Candidate as a Wyeth Target or recategorizes such Target Candidate as a Released Target. If Wyeth fails to notify Trubion within such *** period, respectively, then such Target Candidate shall automatically be deemed a Released Target. Any such Released Targets shall be deemed to be Provisional Excluded Targets.

                  (d) If Trubion and such potential Third Party collaborator and/or licensee do not enter into a definitive agreement regarding such Provisional Excluded Target within *** after the date that such Target is deemed a Provisional Excluded Target (such *** being subject to a *** extension by Trubion, if Trubion declares, in writing, to Wyeth that at least one draft definitive agreement has been exchanged between Trubion and such potential Third Party collaborator and/or licensee), thereafter such Provisional Excluded Target would revert to being a Released Target. If Trubion and such potential Third-Party collaborator and/or licensee enter into a definitive agreement within the time period provided above, such Provisional Excluded Target shall be deemed an Excluded Target.

                  (e) During the period when ***, if Trubion itself identifies internally a Target that has progressed to Milestone One (as defined in Exhibit 3.2.1 attached hereto) of Trubion's internal product development process, Trubion's Legal Department shall promptly determine whether or not such Target is a Target Candidate. If such Target is not a Target Candidate, such Target shall be deemed an Excluded Target. If Trubion thereafter abandons work on such Excluded Target, Trubion shall notify Wyeth in writing that Trubion has abandoned work on such Excluded Target and such Excluded Target shall thereafter be deemed a Released Target. If such Target is a Target Candidate, Trubion may Put such Target Candidate to Wyeth. From the date that Trubion Puts such Target Candidate to Wyeth, Wyeth shall have *** with respect to such Puts made to Wyeth prior to ***, and shall have *** with respect to such Puts made thereafter, to notify Trubion in writing whether

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                        Wyeth designates such Target Candidate as a Wyeth Target
                        or recategorizes such Target Candidate as a Released Target. If Wyeth fails to notify Trubion within such ***, respectively, then such Target Candidate shall automatically be deemed a Released Target. Any such Released Target shall be deemed to be Excluded Target.
                        If Trubion thereafter abandons work on any such Excluded Target, Trubion shall notify Wyeth in writing that Trubion has abandoned work on such Excluded Target and such Excluded Target shall thereafter be deemed a Released Target.

                  (f) With respect to the Puts described in (c) and (e) above, Trubion shall not be permitted to Put more than *** Target Candidates to Wyeth during the first *** of the Research Program.

      3.3.  TERM AND TERMINATION OF THE RESEARCH PROGRAM.

            3.3.1. RESEARCH TERM. The term of the Research Program (the
                   "Research Term") shall begin on the Effective Date and shall continue until *** (the "Initial Term"), subject to extension as described below. At Wyeth's option (exercisable by providing written notice to Trubion no later than *** prior to the end of the Initial Term of the Research Program or any extension year thereof), the Research Term may be extended for up to *** additional *** periods and, thereafter, shall be renewable annually only upon mutual written agreement of the Parties.

            3.3.2. TERMINATION OF RESEARCH PROGRAM BY WYETH. Commencing on the
                   first anniversary of the Effective Date, Wyeth shall have the right to terminate the Research Program, at will, at any time, in its entirety, upon one (1) year prior written notice to Trubion; provided that Trubion shall have no obligation after the effective termination date to complete any Research Program activities in connection with any Trubion Target, Wyeth Target, SMIP or Licensed Product. Such termination of the Research Program shall not constitute termination of this Agreement and shall not affect the Parties' rights and obligations under this Agreement other than those relating to the Research Program.

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      3.4.  JOINT RESEARCH COMMITTEE.

            3.4.1. COMPOSITION. Within thirty (30) days after the Effective
                   Date, the Parties shall establish a Joint Research Committee (the "JRC") to oversee the Research Program. The JRC will be in effect only during the Research Term. The JRC shall be composed of three (3) representatives from each Party. Each Party may replace any of its representatives at any time upon written notice to the other Party. From time to time, the JRC may establish subcommittees to oversee particular projects or activities, and such subcommittees shall be constituted as the JRC decides.

            3.4.2. RESPONSIBILITIES. The JRC shall be responsible for
                   establishing, reviewing and recommending modifications and updates to the Research Plan, including the Research Budget, in accordance with Section 3.5 hereof, monitoring and reporting to the Parties on activities conducted pursuant to the Research Plan, and for such other functions as agreed by the Parties.

            3.4.3. MEETINGS. The JRC shall meet as soon as practicable after it is established by the Parties and, thereafter, at such additional times as the Parties deem appropriate, not less frequently than quarterly. Each Party shall designate one of its JRC members as its "JRC Liaison" to co-chair meetings, prepare and circulate JRC meeting agendas and JRC meeting minutes. The meetings of the JRC shall be held in the United States, and shall alternate between the Parties' business locations or as otherwise decided by the JRC. JRC meetings may be conducted in person, by telephone or by videoconference. Each Party shall use reasonable efforts to cause its representatives to attend the meetings of the JRC. If a representative of a Party is unable to attend a meeting, such Party may designate an alternate member to attend such meeting in place of the absent member.

            3.4.4. VOTING. Decisions of the JRC shall be made by unanimous consent, with each Party having one vote. The JRC may act without a meeting if an action by unanimous written consent is signed by each Party's JRC Liaison.

            3.4.5. DISPUTE RESOLUTION. If the JRC is unable to reach agreement on a matter, the matter may be referred, at the request of either Party, for resolution through good faith discussions between Wyeth's Executive Vice President of Discovery Research and Trubion's Senior Vice President of Research and Development or their respective designees. Notwithstanding the foregoing, in the event the JRC cannot promptly resolve a disagreement or a

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                   voting deadlock regarding the Research Program, Wyeth's
                   Executive Vice President of Discovery Research shall have the right to cast a tie-breaking vote to resolve any such disagreement or voting deadlock, such right and tie-breaking authority being subject to the terms and conditions of this Agreement.

            3.4.6. MINUTES. The JRC shall keep accurate and complete minutes of its meetings that record all proposals and recommendations made, and all actions and decisions taken. The JRC minutes shall not be effective until approved in writing by each Party's JRC Liaison. All records of the JRC shall be available at all times to each Party.

      3.5. RESEARCH PLAN. The Parties shall use their Commercially Reasonable Efforts to develop and approve a complete Research Plan (including a corresponding Research Budget) within sixty (60) days of the Effective Date. The Parties shall ensure that the Research Plan is consistent with the terms and conditions of this Agreement, and the Research Plan shall not impose obligations on either Party that are inconsistent with the terms of this Agreement. The Research Plan shall set forth generally (a) the activities to be undertaken by the Parties under the Research Program consistent with the terms of
            Section 3.1, (b) the utilization of *** Trubion FTEs in conducting such activities, (c) the anticipated schedule on which such activities are to be conducted, (d) the desired deliverables to be provided by each Party with respect to each Licensed Target that is the subject of the Research Program, and (e) the annual budget for non-ordinary expenses (as described in Section 3.6.1 below) to be incurred by Trubion under the Research Program (the "Research Budget"). The JRC shall review the Research Plan, including the Research Budget, on at least an annual basis and submit any proposed modifications or updates to the Parties for review and approval; any such modifications or updates shall not become effective until approved in writing by an authorized officer of each of the Parties. The Parties shall review and consider any such proposed modifications or updates on an expeditious basis. The Parties shall promptly amend the Research Plan from time to time to address the performance of the Research Program as it relates to any Licensed Targets designated by Wyeth in accordance with Section 3.2 above.

      3.6.  FUNDING OF THE RESEARCH PROGRAM.

            3.6.1. RESEARCH FUNDING. During each year of the Research Term (as it may be extended), Wyeth shall pay Trubion *** per year for services performed in accordance with the Research Plan. Trubion shall commit to the Research Program ten (10) FTEs per year to provide services in furtherance of the Research Program in accordance with the Research Plan. For the avoidance of doubt, Trubion may, at its sole expense and

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                   discretion, devote more than *** FTEs from time to time to provide services in furtherance of the Research Program. The *** in research funding described above shall be increased automatically once per calendar year by the percentage change in the U.S. Consumer Price Index, All Urban Consumers over the previous year; provided, however, that no increase shall be effective prior to January 1, 2007. ***. Trubion shall provide to Wyeth, prior to the first day of each Calendar Quarter, a forecast of such expenses (by major expense category, on an accrual basis) reimbursable under this
                   Section 3.6.1 which Trubion expects to incur during such Calendar Quarter and the subsequent three Calendar Quarters, in each case shown by month. Other than the foregoing amounts and except as otherwise expressly provided in this Agreement, each Party shall be solely responsible for its costs and expenses incurred in performing its obligations under the Research Program.

            3.6.2. REIMBURSEMENT PAYMENTS. Reimbursement to be made to Trubion by Wyeth pursuant to Section 3.6.1 will be made pursuant to invoices submitted by Trubion to Wyeth no more often than once with respect to any Calendar Quarter, within thirty (30) days of the end of such Calendar Quarter. Payment shall be due within forty-five (45) days after Wyeth receives such an invoice from Trubion. Each invoice must be accompanied by supporting documentation sufficiently demonstrating the expense so paid on a cash basis (such as receipts for out-of-pocket expenses and other written documentation reasonably acceptable to Wyeth) and by a certificate executed by Trubion's VP, Finance & Administration, of the number of FTEs used by Trubion in such Calendar Quarter in performing Trubion's obligations under the Research Program. Except as approved in writing in advance by Wyeth, Wyeth shall not be obligated to reimburse Trubion for amounts in excess of the applicable budgeted amounts in the Research Budget.

            3.6.3. RECORDS AND AUDITS. During the Research Term, Trubion shall keep books and accounts of record in connection with the expenses reimbursable under Section 3.6.1 hereof in accordance with GAAP and in sufficient detail to permit accurate determination of all figures necessary for verification of costs to be reimbursed hereunder. Trubion shall maintain such cost records for a period of at least three (3) years after the end of the calendar year in which they were generated in order to enable audit of such records as set forth below. Upon thirty (30) days prior written notice from Wyeth, Trubion shall permit an independent certified public accounting firm of nationally recognized standing selected by Wyeth and reasonably acceptable to Trubion, to examine, at Wyeth's sole expense, the relevant books and records of Trubion

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                  as may be reasonably necessary to verify the amount of
                  reimbursable out-of-pocket expenses incurred. An examination by Wyeth under this Section 3.6.3 shall occur not more than once in any calendar year and shall be limited to the pertinent books and records for any calendar year ending not more than thirty six (36) months before the date of the request. The accounting firm shall be provided access to such books and records at Trubion's facility(ies) where such books and records are normally kept and such examination shall be conducted during Trubion's normal business hours. Trubion may require the accounting firm to sign a standard non-disclosure agreement before providing the accounting firm access to Trubion's facilities or records. The accounting firm shall provide both Trubion and Wyeth a written report disclosing whether the certificates and invoices submitted by Trubion under Section 3.6.2 are correct or incorrect and the specific details concerning any discrepancies. No other information shall be provided to Wyeth. If the accounting firm determines that the aggregate amount of out-of-pocket expenses actually incurred by Trubion was less than the amount reimbursed by Wyeth during the period covered by the audit, Trubion shall refund the excess payments to Wyeth within thirty (30) days of its receipt of the auditor's report so concluding (or, if later, within fifteen (15) days after resolution of a bona fide objection by Trubion to the findings in such report). If the amount to be refunded exceeds more than ten percent (10%) of the amount that was properly payable, Trubion shall reimburse Wyeth for the cost of the audit. All information of Trubion which is subject to review under this Section 3.6.3 shall be deemed to be Confidential Information of Trubion subject to the provisions of Article 7, and such Confidential Information shall not be disclosed to any Third Party or used for any purpose other than verifying the information provided by Trubion to Wyeth; provided, however, that such Confidential Information may be disclosed to Third Parties only to the extent necessary to enforce Wyeth's rights under this Agreement, as may be necessary for Wyeth to exercise its rights under this Agreement, or as otherwise expressly permitted under this Agreement.

      3.7. DATA AND DELIVERABLES. During the Research Term, each Party will use Commercially Reasonable Efforts to promptly provide to the other Party the data or desired deliverables specified in the Research Plan, including, without limitation, (a) SMIPs, Recombinant DNA, and Cell Lines, to the extent related to Licensed Targets and/or Licensed Products, (b) activity evaluation of the items listed in
            (a) obtained from in vitro or in vivo assays, pharmacology studies, process development data, drug product formulation data, toxicology and safety studies, and evaluation of chemotherapy conjugates, but only to the extent and in the manner that items listed in (a)

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            and (b) are set forth in the Research Plan. Each Party shall also disclose to the other Party in writing all data, information, inventions, techniques and discoveries (whether patentable or not) arising out of the conduct of the Research Program. Disclosure of all such aforementioned inventions and discoveries shall be delivered to the other Party in a manner mutually agreed upon by the Joint Patent Committee. Subject to the terms and conditions of this Agreement, each Party shall have the right to use any data or information generated under the Research Program for its permitted activities under the Research Program and this Agreement (collectively, "Research Program Data"). TRUBION MAKES NO REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, THAT IT WILL BE ABLE TO SUCCESSFULLY DISCOVER, DEVELOP OR DELIVER ANY SMIP DIRECTED AGAINST A LICENSED TARGET OR ANY LICENSED PRODUCT.

      3.8. ALLIANCE MANAGERS. Each Party shall designate a single alliance manager, who shall perform such duties relating to the day-to-day worldwide coordination of the collaboration contemplated by this Agreement as are determined by the JRC and the JDC. Such alliance managers shall have experience and knowledge appropriate for managers with such project management responsibilities. Such alliance managers may attend, as non-voting members, any meetings of the committees contemplated by this Agreement as deemed fit by such committees. Each Party may change its designated alliance manager from time to time upon notice to the other Party.

4.    PRODUCT DEVELOPMENT, MANUFACTURING, COMMERCIALIZATION AND REGULATORY
      MATTERS.

      4.1. PRODUCT DEVELOPMENT. Except as otherwise expressly provided in Articles 2 and 3 hereof and in this Article 4, Wyeth shall have the sole authority, at its expense, for the Development of Licensed Products, including the initiation and conduct of clinical trials. Wyeth shall be responsible for the Development of and shall use its Commercially Reasonable Efforts to Develop Licensed Products throughout the Territory where it is Commercially Reasonable to do so (it being understood that Wyeth shall have the sole discretion to select those countries in which it will conduct clinical studies of Licensed Products and, when Commercially Reasonable to do so, to delay or discontinue the Development of any Licensed Product directed against a particular Licensed Target in favor of pursuing Development of another Licensed Product directed against such Licensed Target). When appropriate based on the data obtained during Development, Wyeth shall use its Commercially Reasonable Efforts to secure Regulatory Approval for Licensed Products in the Territory.

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      4.2.  TRANSFER OF PRODUCT DATA AND FILINGS. Upon Wyeth's reasonable request and in consultation with the JDC from time to time during the term of this Agreement and to the extent permitted by applicable law, Trubion shall assign and transfer to Wyeth Trubion's entire right, title and interest in and to any of the Product Data and Filings pursuant to an instrument to such effect in form and substance reasonably satisfactory to Wyeth and shall perform all other actions reasonably requested by Wyeth to effect and confirm such transfer. The Parties shall cooperate through the JDC to ensure that assignment and transfer of Trubion's right, title and interest in and to Product Data and Filings relating to CD20 Products is made in a manner that does not impede Trubion's activities and responsibilities under Section 4.6. After receipt of Wyeth's request consistent with the foregoing, Trubion shall provide to Wyeth, at Wyeth's expense, within sixty (60) days of receipt of such request, complete copies of such Product Data and Filings, including, without limitation, relevant clinical data, INDs, additional regulatory filings with FDA or other Regulatory Authorities, supplements or amendments thereto, all written correspondence with FDA or other Regulatory Authorities regarding the regulatory filings, and all existing written minutes of meetings and memoranda of conversations between Trubion (including, to the extent practicable, Trubion's investigators) and FDA or other Regulatory Authorities in Trubion's possession (or in the possession of any of Trubion's agents and subcontractors, such as contract research organizations used by Trubion), to the extent Trubion has the right to access and provide to Wyeth such Product Data and Filings, regarding such regulatory filings, each to the extent they relate to Licensed Products. Within thirty (30) days (or such later date as Wyeth may request) after the date of receipt of Wyeth's reasonable request after consultation with the JDC, Trubion shall execute and deliver a letter to the FDA or other Regulatory Authorities, in a form approved by Wyeth, transferring ownership to Wyeth of such regulatory filings, if any, filed in the name of Trubion that are related to Licensed Products. After such transfer of ownership of regulatory filings relating to a Licensed Product, during the term of this Agreement all regulatory filings with the FDA or other Regulatory Authorities pertaining to such Licensed Product shall be made in the name of Wyeth, in accordance with the terms of Section 4.3 below.

      4.3. REGULATORY APPROVALS. Wyeth shall have the sole authority to file, in its own name, at its sole expense, all Regulatory Approval Applications for Licensed Products. Wyeth shall have the sole authority and responsibility for communicating with any Regulatory Authority regarding any Regulatory Approval Application, or any Regulatory Approval once granted. To the extent necessary to satisfy applicable regulatory requirements with respect to the INDs for the clinical studies of CD20 Products described in Section 4.6, Wyeth hereby grants to Trubion a "Right of Reference," as that term is defined in 21 C.F.R. Section 314.3(b), to any data Controlled by Wyeth that relates to any CD20 Products that are the subject

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            of the clinical studies described in Section 4.6 hereof, and Wyeth shall provide a signed statement to this effect, if requested by Trubion, in accordance with 21 C.F.R. Section 314.50(g)(3). Copies of Section all Wyeth regulatory filings that relate to Trubion's Development activities under this Agreement will be provided by Wyeth to Trubion upon request, subject to reasonable resource and time constraints.

      4.4. REGULATORY REPORTING. Wyeth shall be responsible for preparing and filing all reports required to be filed in order to maintain any Regulatory Approvals granted for Licensed Products in the Territory, including, without limitation, adverse drug experience reports. To the extent Trubion has or receives any information regarding any adverse drug experience which may be related to the use of any Licensed Product or to Licensed Product Development, Trubion shall promptly provide Wyeth with all such information in accordance with the Adverse Event Reporting and pharmacovigilance procedures set forth in Exhibit 4.4 attached hereto (as may be amended from time to time upon written mutual agreement of the Parties). From time to time after the Effective Date, representatives from both Parties shall meet to review and revise or replace such Adverse Event Reporting and pharmacovigilance procedures.

      4.5.  PROGRESS REPORTS.

                  (a) Wyeth shall provide Trubion with confidential summary reports of its and its sublicensees' Development activities, on a Licensed Product-by-Licensed Product basis, on a ***, with respect to CD20 Products and ***, and on an ***, with respect to Other Products. The form of the summary reports, and the type of information and the appropriate and reasonable level of detail to be included in such reports, shall be mutually and reasonably agreed by the Parties; provided that the Parties agree that such reports shall include information regarding progress towards and achievement of any event set forth in Exhibit 5.3 attached hereto.

                  (b) Wyeth shall provide Trubion with confidential summary reports of its and its sublicensees' CD20 Product Commercialization activities on a *** after the First Commercial Sale of a CD20 Product. Beginning *** prior to the anticipated First Commercial Sale of a CD20 Product, and thereafter on a ***, Wyeth shall meet with Trubion and provide updates on CD20 Product Commercialization activities.

                  (c) Wyeth shall provide Trubion with confidential summary reports of its and its sublicensees' ***
                        Commercialization

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                        activities on a *** after the First Commercial Sale of a
                        ***. Beginning *** prior to the anticipated First Commercial Sale of a ***, and thereafter on a ***, Wyeth shall meet with Trubion and provide updates on *** Commercialization activities.

                  (d) Wyeth shall provide Trubion with confidential summary reports of its and its sublicensees' Other Product Commercialization activities on an *** after the First Commercial Sale of an Other Product. Beginning *** prior to the anticipated First Commercial Sale of an Other Product, and thereafter on an ***, Wyeth shall meet with Trubion and provide updates on Other Product Commercialization activities.

                  (e) The meetings described in clauses (b) - (d) above shall be coordinated to occur at the same time, to the extent practicable.

      4.6. CD20 PRODUCT DEVELOPMENT. Subject to Section 4.7 hereof, Trubion shall use its Commercially Reasonable Efforts to conduct the following Development activities for CD20 Products: (a) Trubion shall continue the Phase I Clinical Studies and Phase IIa Clinical Studies of TRU-015 ongoing at the Effective Date for treatment of rheumatoid arthritis until completion or termination of such studies, including the re-treatment periods of such studies; (b) Trubion shall initiate and perform the planned Phase IIb Clinical Study of TRU-015 for treatment of rheumatoid arthritis through the completion or termination of such study; (c) Trubion shall continue the Phase I Clinical Study ongoing at the Effective Date, and shall initiate and perform the planned Phase III Clinical Studies (or the appropriate subsequent clinical study) of TRU-015 for the treatment of *** through the completion or termination of such studies; (d) Trubion shall have responsibility for and shall perform the clinical studies for at least two (2) additional Niche Indications selected by the Parties and set forth in the Development Plan; and (e) Trubion shall continue to perform the ongoing bioprocess development activities, and in each case (a-e) such activities and responsibilities of Trubion shall be performed in accordance with the Development Plan. None of the clinical studies described in this
            Section 4.6 shall be terminated prior to completion before discussion of such matter by the JDC. Trubion shall keep accurate records of its clinical study activities under this Section 4.6 in accordance with applicable laws and, upon reasonable request, shall provide Wyeth with access to such records. Trubion shall maintain such records for a period of at least three (3) years after the end of the calendar year in which they were generated. The Development Plan shall provide that Trubion is responsible for conducting the clinical trials for rheumatoid arthritis, *** and additional Niche Indications through the completion or termination of such clinical studies

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            described above and shall contain a budget for such clinical trials.
            Trubion shall be solely responsible for its internal FTE and other internal costs for such Development activities, but Wyeth shall reimburse Trubion for all out-of-pocket costs incurred by Trubion in connection with the foregoing Development activities in accordance with the budget contained in the Development Plan (which shall include, without limitation, all expenses paid to one or more contract research organizations for such Development activities). Trubion shall provide to Wyeth, on or before the first day of each Calendar Quarter, a forecast of such out-of-pocket costs (by major expense category, on an accrual basis) reimbursable under this
            Section 4.6 that Trubion expects to incur during such Calendar Quarter and the subsequent three (3) Calendar Quarters, in each case shown by month. Reimbursement to be made to Trubion by Wyeth pursuant to this Section 4.6 will be made pursuant to invoices submitted by Trubion to Wyeth no more often than once with respect to any Calendar Quarter, within forty-five (45) days of the end of such Calendar Quarter. Payment shall be due within forty-five (45) days after Wyeth receives such an invoice from Trubion. Each invoice must be accompanied by supporting documentation sufficiently demonstrating the expense so incurred (such as receipts for out-of-pocket expenses). The provisions of Section 3.6.3 shall apply to the expenses reimbursable by Wyeth under this Section 4.6 in the same manner as they apply to expenses reimbursable under Section 3.6.1.

      4.7. JOINT DEVELOPMENT COMMITTEE. Within thirty (30) days of the Effective Date, Wyeth and Trubion shall establish a CD20 Product Joint Development Committee (the "JDC"), comprised of appropriate representatives of both Parties, to review and provide input to Wyeth regarding CD20 Product Development in the Territory, including the strategic direction of the overall CD20 Product Development program. Wyeth shall consider in good faith any of Trubion JDC members' comments and recommendations regarding CD20 Product Development, but Wyeth shall have final decision-making authority with respect to how the Parties proceed with CD20 Product Development, subject to Wyeth's obligations under Section 4.1 in connection therewith. If Trubion disagrees with an action or decision by the JDC, Trubion may express its concerns through good faith discussions between the Executive Officers of Trubion and Wyeth, with Wyeth Research's President having the final decision-making authority with respect to such matter. For the avoidance of doubt, the JDC may not impose different or greater CD20 Product Development obligations on Trubion than those specified in
            Section 4.6.

      4.8. JOINT PROJECT TEAM; DEVELOPMENT PLAN. Trubion and Wyeth shall form a Joint Project Team ("JPT") comprised of appropriate representatives of both Parties to plan and implement the CD20 Product Development activities in accordance with the Development Plan. The JPT shall report to the JDC. If the JPT cannot promptly resolve a disagreement or a voting deadlock regarding the CD20 Product Development activities, the matter

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            shall be brought before the JDC for resolution. Wyeth shall prepare the Development Plan with input and advice from Trubion through the JPT. The Development Plan will define each Party's roles and responsibilities, provide a mechanism to coordinate each Party's and/or joint activities, and provide a process for monthly meetings of the JPT to monitor and report on all activities of the Parties conducted under the Development Plan. The Development Plan shall not impose different or greater CD20 Product Development obligations on Trubion than those specified in Section 4.6. The Development Plan shall be updated annually by the JPT.

      4.9. MANUFACTURING. Wyeth shall have the exclusive right to Manufacture Licensed Products itself or through one or more Third Parties selected by Wyeth; provided, however, that Trubion shall use its Commercially Reasonable Efforts to Manufacture and supply Wyeth with its requirements of the TRU-015 Product in accordance with the Development Plan under Trubion's existing contract Manufacturing arrangements for use in pre-clinical studies and clinical trials ("Clinical Study Supplies"); provided that Trubion cannot guarantee as of the Effective Date that it will be able to Manufacture and supply such requirements. Wyeth shall reimburse Trubion for its direct out-of-pocket cost of Clinical Study Supplies, including, without limitation, out-of-pocket expenses incurred by Trubion prior to the Effective Date that are directly related to the Manufacture, testing and release of Clinical Study Supplies to be used after the Effective Date (such pre-Effective Date out-of-pocket expenses not to exceed ***). Reimbursement of such pre-Effective Date expenses shall be due within thirty (30) days after the first patient is dosed in the first Phase IIb Clinical Study for rheumatoid arthritis using such Clinical Study Supplies. Upon Wyeth's written request, Trubion shall provide reasonable assistance to Wyeth, until the first cGMP batch of TRU-015 Product is Manufactured in a Wyeth facility (or the facility of a Third Party designated by Wyeth), in support and facilitation of Wyeth's efforts to Manufacture TRU-015 Products and to secure appropriate TRU-015 Product Manufacturing arrangements with Third Parties. Such assistance shall be at no cost to Wyeth; provided that Wyeth shall reimburse Trubion for all of its reasonable out-of-pocket expenses related thereto. If applicable, upon Wyeth's written request, Trubion shall assign or otherwise transfer to Wyeth (to the extent allowable under such agreements) its TRU-015 Product Manufacturing agreements with Third Parties.

      4.10. COMMERCIALIZATION. Subject to the terms and conditions of this Agreement, Wyeth shall have the sole authority and the exclusive right to Commercialize Licensed Products itself or through one or more Third Parties selected by Wyeth and shall have sole authority and responsibility in all matters relating to the Commercialization of Licensed Products. Wyeth shall use Commercially Reasonable Efforts to Commercialize Licensed Products in the Territory in each country where Wyeth has obtained Regulatory Approval for such Licensed Product(s) and for each indication

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            of such Licensed Product(s) for which Regulatory Approval has been obtained in such country.

      4.11. CO-PROMOTION OPTION. Subject to the foregoing, in the event of a BLA filing with the FDA for Regulatory Approval of a CD20 Product for a Niche Indication in the United States, Trubion shall have the option to Co-Promote the CD20 Product in the United States for such Niche Indication in accordance with Wyeth's marketing plan for up to five
            (5) years after the First Commercial Sale of the first CD20 Product for any Niche Indication in the United States (the "Co-Promotion Period"). The Trubion Co-Promotion option shall be exercisable by Trubion giving written notice to Wyeth no later than *** after the date of the first BLA filing with the FDA for the first Niche Indication for the first CD20 Product (or such longer time as the Parties may mutually agree). Promptly after Trubion's exercise of such option, the Parties shall negotiate, in good faith, a definitive Co-Promotion Agreement, which shall require Trubion and Wyeth to use Commercially Reasonable Efforts to Co-Promote such CD20 Product. Such Co-Promotion Agreement shall contain customary provisions relating to relative sales force efforts, responsibility for sales calls, sales force training, promotional materials and samples, detailing and the number and qualifications of sales force personnel (including medical science liaisons) that will be devoted to such Co-Promotion activities. The Parties hereby agree, inter alia, that such Co-Promotion Agreement, and Wyeth's marketing plan for such CD20 Product, shall provide (a) Trubion's sales force with a meaningful role in the Commercialization of such CD20 Product; (b) that Wyeth shall provide CD20 Product-related sales training to Trubion's sales force, at no cost to Trubion; and (c) that Trubion's sales force shall use CD20 Product promotional materials and samples, to be provided by Wyeth at no cost, in connection with their sales efforts. As compensation for sales force support provided by Trubion in connection with such Co-Promotion, Wyeth shall pay Trubion a fixed fee (to be set forth in the definitive Co-Promotion Agreement) for each Product sales detail performed by members of Trubion's sales force in accordance with Wyeth's marketing plan for such CD20 Product. Trubion will not have the right to contract out for or otherwise delegate to any Third Party any responsibility for such sales force support. Trubion's sales force activities shall be conducted in accordance with Wyeth's policies and the marketing and promotion plan for the CD20 Product.

      4.12. CO-PROMOTION COMMITTEE. If Trubion exercises its Co-Promotion option with respect to a CD20 Product in accordance with Section 4.11 hereof, a Co-Promotion Committee shall be formed by the Parties within thirty (30) days after such exercise. The Co-Promotion Committee shall oversee all aspects of Co-Promotion-related activities and reasonably relevant aspects of Commercialization of such CD20 Product during the Co-Promotion Period, and shall include Trubion's Chief Executive Officer and Wyeth's Executive Vice President and General Manager, Wyeth BioPharma.

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      4.13. CO-BRANDING. To the extent allowed by applicable law, all product labeling for CD20 Products shall include both Parties' names, which shall be of similar size and prominence to the extent practicable (except (i) with respect to labeling of vials or other components of a CD20 Product that do not include either Party's name or (ii) with respect to labeling of diluent or other components packaged together with the CD20 Product that do not customarily contain another Person's name).

      4.14. MARKING. All Licensed Products shall be marked with the patent numbers of issued patents within Trubion Patent Rights and Wyeth Patent Rights that cover such Licensed Products, to the extent practicable and permitted by law in countries in which such markings have notice value against infringers of patents.

5.    CONSIDERATION.

      5.1. INITIAL RESEARCH AND DEVELOPMENT EXPENSE PAYMENT. In consideration of Trubion's agreement to conduct the Research Program and to participate on the JRC and JDC, Wyeth shall pay to Trubion Forty Million Dollars ($40,000,000.00) within ten (10) days after the Effective Date, which payment shall be non-refundable and non-creditable.

      5.2. EQUITY. Wyeth shall purchase from Trubion common stock of Trubion at such time, in such amounts and for such price as specified in the Stock Purchase Agreement, attached hereto as Exhibit 5.2A. Concurrent with the execution of the Stock Purchase Agreement, the Parties shall enter into an amendment of Trubion's Amended and Restated Investor Rights Agreement, attached hereto as Exhibit 5.2B.

      5.3. ADDITIONAL RESEARCH AND DEVELOPMENT EXPENSE PAYMENTS. In further consideration of Trubion's contributions under the Research Program and the Development Program, as provided in Articles 3 and 4 above, Wyeth shall pay to Trubion the payments specified in Exhibit 5.3 attached hereto (each an "Additional Research and Development Expense Payment") in the amounts and at such times as specified in
            Exhibit 5.3. Wyeth shall notify Trubion promptly upon the achievement of each event specified in Exhibit 5.3.

      5.4.  ROYALTIES.

              5.4.1. LICENSED PRODUCT ROYALTIES. In consideration for the licenses granted to Wyeth under Section 2.1 hereof, and in addition to those payments required to be made by Wyeth pursuant to Section 5.1, Section 5.2 and Section 5.3, Wyeth shall pay to Trubion royalties during the Royalty Period as set forth in Sections 5.4.2, 5.4.3 and 5.4.4 below, subject to the adjustments provided in Section
                      5.4.6 below.

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              5.4.2.  CD20 PRODUCT ROYALTIES.

                (a) Except as provided in Sections 5.4.2(b) and 5.4.2(c) below, Wyeth shall pay to Trubion royalties in the amount of the Marginal Royalty Rates (set forth below) of the aggregate Net Sales collectively obtained by Wyeth and its sublicensees from the sale of CD20 Products in the Territory during each calendar year in the applicable Royalty Period:

                                                        Marginal Royalty Rate
                                                  (% of the Applicable Portion of
Annual Net Sales Level                                    Annual Net Sales)
----------------------                            --------------------------------
Less than ***                                                    ***
From ***                                                         ***
From ***                                                         ***
From ***                                                         ***
Greater than ***                                                 ***

                        Each Marginal Royalty Rate set forth in the table above shall apply only to that portion of the annual Net Sales that falls within the indicated range. By way of example only, if the aggregate Net Sales of CD20 Products during a calendar year equaled ***, the total royalty for CD20 Products during such year would equal the specified Marginal Royalty Rate (***) of the first *** of Net Sales, plus the specified Marginal Royalty Rate (***) of the next *** of Net Sales, plus the specified Marginal Royalty Rate (***) of the remaining *** of Net Sales (that is, ***, which would equal ***).

                        For purposes of this Section 5.4.2, the "CD20 Effective Royalty Rate" for a particular time period shall mean the weighted average, expressed as a percentage, of the Marginal Royalty Rates that would apply under the provisions of this Section 5.4.2(a) to the aggregate CD20 Product Net Sales in the Territory during such time period (without regard, for these purposes, to any adjustments made under Sections 5.4.2(b) or 5.4.2(c)). By way of example only, if the aggregate Net Sales of CD20 Products in the Territory during a calendar year equaled ***, the CD20 Effective Royalty Rate for such calendar year would be calculated as follows: ((*** of ***) plus (*** of ***) plus (*** of ***)) divided by ***, expressed as a percentage, which would equal ***. By way of further example only, if the aggregate Net Sales of CD20 Products in the Territory during each of the four Calendar Quarters

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

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                        of such calendar year were ***, respectively (for a
                        total of ***), the CD20 Effective Royalty Rates for each of the four Calendar Quarters would be ***, respectively.

                (b) Subject to the provisions of Section 5.4.2(c) below, in the event that, at any time during the term of the Product License, no issued Valid Claim is included within the Trubion Patent Rights in a country where a CD20 Product is sold (which claim, but for the licenses granted hereunder to Wyeth, would be infringed by Wyeth's or its sublicensees' Manufacture, use, sale, offer for sale or import of such CD20 Product in such country), Wyeth shall pay to Trubion royalties with respect to such CD20 Product in such country during such time period, in lieu of the royalties described in
                        Section 5.4.2(a), equal to the following amount: (i) the CD20 Effective Royalty Rate of the aggregate Net Sales obtained by Wyeth and its sublicensees from the sale of such CD20 Product in such country during such time period minus (ii) *** of the aggregate Net Sales obtained by Wyeth and its sublicensees from the sale of such CD20 Product in such country during such time period. By way of example only, if the aggregate Net Sales of such a CD20 Product in such country during the relevant time period were *** and the CD20 Effective Royalty Rate (based on Net Sales of CD20 Products throughout the Territory) for such time period were ***, the royalties payable under this Section 5.4.2(b) on Net Sales in such country would equal (i) ***of ***, (or ***), minus (ii) *** of ***, (or ***), which would equal ***. By way of further example only, if the aggregate Net Sales of such a CD20 Product in such country during the relevant time period were *** and the CD20 Effective Royalty Rate (based on Net Sales of CD20 Products throughout the Territory) for such time period were ***, the royalties payable under this Section 5.4.2(b) on Net Sales in such country would equal (i) *** of ***, (or ***), minus (ii) *** of ***, (or ***), which would equal
                        ***.

                (c) In the event that at any time during the term of the Product License: (i) no issued Valid Claim is included within the Trubion Patent Rights in a country where a CD20 Product is sold (which claim, but for the licenses granted hereunder to Wyeth, would be infringed by Wyeth's or its sublicensees' Manufacture, use, sale, offer for sale or import of such CD20 Product in such country), (ii) a product is sold by a Third Party in such country, which product would, if sold by such Third Party in the United

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

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                        States, infringe an issued Valid Claim included within
                        the Trubion Patent Rights in the United States, and
                        (iii) such product sold by the Third Party has a *** or greater unit market share in such country (where the market is defined as the sum of the unit sales of such CD20 Product and of the product described in clause
                        (ii)), Wyeth shall pay to Trubion royalties with respect to such CD20 Product in such country during such time period, in lieu of the royalties described in Section 5.4.2(a) and Section 5.4.2(b), equal to the following amount: (i) *** of (ii) the CD20 Effective Royalty Rate of the aggregate Net Sales obtained by Wyeth and its sublicensees from the sale of such CD20 Product in such country during such time period. By way of example only, if the aggregate Net Sales of such a CD20 Product in such country during the relevant time period were *** and the CD20 Effective Royalty Rate for such time period were ***, the royalties payable under this Section 5.4.2(c) would equal (i) *** of (ii) *** of ***, (or
                        ***), which would equal ***.

            5.4.3. ***.

                (a) Except as provided in Sections 5.4.3(b) and 5.4.3(c) below, Wyeth shall pay to Trubion royalties in the amount of the Marginal Royalty Rates (set forth below) of the aggregate Net Sales collectively obtained by Wyeth and its sublicensees from the sale of each *** in the Territory during each calendar year in the applicable Royalty Period:

                                                        Marginal Royalty Rate
                                                  (% of the Applicable Portion of
Annual Net Sales Level                                    Annual Net Sales)
----------------------                            -------------------------------
Less than ***                                                    ***
From ***                                                         ***
From ***                                                         ***
From ***                                                         ***
Greater than ***                                                 ***

                        Each Marginal Royalty Rate set forth in the table above shall apply only to that portion of the annual Net Sales for a particular *** that falls within the indicated range. By way of example only, if the aggregate Net Sales of a *** during a calendar year equaled ***, the total royalty for such *** during such calendar year would equal the specified Marginal Royalty Rate (***) of the first *** of Net Sales, plus the specified Marginal Royalty Rate *** of the next *** of Net Sales, plus the specified Marginal Royalty Rate

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

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                        *** of the remaining *** of Net Sales (that is, ***,
                        which would equal ***).

                        For purposes of this Section 5.4.3, the "*** Royalty Rate" for a particular time period for a particular *** shall mean the weighted average, expressed as a percentage, of the Marginal Royalty Rates that would apply under the provisions of this Section 5.4.3(a) to the Net Sales in the Territory of such *** during such time period (without regard, for these purposes, to any adjustments made under Sections 5.4.3(b) or 5.4.3(c)). By way of example only, if the Net Sales of a *** in the Territory during a calendar year equaled***, the *** Royalty Rate for such calendar year for such *** would be calculated as follows: ((***) plus (***) plus (***)) divided by ***, expressed as a percentage, which would equal ***. By way of further example only, if the Net Sales of such *** in the Territory during each of the four Calendar Quarters of such calendar year were ***, respectively (for a total of *** in such calendar year), the *** Royalty Rates for each of the four Calendar Quarters would be ***, respectively.

                (b) Subject to the provisions of Section 5.4.3(c) below, in the event that, at any time during the term of the Product License, no issued Valid Claim is included within the Trubion Patent Rights in a country where a *** is sold (which claim, but for the licenses granted hereunder to Wyeth, would be infringed by Wyeth's or its sublicensees' Manufacture, use, sale, offer for sale or import of such *** in such country), Wyeth shall pay to Trubion royalties with respect to such *** in such country during such time period, in lieu of the royalties described in Section 5.4.3(a), equal to the following amount: (i) the *** Royalty Rate for such *** of the aggregate Net Sales obtained by Wyeth and its sublicensees from the sale of such *** in such country during such time period minus (ii) *** of the aggregate Net Sales obtained by Wyeth and its sublicensees from the sale of such *** in such country during such time period. By way of example only, if the aggregate Net Sales of such a *** in such country during the relevant time period were *** and the *** Royalty Rate (based on Net Sales of such *** throughout the Territory) for such time period for such *** were ***, the royalties payable under this Section 5.4.3(b) on Net Sales in such country would equal (i) ***, (or ***), minus (ii) ***, (or ***), which would equal ***. By way of further example only, if the Net Sales of such *** in such country during the relevant time period were

                                                                   REDACTED COPY

                        *** and the *** Royalty Rate (based on Net Sales of such *** throughout the Territory) for such time period were ***, the royalties payable under this Section 5.4.3(b) on Net Sales in such country would equal (i) ***, (or ***), minus (ii) ***, (or ***), which would equal ***.

                (c) In the event that at any time during the term of the Product License: (i) no issued Valid Claim is included within the Trubion Patent Rights in any country where a *** is sold (which claim, but for the licenses granted hereunder to Wyeth, would be infringed by Wyeth's or its sublicensees' Manufacture, use, sale, offer for sale or import of such *** in such country), (ii) a product is sold by a Third Party in such country, which product would, if sold by such Third Party in the United States, infringe an issued Valid Claim included within the Trubion Patent Rights in the United States, and (iii) such product sold by a Third Party has a *** or greater unit market share in such country (where the market is defined as the sum of the unit sales of such *** and of the product described in clause (ii)), Wyeth shall pay to Trubion royalties with respect to such *** in such country during such time period, in lieu of the royalties described in Section 5.4.3(a) and Section 5.4.3(b), equal to the following amount: (i) *** of (ii) the *** Royalty Rate for such *** of the aggregate Net Sales obtained by Wyeth and its sublicensees from the sale of such *** in such country during such time period. By way of example only, if the aggregate Net Sales of such a *** in such country during the relevant time period were *** and the *** Royalty Rate for such time period for such *** were ***, the royalties payable under this Section 5.4.3(c) on Net Sales in such country would equal (i) *** of (ii) *** of ***, (or ***), which would equal ***. By way of further example only, if the Net Sales of such *** in such country during the relevant time period were *** and the *** Royalty Rate (based on Net Sales of such *** throughout the Territory) for such time period were ***, the royalties payable under this Section 5.4.3(c) on Net Sales in such country would equal (i) *** multiplied by (ii) *** of ***, (or ***), which would equal ***.

            5.4.4. OTHER PRODUCT ROYALTIES.

                (a) Except as provided in Sections 5.4.4(b) and 5.4.4(c) below, Wyeth shall pay Trubion a royalty of *** of the aggregate Net Sales obtained by Wyeth and its sublicensees from the

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                        sale of each Other Product in the Territory during each
                        calendar year in the applicable Royalty Period.

                (b) Subject to the provisions of Section 5.4.4(c) below, in the event that, at any time during the term of the Product License, no issued Valid Claim is included within the Trubion Patent Rights in a country where an Other Product is sold (which claim, but for the licenses granted hereunder to Wyeth, would be infringed by Wyeth's or its sublicensees' Manufacture, use, sale, offer for sale or import of such Other Product in such country), Wyeth shall pay to Trubion, with respect to such Other Product in such country during such time period, in lieu of the royalty described in Section 5.4.4(a), a royalty of *** of the aggregate Net Sales obtained by Wyeth and its sublicensees from the sale of such Other Product in such country during such time period.

                (c) In the event that at any time during the term of the Product License: (i) no issued Valid Claim is included within the Trubion Patent Rights in any country where an Other Product is sold (which claim, but for the licenses granted hereunder to Wyeth, would be infringed by Wyeth's or its sublicensees' Manufacture, use, sale, offer for sale or import of such Other Product in such country), (ii) a product is sold by a Third Party in such country, which product would, if sold by such Third Party in the United States, infringe an issued Valid Claim included within the Trubion Patent Rights in the United States, and (iii) such product sold by a Third Party has a *** or greater unit market share in such country (where the market is defined as the sum of the unit sales of such Other Product and of the product described in clause (ii)), Wyeth shall pay to Trubion, with respect to such Other Product in such country during such time period, in lieu of the royalties described in Section 5.4.4(a) and Section 5.4.4(b), a royalty of *** of the aggregate Net Sales obtained by Wyeth and its sublicensees from the sale of such Other Product in such country during such time period.

            5.4.5. EXPIRATION OF ROYALTY PERIOD. After the expiration of the
                   Royalty Period for any Licensed Product in any country in the Territory, no further royalties shall be payable in respect of sales of such Licensed Product in such country and thereafter the licenses granted to Wyeth under Section 2.1 with respect to such Licensed Product in such country shall be fully paid-up, perpetual, irrevocable, royalty-free, exclusive licenses.

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            5.4.6. ROYALTY ADJUSTMENTS.

                (a) CERTAIN THIRD PARTY AGREEMENTS. On a country-by-country basis in a given calendar year, Wyeth shall deduct from CD20 Product royalties otherwise payable to Trubion under Section 5.4.2 *** of the aggregate amount of royalties actually paid to Third Parties under Additional Third Party Licenses with respect to the Development, Manufacture or Commercialization of CD20 Products in such country in such calendar year; provided, however, that (i) the amount of such deduction shall not exceed *** of the amount of the CD20 Product royalties otherwise payable to Trubion under Section
                        5.4.2 in a given calendar year and (ii) such deduction shall not have the effect, under any circumstances, of reducing the CD20 Product royalties payable under
                        Section 5.4.2 below *** of the aggregate Net Sales obtained by Wyeth and its sublicensees from the sale of CD20 Products in such country in a given calendar year (before taking into account the operation of Sections 5.4.2(b) and 5.4.2(c)). On a country-by-country basis in a given calendar year, Wyeth shall deduct from *** royalties otherwise payable to Trubion under Section
                        5.4.3 *** of the aggregate amount of royalties actually paid to Third Parties under Additional Third Party Licenses with respect to the Development, Manufacture or Commercialization of such *** in such country in such calendar year; provided, however, that (i) the amount of such deduction shall not exceed *** of the amount of the *** royalties otherwise payable to Trubion under Section
                        5.4.3 in a given calendar year and (ii) such deduction shall not have the effect, under any circumstances, of reducing the *** royalties payable under Section 5.4.3 below *** of the aggregate Net Sales obtained by Wyeth and its sublicensees from the sale of such *** in such country in a given calendar year (before taking into account the operation of Sections 5.4.3(b) and 5.4.3(c)). ***

                (b) OTHER THIRD PARTY AGREEMENTS. Wyeth shall be solely responsible for all payment obligations related to ***. Trubion shall be solely responsible for all payment obligations related to ***.

5.5.  REPORTS AND PAYMENTS.

            5.5.1. CUMULATIVE ROYALTIES. The obligation to pay royalties under
                  Section 5.4 of this Agreement shall be imposed only once with respect to a single unit of a Licensed Product, regardless of how

                                                                   REDACTED COPY

                   many Valid Claims included within the Trubion Technology would, but for this Agreement, be infringed by the Manufacture, use, import, offer for sale or sale of such Licensed Product in the countr(y)ies of such Manufacture, use or sale. For the avoidance of doubt, if a single Licensed Product is both a CD20 Product and an Other Product, such Licensed Product shall be deemed to be a CD20 Product for purposes of the royalty obligations under Section 5.4. If a single Licensed Product is both a *** and an Other Product, such Licensed Product shall be deemed to be a *** for purposes of the royalty obligations under Section 5.4.

            5.5.2. ROYALTY STATEMENTS AND PAYMENTS. Within *** after the end of each Calendar Quarter, Wyeth shall deliver to Trubion a report setting forth for such Calendar Quarter the following information, on a Licensed Product-by-Licensed Product and country-by-country basis: (a) the gross sales amount (by Wyeth and its sublicensees) for each category of Licensed Product sold in the United States and the number of units of Licensed Product sold in the United States and other countries in the Territory, on a country-by-country basis;
                   (b) the Net Sales for each Licensed Product; (c) any adjustments (including the basis therefor) made pursuant to Sections 5.4.2(b), 5.4.2(c), 5.4.3(b), 5.4.3(c), 5.4.4(b),
                   5.4.4(c) or 5.4.6(a) to the royalty amount payable for the sale of each Licensed Product, the applicable Marginal Royalty Rates and the CD20 Effective Royalty Rate or *** Royalty Rate (as the case may be) payable on the Net Sales, and (d) the royalty amount due hereunder for the sale of each Licensed Product. No such reports shall be due for any Licensed Product before the First Commercial Sale of such Licensed Product. The total royalty due for the sale of Licensed Products during such Calendar Quarter shall be remitted at the time such report is made.

            5.5.3. TAXES AND WITHHOLDING. All payments due Trubion under this
                   Agreement will be made without any deduction or withholding for or on account of any tax unless such deduction or withholding is required by applicable laws or regulations to be assessed against Trubion. If Wyeth is so required to deduct or withhold, Wyeth will (a) promptly notify Trubion of such requirement, (b) pay to the relevant authorities the full amount required to be deducted or withheld promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Trubion, (c) promptly forward to Trubion an official receipt (or certified copy) or other documentation reasonably acceptable to Trubion evidencing such payment to such authorities, and (d) otherwise reasonably cooperate with Trubion in connection with

                                                                   REDACTED COPY

                   Trubion's attempts to obtain favorable tax treatment and credit therefor (where appropriate) in accordance with applicable laws.

            5.5.4. CURRENCY. All amounts payable and calculations hereunder shall be in United States Dollars. As applicable, Net Sales and any royalty deductions shall be translated into United States dollars in accordance with Wyeth's customary and usual translation procedures, consistently applied, which procedures are in accordance with Generally Accepted Accounting Principles in the United States.

            5.5.5. ADDITIONAL PROVISIONS RELATING TO ROYALTIES. Trubion
                   acknowledges and agrees that nothing in this Agreement (including, without limitation, any exhibits or attachments hereto) shall be construed as representing an estimate or projection of either (a) the number of Licensed Products that will or may be successfully Developed or Commercialized or
                   (b) anticipated sales or the actual value of any Licensed Product and that the figures set forth in Section 5.4 or elsewhere in this Agreement or that have otherwise been discussed by the Parties are merely intended to define Wyeth's royalty obligations to Trubion in the event such sales performance is achieved. WYETH MAKES NO REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, THAT IT WILL BE ABLE TO SUCCESSFULLY DEVELOP OR COMMERCIALIZE ANY LICENSED PRODUCT OR, IF COMMERCIALIZED, THAT IT WILL ACHIEVE ANY PARTICULAR SALES LEVEL OF SUCH LICENSED PRODUCT(S).

            5.5.6. INTEREST ON PAST DUE PAYMENTS. If either Party fails to pay any payment due under this Agreement on or before the date such payment is due, as provided in this Agreement, such late payment shall bear interest, to the extent permitted by applicable law, *** as reported from time to time in The Wall Street Journal, effective for the first date on which payment was delinquent and calculated on the number of days such payment is overdue or, if such rate is not regularly published, as published in such source as the Parties agree.

5.6.  MAINTENANCE OF RECORDS; AUDITS.

            5.6.1. RECORD KEEPING. Wyeth shall keep accurate books and accounts of record in connection with the sale of Licensed Products, in sufficient detail to permit accurate determination of all figures necessary for verification of royalties and other payments to be paid to Trubion hereunder. Wyeth shall keep accurate records of its activities under this Agreement that relate

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                   to the events with respect to which Additional Research and
                   Development Expense Payments may be made under Section 5.3 hereof. Wyeth shall maintain such records for a period of at least three (3) years after the end of the calendar year in which they were generated.

            5.6.2. AUDITS. Upon thirty (30) days prior written notice from
                   Trubion, Wyeth shall permit an independent certified public accounting firm of nationally recognized standing selected by Trubion and reasonably acceptable to Wyeth, to examine, at Trubion's sole expense, the relevant books and records of Wyeth as may be reasonably necessary to verify the accuracy of the reports submitted by Wyeth in accordance with Section
                   5.5 and the payment of royalties hereunder. An examination by Trubion under this Section 5.6.2 shall occur not more than once in any calendar year and shall be limited to the pertinent books and records for any calendar year ending not more than three (3) years before the date of the request. The accounting firm shall be provided access to such books and records at Wyeth's facility(ies) where such books and records are normally kept and such examination shall be conducted during Wyeth's normal business hours. Wyeth may require the accounting firm to sign a standard non-disclosure agreement before providing the accounting firm access to Wyeth's facilities or records. Upon completion of the audit, the accounting firm shall provide both Wyeth and Trubion a written report disclosing whether the reports submitted by Wyeth are correct or incorrect, whether the royalties paid are correct or incorrect, and in each case, the specific details concerning any discrepancies. No other information shall be provided to Trubion.

            5.6.3. UNDERPAYMENTS/OVERPAYMENTS. If such accounting firm concludes that additional royalties were due to Trubion, Wyeth shall pay to Trubion the additional royalties within thirty (30) days of the date Wyeth receives such accountant's written report so concluding. If such royalty underpayment exceeds ten percent (10%) of the royalties that were to be paid to Trubion, Wyeth also shall reimburse Trubion for the out-of-pocket expenses incurred in conducting the audit. If such accounting firm concludes that Wyeth overpaid royalties to Trubion, Trubion, within thirty (30) days of the date Trubion receives such account's report so concluding, will refund such overpayments to Wyeth less the reasonable out-of-pocket costs incurred by Trubion in conducting the audit.

            5.6.4. CONFIDENTIALITY. All financial information of Wyeth which is subject to review under this Section 5.6 shall be deemed to be

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

                                                                   REDACTED COPY

                   Wyeth's Confidential Information subject to the provisions of
                   Article 7 hereof, and Trubion shall not disclose such Confidential Information to any Third Party or use such Confidential Information for any purpose other than verifying payments to be made by Wyeth to Trubion hereunder; provided, however, that such Confidential Information may be disclosed by Trubion to Third Parties only to the extent necessary to enforce Trubion's rights under this Agreement.

6.    INTELLECTUAL PROPERTY.

      6.1.  INVENTIONS; JOINT PATENT COMMITTEE.

            6.1.1. OWNERSHIP AND INVENTORSHIP. A Party shall own all inventions and Know-How made solely by employees of such Party, and shall jointly own with the other Party any invention, whether or not patentable, made jointly by employees of both Parties (a "Joint Invention"), all Joint Patent Rights directed thereto, and any Know-How made jointly by employees of both Parties ("Joint Know-How"). All determinations of inventorship under this Agreement shall be made in accordance with United States patent law. Each Party shall disclose promptly in writing to the other any Joint Inventions and any candidate Joint Inventions of which it becomes aware. Subject to (a) the grant of licenses to Wyeth under Section 2.1 and to Trubion under Section 2.2, (b) the exclusivity provisions of Section 2.3, and (c) the Parties' other rights and obligations under this Agreement, each Party shall be free to exploit (including to research, Develop, Manufacture, Commercialize and enforce), either itself or through the grant of licenses to Third Parties (which Third Party licenses are further sublicensable), Joint Patent Rights and Joint Know-How throughout the world without restriction, without the need to obtain further consent from the other Party, and without payment of any compensation to the other Party.

            6.1.2. SMIP IMPROVEMENTS. All SMIP Improvements made by Wyeth, whether independently or jointly with Trubion, in the course of performing Wyeth's obligations under this Agreement during the term of the Agreement (each, a "Covered SMIP Improvement") shall be promptly disclosed by Wyeth to Trubion. Wyeth, subject to the rights and licenses granted by Trubion to Wyeth hereunder, hereby grants to Trubion a worldwide, royalty-free (other than as expressly set forth in this Section 6.1.2), irrevocable, non-exclusive license (with the right to sublicense), under Wyeth's rights to such Covered SMIP Improvements, to practice, exploit and use such Covered SMIP Improvements in connection with the research, Manufacture, Development, Commercialization or use of SMIPs

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                  (***); provided, however, for the avoidance of doubt, that the license granted to Trubion pursuant to this sentence shall not be deemed to constitute or include a license with respect to any underlying Wyeth technology or any Wyeth Technology (including without limitation Manufacturing, delivery, formulation and conjugation technology) other than Wyeth's rights to such Covered SMIP Improvements. In the event, and to the extent, that Wyeth is obligated to pay a Third Party any royalties or other payments as a result of the licensing of a Covered SMIP Improvement to Trubion pursuant to this Section
                  6.1.2 or as a result of Trubion's or its sublicensees' (excluding Wyeth's) practice of such Covered SMIP Improvement, the license by Wyeth to Trubion pursuant to this Section 6.1.2 with respect to such Covered SMIP Improvement shall be conditioned on Trubion's continuing obligation to pay Wyeth the amount of such royalties and other payments according to the terms of the applicable agreement between Wyeth and such Third Party. In the event that Trubion grants a sublicense to any Third Party with respect to a Covered SMIP Improvement that is not a Joint Invention (but rather was invented solely by Wyeth), Trubion shall pay Wyeth a royalty of *** of the net sales by such sublicensee (or its affiliates or sublicensees) of any product that incorporates such Covered SMIP
                  Improvement. For purposes of the preceding sentence, "net sales" shall be defined in a manner substantially similar to the definition of "Net Sales" under this Agreement.

            6.1.3. JOINT PATENT COMMITTEE.

                (a) ESTABLISHMENT; MEETINGS; DECISIONS. Within thirty (30) days after the Effective Date, the Parties shall establish a Joint Patent Committee composed of at least one (1) representative from each Party with experience in the prosecution of biotechnology patents. The Joint Patent Committee will have such duties and responsibilities as are expressly assigned to it under this Article 6. The Joint Patent Committee shall meet as soon as practicable after it is established by the Parties and, thereafter, at such additional times as the Parties deem appropriate, not less frequently than quarterly. The meetings of the Joint Patent Committee shall alternate between the Parties' business locations or as otherwise decided by the Joint Patent Committee; provided that Joint Patent Committee meetings may be conducted in person, by telephone or by videoconference. Each Party shall use reasonable efforts to cause its representative(s) to attend each Joint Patent Committee meeting. Decisions of the Joint Patent Committee shall be made by unanimous consent, with each

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                        Party having one vote. The Joint Patent Committee may
                        act without a meeting if an action by unanimous written consent is signed by each committee member. If the Joint Patent Committee is unable to reach agreement on a matter for which it has decision-making authority pursuant to Section 6.1.3(b), 6.2.1(c) or 6.2.2(c), the matter may be referred, at the request of either Party, for resolution by outside patent counsel mutually selected by the Parties (wherein such outside patent counsel shall be knowledgeable and experienced in the subject matter of the matter so referred), and such resolution shall be deemed the decision of the Joint Patent Committee. Unless otherwise agreed by the Parties, the patent counsel selected will not have served as primary outside IP counsel to either Party prior to being selected to resolve the Joint Patent Committee disagreement. ***

                (b) CATEGORY 1 COVERED SMIP IMPROVEMENTS AND CATEGORY 2 COVERED SMIP IMPROVEMENTS. Without limiting Wyeth's obligation under Section 6.1.1 and Section 6.1.2 to disclose promptly to Trubion any inventions and candidate inventions made hereunder (including, without limitation, any Covered SMIP Improvements), each Party shall report on a quarterly basis to the Joint Patent Committee whether any of its activities hereunder during the prior Calendar Quarter involved a new Covered SMIP Improvement. The Joint Patent Committee shall decide whether a given Covered SMIP Improvement (i) is solely applicable to SMIP coding regions (a "Category 1 Covered SMIP Improvement"), or (ii) is not solely applicable to SMIP coding regions (a "Category 2 Covered SMIP Improvement"). ***.

6.2.  PATENT RIGHTS.

            6.2.1. FILING, PROSECUTION AND MAINTENANCE OF PATENT RIGHTS.

                (a)     TRUBION PATENT RIGHTS.

                        (i) TRUBION PATENT RIGHTS. Trubion shall use its Commercially Reasonable Efforts to prepare, file, prosecute and maintain, throughout the Territory, all of the Trubion Patent Rights, using patent counsel of Trubion's choice; provided, however, that Trubion shall give Wyeth before filing a reasonable opportunity to review and comment upon the text of any applications for Trubion Patent Rights to the

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                                    extent related to any Licensed Product, any
                                    SMIPs directed against any Licensed Target, or the Development, Manufacture, use or Commercialization thereof (collectively,
                                    "Product-Related Patent Rights"); and
                                    provided further, however, that patent
                                    counsel for patent applications for
                                    Product-Related Patent Rights that are
                                    prepared or filed on or after the Signing
                                    Date and that do not rely on the priority date of a patent or patent application filed before the Signing Date will be mutually agreed upon by the Parties. Trubion shall reasonably consider and address Wyeth's comments on patent applications included in Product-Related Patent Rights. Trubion shall consult with Wyeth with respect to such patent applications, and shall supply Wyeth with a copy of such patent applications as filed, together with notice of each filing date and serial number. Trubion shall also keep Wyeth advised of the status of prosecution of all such patent applications included in the Product-Related Patent Rights, and shall consult with Wyeth and provide Wyeth with a reasonable opportunity to comment on all correspondence received from and all submissions to be made to any government patent office or authority with respect to any such patent application or patent. Trubion shall reasonably consider and address Wyeth's comments on such correspondence and submissions. Each Party shall be responsible for *** of Trubion's out-of-pocket expenses incurred in connection with preparing, filing, prosecuting and maintaining such Product-Related Patent Rights throughout the Territory, including, but not limited to, out-of-pocket expenses for inventorship determinations and inventorship disputes (other than between the Parties); provided, however, that in the event Trubion grants a license(s) in a given country or countries to one or more Third Parties under any patent application or patent that is included in the Product-Related Patent Rights, Wyeth shall be responsible for a pro rata portion, based on a total number of parties that includes Trubion, Wyeth and all Third Party licensees under such patent application or patent (e.g., if there are two (2) Third Party licensees in addition to Wyeth and Trubion, then Wyeth shall be responsible for twenty-five

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                                    percent (25%)), of Trubion's out-of-pocket
                                    expenses incurred in a given country in
                                    connection with preparing, filing,
                                    prosecuting and maintaining such patent
                                    application or patent. (As used in this
                                    Article 6, "out-of-pocket expenses" shall be deemed to include, without limitation, reasonable attorneys' fees.) Wyeth shall reimburse Trubion on a quarterly basis within *** of receiving an invoice accompanied by supporting documentation demonstrating the out-of-pocket expenses so incurred. On an annual basis, during the last Calendar Quarter of each year, Trubion shall provide Wyeth with a good faith, written estimate of the out-of-pocket expenses reimbursable by Wyeth under this
                                    Section 6.2.1(a) that Trubion expects to incur in the following calendar year. In addition, if Trubion elects not to file a patent application on Trubion Know-How that, if filed, would be a Product-Related Patent Right, or to cease the prosecution and/or maintenance of any Product-Related Patent Rights, (except for abandonment of a patent application in favor of a patent application subsequently filed for purposes of continuing the prosecution of Patent Rights claiming the inventions included in the abandoned patent application), Trubion shall provide Wyeth with written notice immediately upon the decision to not file or continue the prosecution of such patent application or maintenance of such patent. In such event, Trubion shall permit Wyeth, at Wyeth's sole discretion, to file and/or continue prosecution and/or maintenance of such Product-Related Patent Right on Trubion's behalf and at Wyeth's own expense. If Wyeth elects to file or to continue such prosecution or maintenance, it shall notify Trubion in writing of such decision within *** of receipt of Trubion's written notice, in which case Trubion shall assign to Wyeth such Product-Related Patent Right abandoned by Trubion and shall execute such documents and perform such acts, at Wyeth's expense, as may be reasonably necessary to permit Wyeth to file, prosecute and/or maintain such Product-Related Patent Right. In the event that Wyeth files or continues the prosecution or maintenance of any such Product-Related Patent Right pursuant to this Section 6.2.1(a), then Wyeth

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                              shall no longer be obligated to pay to Trubion any
                              royalty payments that would be due solely with respect to such Product-Related Patent Right.

                  (b) WYETH PATENT RIGHTS. Subject to Section 6.2.1(d), and except with respect to Covered SMIP Improvements, Wyeth, at its own expense, shall have the sole right, but not the obligation, to prepare, file, prosecute and maintain, throughout the Territory, all Wyeth Patent Rights, using patent counsel of Wyeth's choice.

                  (c) JOINT PATENT RIGHTS. Subject to Section 6.2.1(d), in the event the Parties make any Joint Invention (excluding a Covered SMIP Improvement), the Joint Patent Committee shall promptly meet to discuss and determine whether to seek patent protection thereon. If the Joint Patent Committee decides to seek patent protection on such Joint Invention, then Wyeth shall have the primary obligation to prepare, file, prosecute and maintain any corresponding Joint Patent Rights throughout the Territory using patent counsel mutually agreeable to the Parties, such agreement not to be unreasonably withheld. Wyeth shall give Trubion a reasonable opportunity to review and comment on the text of any patent application with respect to such Joint Patent Right before filing, shall consult with Trubion with respect thereto, shall reasonably consider and address any of Trubion's comments, and shall supply Trubion with a copy of each such patent application as filed, together with notice of its filing date and serial number. Wyeth shall keep Trubion advised of the status of the actual and prospective patent filings (including, without limitation, the grant of any Joint Patent Rights), shall provide Trubion with a reasonable opportunity to comment on all correspondence received from and all proposed submissions to be made to any government patent office or authority related to the filing, prosecution and maintenance of such patent filings, shall consult with Trubion with respect thereto, and shall reasonably consider and address any of Trubion's comments on such correspondence and submissions. Trubion shall reimburse Wyeth for *** of the out-of-pocket expenses incurred by Wyeth in connection with preparing, filing, prosecuting and maintaining such Joint Patent Rights (other than out-of-pocket expenses for inventorship determinations and inventorship disputes), which reimbursement will be made within *** of receiving invoices, such invoices to be submitted by Wyeth no more often than once per Calendar Quarter and to be

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                        accompanied by supporting documentation demonstrating
                        and detailing the expenses so incurred. On an annual basis, during the last Calendar Quarter of each year, Wyeth shall provide Trubion with a good faith, written estimate of the out-of-pocket expenses reimbursable by Trubion under this Section 6.2.1(c) that Wyeth expects to incur in the following calendar year. If Wyeth elects not to file a patent application on any such Joint Patent Rights, or to cease the prosecution and/or maintenance of any such Joint Patent Rights (except for abandonment of a patent application in favor of a patent application subsequently filed for purposes of continuing the prosecution of Patent Rights claiming the inventions included in the abandoned patent application), Wyeth shall provide Trubion with written notice immediately upon the decision to not file or continue the prosecution of such patent application or maintenance of such patent. In such event, Wyeth shall permit Trubion, at Trubion's sole discretion, to file and/or continue prosecution and/or maintenance of such Joint Patent Rights at Trubion's own expense. If Trubion elects to continue such prosecution or maintenance, it shall notify Wyeth in writing of such decision within *** of receipt of Wyeth's written notice, in which case, Wyeth shall assign to Trubion such Joint Patent Rights abandoned by Wyeth and shall execute such documents and perform such acts, at Trubion's expense, as may be reasonably necessary to permit Trubion to file, prosecute and/or maintain such Joint Patent Rights.

                  (d)   CATEGORY 1 AND CATEGORY 2 COVERED SMIP IMPROVEMENTS.

                        (i) CATEGORY 1 COVERED SMIP IMPROVEMENTS. In the event that Wyeth makes any Category 1 Covered SMIP Improvement (whether it is an invention solely by Wyeth or a Joint Invention), Trubion shall have the first right and primary obligation to prepare, file, prosecute and maintain any Patent Rights covering such Category 1 Covered SMIP Improvement, using patent counsel mutually agreeable to the Parties, such agreement not to be unreasonably withheld. Trubion shall give Wyeth a reasonable opportunity to review and comment on the text of any patent application with respect to such Category 1 Covered SMIP Improvement before filing, shall consult with Wyeth with respect thereto, shall reasonably consider and address any of Wyeth's comments, and shall supply

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                              Wyeth with a copy of the patent application as
                              filed, together with notice of its filing date and serial number. Trubion shall keep Wyeth advised of the status of the actual and prospective patent filings (including, without limitation, the grant of any Patent Rights covering such Category 1 Covered SMIP Improvements), shall provide Wyeth with a reasonable opportunity to comment on all correspondence received from and all proposed submissions to be made to any government patent office or authority related to the filing, prosecution and maintenance of such patent filings, shall consult with Wyeth with respect thereto, and shall reasonably consider and address any of Wyeth's comments on such correspondence and submissions. Each Party shall be responsible for *** of Trubion's out-of-pocket expenses incurred in connection with preparing, filing, prosecuting and maintaining such Category 1 Covered SMIP Improvement-related Patent Rights throughout the Territory, other than out-of-pocket expenses for inventorship determinations and inventorship disputes. Wyeth shall reimburse Trubion on a quarterly basis within *** of receiving an invoice accompanied by supporting documentation demonstrating the out-of-pocket expenses so incurred. On an annual basis, during the last Calendar Quarter of each year, Trubion shall provide Wyeth with a good faith, written estimate of the out-of-pocket expenses reimbursable by Wyeth under this Section 6.2.1(d)(i) that Trubion expects to incur in the following calendar year. In addition, if Trubion elects not to file a patent application on a Category 1 Covered SMIP Improvement, or to cease the prosecution and/or maintenance of any Category 1 Covered SMIP Improvement-related Patent Right (except for abandonment of a patent application in favor of a patent application subsequently filed for purposes of continuing the prosecution of Patent Rights claiming the inventions included in the abandoned patent application), Trubion shall provide Wyeth with written notice immediately upon the decision to not file or continue the prosecution of such patent application or maintenance of such patent. If Wyeth elects to continue such prosecution or maintenance, it shall notify Trubion in writing of such decision within *** of receipt of Trubion's written notice, in which case Trubion shall assign to

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                              Wyeth the right to file, prosecute and maintain
                              such Category 1 Covered SMIP Improvement-related Patent Right, and shall execute such documents and perform such acts, at Wyeth's expense, as may be reasonably necessary to permit Wyeth to file, prosecute and/or maintain such Category 1 Covered SMIP Improvement-related Patent Right. In the event that Wyeth continues the prosecution or maintenance of any Category 1 Covered SMIP Improvement-related Patent Right pursuant to this
                              Section 6.2.1(d)(i), Wyeth shall do so at its own expense, and Wyeth shall no longer be obligated to pay to Trubion any royalty payments that would be due solely with respect to any such Category 1 Covered SMIP Improvement-related Patent Right.

                        (ii) CATEGORY 2 COVERED SMIP IMPROVEMENTS. In the event that Wyeth makes any Category 2 Covered SMIP Improvement (whether it is an invention solely by Wyeth or a Joint Invention), Wyeth shall have the first right and primary obligation to prepare, file, prosecute and maintain any Patent Rights covering such Category 2 Covered SMIP Improvement, at its own expense, using patent counsel mutually agreeable to the Parties, such agreement not to be unreasonably withheld. Wyeth shall give Trubion a reasonable opportunity to review and comment on the text of any patent application with respect to such Category 2 Covered SMIP Improvement before filing, shall consult with Trubion with respect thereto, shall reasonably consider and address any of Trubion's comments, and shall supply Trubion with a copy of the patent application as filed, together with notice of its filing date and serial number. Wyeth shall keep Trubion advised of the status of the actual and prospective patent filings (including, without limitation, the grant of any Patent Rights covering such Category 2 Covered SMIP Improvement), shall provide Trubion with a reasonable opportunity to comment on all correspondence received from and all proposed submissions to be made to any government patent office or authority related to the filing, prosecution and maintenance of such patent filings, shall consult with Trubion with respect thereto, and shall reasonably consider and address any of Trubion's comments on such correspondence and submissions. If Wyeth elects not to file a patent application on a

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                              Category 2 Covered SMIP Improvement, or to cease
                              the prosecution and/or maintenance of any Category 2 Covered SMIP Improvement-related Patent Right (except for abandonment of a patent application in favor of a patent application subsequently filed for purposes of continuing the prosecution of Patent Rights claiming the inventions included in the abandoned patent application), Wyeth shall provide Trubion with written notice immediately upon the decision to not file or continue the prosecution of such patent application or maintenance of such patent. If Trubion elects to continue such prosecution or maintenance, it shall notify Wyeth in writing of such decision within *** of receipt of Wyeth's written notice, in which case Wyeth shall assign to Trubion such Category 2 Covered SMIP Improvement-related Patent Right abandoned by Wyeth and shall execute such documents and perform such acts, at Trubion's expense, as may be reasonably necessary to permit Trubion to file, prosecute and/or maintain such Category 2 Covered SMIP Improvement-related Patent Right.

            6.2.2. ENFORCEMENT OF PATENT RIGHTS.

                  (a) NOTICE. If either Wyeth or Trubion becomes aware of any infringement, anywhere in the Territory, of any issued patent within the Trubion Patent Rights (including Product-Related Patent Rights), Wyeth Patent Rights or Joint Patent Rights, which infringing activity adversely affects or is reasonably expected to adversely affect any SMIP or Licensed Product hereunder, it will promptly notify the other Party in writing to that effect and the Parties will consult with each other through the Joint Patent Committee regarding any actions to be taken with respect to such infringing activity; provided, however, that neither Party is obligated to disclose confidential information of a Third Party (other than a sublicensee under this Agreement, to the extent such Party is permitted to do so under the terms of the sublicense).

                  (b) PRODUCT-RELATED PATENT RIGHTS. To the extent permitted under the Trubion Third Party Agreements, if applicable, Wyeth shall have the first right, but not the obligation, to take action to obtain a discontinuance of infringement or bring suit against a Third Party infringer of Product-Related Patent Rights under which Wyeth has an exclusive license

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                        to make, use and sell Licensed Products under this
                        Agreement, to the extent such infringement involves a product directed against a Licensed Target. Wyeth shall have such first right within three (3) months from the date of notice and the right to join Trubion as a party plaintiff. Wyeth shall be responsible for, and shall bear, all the out-of-pocket expenses of any suit brought by it claiming infringement of any such Product-Related Patent Rights; provided that Trubion shall reimburse Wyeth for *** of the out-of-pocket expenses incurred in connection therewith. Trubion will cooperate with Wyeth in any such suit and shall have the right to consult with Wyeth and to participate in and be represented by independent counsel in such litigation at its own expense. Wyeth shall incur no liability to Trubion as a consequence of such litigation or any unfavorable decision resulting therefrom, including any decision holding any of the Product-Related Patent Rights invalid or unenforceable. Any recoveries obtained by Wyeth as a result of any proceeding against such Third Party infringer shall be allocated as follows:

                        (i) Such recovery shall first be used to reimburse each Party for all out-of-pocket litigation expenses in connection with such litigation paid by that Party; and

                        (ii) With respect to any remaining recovery, *** shall go to Wyeth and *** shall go to Trubion.

                        If, after the expiration of the three (3) month period (or, if earlier, the date upon which Wyeth provides written notice that it does not plan to bring suit), Wyeth has not obtained a discontinuance of such infringement of Product-Related Patent Rights or filed suit against any such Third Party infringer hereunder, then Trubion shall have the right, but not the obligation, to bring suit against such Third Party infringer of the Product-Related Patent Rights under which Wyeth has an exclusive license under this Agreement, provided that each Party shall bear *** of the out-of-pocket expenses of such suit. Wyeth will cooperate with Trubion in any such suit for infringement of such Product-Related Patent Rights brought by Trubion against a Third Party, and shall have the right to consult with Trubion and to participate in and be represented by independent counsel in such litigation at its own expense. Trubion shall incur no liability to Wyeth as a consequence of such litigation or any

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                        unfavorable decision resulting therefrom, including any
                        decision holding any of the Product-Related Patent Rights invalid or unenforceable. Any recoveries obtained by Trubion as a result of any such proceeding against a Third Party infringer shall be allocated as follows:

                        (iii) Such recovery shall first be used to reimburse
                              each Party for all out-of-pocket litigation expenses in connection with such litigation paid by that Party; and

                        (iv) With respect to any remaining recovery, *** shall go to Trubion.

                  (c) JOINT PATENT RIGHTS. With respect to any notice of a Third Party infringer of the Joint Patent Rights, the Joint Patent Committee shall meet as soon as reasonably practicable to discuss such infringement and determine an appropriate course of action. Wyeth shall have the first right but not the obligation to bring an action against such Third Party infringer or otherwise address such alleged infringement within *** from the date of notice and to control such litigation or other means of addressing such infringement. Wyeth shall be responsible for, and shall bear, all the out-of-pocket expenses of any suit brought by it claiming infringement of any such Joint Patent Rights; provided that Trubion shall reimburse Wyeth for *** of the out-of-pocket expenses incurred in connection therewith. Trubion shall cooperate with Wyeth, at Wyeth's expense, in any such suit brought by Wyeth and shall have the right to consult with Wyeth and participate in and be represented by independent counsel in such litigation at its own expense. Wyeth shall incur no liability to Trubion as a consequence of such litigation or any unfavorable decision resulting therefrom, including any decision holding any of the Joint Patent Rights invalid or unenforceable. Any recoveries obtained by Wyeth as a result of any proceeding against such Third Party infringer shall be allocated as follows:

                        (i) Such recovery shall first be used to reimburse each Party for all out-of-pocket litigation expenses in connection with such litigation paid by that Party; and

                        (ii) With respect to any remaining recovery, *** shall go to Wyeth and *** shall go to Trubion.

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                        If, after the expiration of the three (3) month period
                        (or, if earlier, the date upon which Wyeth provides written notice that it does not plan to bring suit) Wyeth elects not to take action against a Third Party infringer of the Joint Patent Rights and Trubion elects to bring an action, then Wyeth shall cooperate, at Trubion's expense, in such action. Trubion shall incur no liability to Wyeth as a consequence of such litigation or any unfavorable decision resulting therefrom, including any decision holding any of the Joint Patent Rights invalid or unenforceable. Any recoveries obtained by Trubion shall go to Trubion.

            6.2.3. INFRINGEMENT AND THIRD PARTY LICENSES.

                  (a) INFRINGEMENT OF THIRD PARTY PATENTS - COURSE OF ACTION. If the research, Development, Manufacture or Commercialization of any Licensed Product is alleged by a Third Party to infringe a Third Party's patent, the Party becoming aware of such allegation shall promptly notify the other Party.

                        Additionally, if either Party determines (with consultation by the Joint Patent Committee) that, based upon the review of a Third Party's patent or patent application or other intellectual property rights, it may be desirable to obtain a license from such Third Party with respect thereto, such Party shall promptly notify the other Party of such determination. In the event Wyeth determines, after good faith consultation with Trubion through the Joint Patent Committee, that it is necessary or useful to obtain licenses under intellectual property rights from Third Parties ("Additional Third Party Licenses") in order to Develop, Manufacture or Commercialize Licensed Products under this Agreement, Wyeth shall be solely responsible for negotiating and obtaining any such Additional Third Party Licenses, but shall not be obligated to do so. Trubion may elect, in its sole discretion, to obtain one or more Third Party licenses that are applicable to Trubion Technology in general but are not Licensed Product-specific ("Trubion Additional Third Party Licenses"); if Trubion so elects, then Trubion shall be solely responsible for negotiating and obtaining any such licenses, but shall not be obligated to do so.

                  (b) THIRD PARTY INFRINGEMENT SUIT. If a Third Party sues a Party (the "Sued Party") alleging that the Sued Party or its Affiliates' or sublicensees' research, Development,

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                        Manufacture or Commercialization of any Licensed Product
                        during the term of and pursuant to this Agreement infringes or will infringe said Third Party's patent, then, upon the Sued Party's request and in connection with the Sued Party's defense of any such Third Party infringement suit, the other Party shall provide reasonable assistance to the Sued Party for such defense. If both Wyeth and Trubion are sued by a Third Party, then the Parties shall consult with one another through the Joint Patent Committee. Unless otherwise determined by the Joint Patent Committee, Wyeth will control the defense of any suit relating to Licensed Products (whether one or both Parties are Sued Parties) and shall select counsel for such suit after consultation through the Joint Patent Committee. Trubion shall have the right to participate in and be represented by independent counsel in such litigation at its own expense. If the alleged infringement is of claims related to the Trubion Technology utilized by Wyeth hereunder, Wyeth shall be responsible for, and shall bear, all the out-of-pocket expenses of such actions; provided that Trubion shall reimburse Wyeth for *** of the out-of-pocket expenses incurred in connection therewith. In the event Trubion is the Party paying such expenses, Trubion shall periodically, but no more than once per Calendar Quarter, invoice Wyeth for its *** share of expenses incurred. All invoices shall be accompanied by supporting documentation reasonably showing the expenses so incurred. Such invoices shall be paid within *** of receipt. In the event Wyeth is the Party paying such expenses, Wyeth shall receive a credit in the amount of Trubion's share of such expenses, which credit shall be applied to royalties due to Trubion under Section 5.4, as adjusted under Section 5.4.6; provided that, no such royalty payment to Trubion shall be reduced by more than *** in any Calendar Quarter as a result of such credit. Any portion of the credit not utilized due to the limitations of the preceding sentence shall be carried over and credited to future royalty payments.

                  (c) INTERFERENCE, OPPOSITION, REVOCATION, AND DECLARATORY JUDGMENT ACTIONS. If the Parties, through the Joint Patent Committee, mutually determine that, based upon the review of a Third Party's patent or patent application or other intellectual property rights, it may be desirable to provoke or institute an interference, opposition, revocation or declaratory judgment action with respect thereto, then the Parties shall consult with one another and shall reasonably

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                        cooperate in connection with such an action. Unless
                        otherwise determined by the Joint Patent Committee, Wyeth will control such action and shall select counsel for such action. Wyeth shall be responsible for, and shall bear, all the out-of-pocket expenses of such action; provided that Trubion shall reimburse Wyeth for *** of the out-of-pocket expenses incurred in connection therewith. Wyeth shall submit invoices to Trubion for such expenses, such invoices to be accompanied by supporting documentation reasonably showing the expenses so incurred. Trubion shall have the right to participate in and be represented by independent counsel in such action at its own expense.

            6.2.4. PATENT CERTIFICATIONS. Each Party shall immediately give written notice to the other of any certification of which it becomes aware filed pursuant to 21 U.S.C. Section 355(b)(2)(A) or Section 355(j)(2)(A)(vii) (or any amendment or successor statute thereto), any similar statutory or regulatory requirement enacted in the future regarding biologic products, or any similar statutory or regulatory requirement in any non-U.S. country in the Territory claiming that a Joint Patent Right, Wyeth Patent Right or a Trubion Patent Right covering a Licensed Product is invalid or that infringement will not arise from the Manufacture, use or sale of a product by a Third Party. Upon the giving or receipt of such notice, Wyeth shall have the first right, but not the obligation, to bring an infringement action against such Third Party. In such a case, Wyeth shall notify Trubion at least ten (10) days prior to the date set forth by statute or regulation of its intent to exercise, or not exercise, this right. Any infringement action against a Third Party arising under this Section 6.2.4 shall be governed by the provisions of Section 6.2.2(b) hereof.

            6.2.5. PATENT TERM RESTORATION. The Parties hereto shall cooperate with each other in obtaining patent term restoration, or its equivalent anywhere in the Territory, including under 35 U.S.C. Section 156 and its foreign counterparts, where applicable to the Trubion Patent Rights, Wyeth Patent Rights and Joint Patent Rights. If elections with respect to obtaining such patent term restoration are to be made, Wyeth shall make such election (after consultation with Trubion through the Joint Patent Committee) and Trubion shall abide by such election.

      6.3. TRADEMARKS. Wyeth shall, in its sole discretion select and own all Licensed Product-related Trademarks, trade dress, logos and copyrights and names to be used in connection with the Commercialization of any Licensed Product hereunder. Trubion shall neither use nor seek to register, anywhere in the Territory, any trademarks which are confusingly similar to

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            any Trademark or any other trademarks, trade names, trade dress or logos used by or on behalf of Wyeth or its sublicensees in connection with any Licensed Product; provided, however, that nothing in this Section 6.3 shall be construed to prevent Trubion from enforcing its own trademark, trade name, trade dress or logo rights or affect the Parties' obligations under Section 4.13.

7.    CONFIDENTIALITY.

      7.1. CONFIDENTIALITY. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that, for the term of this Agreement and for *** thereafter, each Party (the "Receiving Party"), receiving any Confidential Information of the other Party (the "Disclosing Party") hereunder shall keep such Confidential Information confidential and shall not publish or otherwise disclose or use such Confidential Information for any purpose other than as provided for in this Agreement except for Confidential Information that the Receiving Party can establish:

                  (a) was already known by the Receiving Party (other than under an obligation of confidentiality), at the time of disclosure by the Disclosing Party and such Receiving Party has documentary evidence to that effect;

                  (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

                  (c) became generally available to the public or otherwise part of the public domain after its disclosure or development, as the case may be, and other than through any act or omission of a Party in breach of this confidentiality obligation;

                  (d) was disclosed to that Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others; or

                  (e) was independently discovered or developed by or on behalf of the Receiving Party without the use of the Confidential Information belonging to the other Party and the Receiving Party has documentary evidence to that effect.

      7.2.  AUTHORIZED DISCLOSURE AND USE.

            7.2.1. DISCLOSURE. Notwithstanding the foregoing Section 7.1, each
                   Party may disclose Confidential Information belonging to the

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                   other Party to the extent such disclosure is reasonably
                   necessary to:

                  (a) file or prosecute patent applications covering Trubion Know-How, Wyeth Know-How or Joint Know-How as contemplated by this Agreement, in a manner consistent with decisions and recommendations of the Joint Patent Committee under Article 6, if the affected Party consents to such disclosure (such consent not to be unreasonably withheld or delayed); provided that a disclosure of a Party's Confidential Information under this Section 7.2.1(a) shall be treated as a publication under Section 7.4.3, and shall be subject to the requirements of advance notice, review period and opportunity to file patent application(s), as set forth in Section 7.4.3,

                  (b)   prosecute or defend litigation,

                  (c) exercise rights hereunder provided such disclosure is covered by terms of confidentiality similar to those set forth herein,

                  (d) facilitate discussions with prospective investors (other than pharmaceutical or biotechnology companies) in connection with financing arrangements (not involving any license, collaboration or other arrangement relating to such Party's technology or products) or a proposed acquisition of such Party, subject to appropriate confidentiality agreements and limiting such disclosure to disclosure of the terms and conditions of this Agreement and Know-How to the extent contained in such Party's patent applications; and

                  (e) comply with applicable governmental laws and regulations.

                   In the event that a Party shall reasonably deem it necessary to disclose, pursuant to this Section 7.2.1, Confidential Information belonging to the other Party, the Disclosing Party shall to the extent possible give reasonable advance notice of such disclosure to the other Party and take reasonable measures to ensure confidential treatment of such information.

            7.2.2. USE. Notwithstanding the foregoing Section 7.1, each Party shall have the right to use Confidential Information of the other Party in carrying out its responsibilities under this Agreement in the research, Development, Manufacture and Commercialization of Licensed Products.

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            7.3.  SEC FILINGS. Either Party may disclose the terms of this
                  Agreement to the extent required, in the reasonable opinion of such Party's legal counsel, to comply with applicable laws, including, without limitation, the rules and regulations promulgated by the United States Securities and Exchange Commission. Notwithstanding the foregoing, before disclosing this Agreement or any of the terms hereof pursuant to this
                  Section 7.3, the Parties will reasonably consult with one another on the terms of this Agreement to be redacted in making any such disclosure. If a Party discloses this Agreement or any of the terms hereof in accordance with this
                  Section 7.3, such Party agrees, at its own expense, to seek confidential treatment of portions of this Agreement or such terms, as may be reasonably requested by the other Party.

            7.4.  PUBLIC ANNOUNCEMENTS; PUBLICATIONS.

                  7.4.1. COORDINATION. The Parties agree on the importance of coordinating their public announcements respecting this Agreement and the subject matter thereof (other than academic, scientific or medical publications that are subject to the publication provision set forth below). Trubion and Wyeth shall, from time to time, and at the request of the other Party, discuss and agree on the general information content relating to this Agreement (including relating to the Research Program and Development Program, and/or to research, Development, Manufacture and/or Commercialization of Licensed Products) which may be publicly disclosed (including, without limitation, by means of any printed publication or oral presentation).

                  7.4.2. ANNOUNCEMENTS. Except as may be expressly permitted under Section 7.3 or Section 7.4.3 or as may be appropriate for Wyeth to make in connection with its Commercialization activities as contemplated hereunder, subject to Sections 7.1 and 7.2 hereof, neither Party will make any public announcement regarding this Agreement, the Research Program or the Development Program, and/or the research, Development, Manufacturing or Commercialization of Licensed Products without the prior written approval of the other Party.

                  7.4.3. PUBLICATIONS. During the term of this Agreement, each
                         Party will submit to the other Party for review and approval all proposed academic, scientific and medical publications and public presentations relating to the Research Program, the Development Program and/or to the research, Development, Manufacture and/or Commercialization of any Licensed Product, or any proposed disclosure under Section 7.2.1(a), for review in connection with preservation of Patent Rights and/or to determine whether any of such other Party's Confidential

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                        Information should be modified or deleted. Written
                        copies of such proposed publications and presentations shall be submitted to the non-publishing Party no later than thirty (30) days before submission for publication or presentation and the non-publishing Party shall provide its comments with respect to such publications and presentations within fifteen (15) business days of its receipt of such written copy. The review period may be extended for an additional thirty (30) days in the event the non-publishing Party can demonstrate reasonable need for such extension, including, but not limited to, the preparation and filing of patent applications. By mutual agreement, this period may be further extended. Wyeth and Trubion will each comply with standard academic practice regarding authorship of scientific publications and recognition of contribution of other parties in any publications relating to the Research Program, the Development Program and/or to the research, Development, Manufacture and/or Commercialization of any Licensed Product.

8.    REPRESENTATIONS AND WARRANTIES.

      8.1. REPRESENTATIONS AND WARRANTIES OF EACH PARTY. Each of Trubion and Wyeth hereby represents and warrants to the other Party hereto as follows:

                  (a) it is a corporation or entity duly organized and validly existing under the laws of the state or other jurisdiction of its incorporation or formation;

                  (b) the execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite corporate action and does not require any shareholder action or approval;

                  (c) it has the power and authority to execute and deliver this Agreement and to perform its obligations and to grant the licenses granted by it to the other Party pursuant to this Agreement;

                  (d) the execution, delivery and performance by such Party of this Agreement and its compliance with the terms and provisions hereof does not and will not conflict with or result in a breach of any of the terms and provisions of or constitute a default under (i) any agreement or instrument binding or affecting it or the subject matter of this Agreement; (ii) the provisions of its charter or operative documents or bylaws; or (iii) any order, writ, injunction or decree of any court or governmental authority entered

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                        against it or by which any of its property is bound,
                        except where such conflict, breach or default would not materially impact (A) the Party's ability to meet its obligations hereunder or (B) the rights granted to the other Party hereunder; and

                  (e) it has not granted to any Third Party any right or license which would conflict in any material respect with the rights granted by it to the other Party hereunder.

      8.2. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF TRUBION. In addition to the representations and warranties made by Trubion in Section 8.1, Trubion, subject to Section 8.7, hereby represents and warrants to Wyeth that as of the Signing Date:

                  (a) except as disclosed in Exhibit 8.2(d) attached hereto, Trubion is the sole and exclusive owner of the Trubion Patent Rights and Trubion has not placed, or suffered to be placed, any liens, charges or encumbrances on or against the Trubion Patent Rights;

                  (b) Exhibit 1.129 is a true and complete list of Trubion Patent Rights that pertain to Licensed Products, provided that an inadvertent omission from such list may be cured by amending Exhibit 1.129;

                  (c) the Trubion Patent Rights are existing and, to Trubion's knowledge, no issued or granted patents within the Trubion Patent Rights are invalid or unenforceable;

                  (d)   ***;

                  (e) except as set forth in Exhibit 8.2(e) attached hereto, no Trubion Patent Right listed in Exhibit 1.129 attached hereto is subject to any funding agreement with any government or government agency;

                  (f) Trubion has received no written notice alleging infringement of a Third Party Patent Right in connection with its research and Development of SMIPs directed against a Trubion Target, and Trubion has disclosed to Wyeth all material information of which Trubion is aware as to whether the research, Development, Manufacture, use or sale of SMIPs directed against a Trubion Target, in the form that is the subject of the clinical studies ongoing as of the Signing Date, if such SMIPs were researched, Developed, Manufactured, used or sold as of the Signing

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                        Date, infringes or would infringe issued or granted
                        patents owned by a Third Party as of the Signing Date;

                  (g) the Trubion Patent Rights are not subject to any litigation, judgments or settlements against or owed by Trubion, nor has Trubion received written notice of any threats of such litigation;

                  (h) Trubion is in compliance in all material respects with all agreements with Third Parties relating to Licensed Products that are sublicensed to Wyeth hereunder;

                  (i)   ***

                  (j) the Trubion Patent Rights are not the subject of any interference, opposition, reissue or reexamination proceeding in the United States or, to the knowledge of Trubion, any opposition proceeding outside of the United States.

      8.3. MUTUAL COVENANT. Each Party covenants to the other Party that it shall at all times comply with all applicable material laws and regulations relating to its activities under this Agreement.

      8.4. ADDITIONAL COVENANTS OF TRUBION. During the term of this Agreement, Trubion will use diligent efforts not to materially breach any agreement between Trubion and a Third Party that provides Trubion Patent Rights pertaining to the research, Development, Manufacture or Commercialization of any Licensed Product, and it will provide Wyeth promptly with notice of any such alleged breach. ***. During the term of this Agreement, Trubion will not knowingly use any Know-How misappropriated from a Third Party in connection with any Licensed Product being provided for Commercialization under this Agreement.

      8.5. REPRESENTATION BY LEGAL COUNSEL. Each Party hereto represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption shall exist or be implied against the Party which drafted such terms and provisions.

      8.6. NO INCONSISTENT AGREEMENTS. Neither Party has in effect and after the Signing Date neither Party shall enter into any oral or written agreement or arrangement that would be inconsistent with its obligations under this Agreement.

      8.7.  DISCLAIMER. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN SECTIONS 8.1,
            8.2 AND 8.5, THE PARTIES MAKE NO

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            REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS
            OR IMPLIED, AND PARTICULARLY THAT LICENSED PRODUCTS WILL BE SUCCESSFULLY DEVELOPED HEREUNDER, AND IF LICENSED PRODUCTS ARE DEVELOPED, WITH RESPECT TO SUCH LICENSED PRODUCTS, THE PARTIES DISCLAIM ALL IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

9.    GOVERNMENT APPROVALS; TERM AND TERMINATION.

      9.1. HSR FILING. Each Party shall be responsible for its own costs, expenses, and filing fees associated with any HSR Filing; provided, however, that Wyeth shall be solely responsible for any fees (other than penalties that may be incurred as a result of actions or omissions on the part of Trubion) required to be paid to any government agency in connection with making any such HSR Filing.

      9.2. OTHER GOVERNMENT APPROVALS. Trubion and Wyeth will cooperate and use respectively all reasonable efforts to make all registrations, filings and applications, to give all notices and to obtain as soon as practicable all governmental or other consents, transfers, approvals, orders, qualifications authorizations, permits and waivers, if any, and to do all other things necessary or desirable for the consummation of the transactions as contemplated hereby.

      9.3. TERM. The term of this Agreement will commence on the Signing Date and shall extend, unless this Agreement is terminated earlier in accordance with this Article 9, on a Licensed Product by Licensed Product and country by country basis until such time as the Royalty Period with respect to the sale of such Licensed Product in such country expires.

      9.4. TERMINATION UPON HSR DENIAL. This Agreement shall terminate (a) at Wyeth's option, immediately upon written notice to Trubion, in the event that the United States Federal Trade Commission and/or the United States Department of Justice shall seek a preliminary injunction under the HSR Act against Trubion and Wyeth to enjoin the transactions contemplated by this Agreement, (b) at the election of either Party, immediately upon written notice to the other Party, in the event that the United States Federal Trade Commission and/or the United States Department of Justice shall obtain a preliminary injunction under the HSR Act against Trubion and Wyeth to enjoin the transactions contemplated by this Agreement, or (c) at the election of either Party, immediately upon written notice to the other Party, in the event that the HSR Clearance Date shall not have occurred on or prior to *** after the effective date of the HSR Filing.

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      9.5.  MATERIAL BREACH. In the event that either Party commits a material breach of its representations, warranties or obligations under this Agreement, the other Party may terminate this Agreement (a) on a Licensed Target by Licensed Target and country by country basis, to the extent that such material breach relates to Licensed Product(s) directed against such Licensed Target(s) in such country(ies) or (b) in its entirety only if such material breach fundamentally frustrates the objectives or transactions contemplated by this Agreement taken as a whole. If a Party elects to exercise such right to terminate, it shall do so by providing written notice of the alleged breach (the "Notice of Breach") to the breaching Party. If such material breach pertains to the payment of undisputed amounts payable under this Agreement and remains uncured for *** after the breaching Party's receipt of such Notice of Breach or, if such material breach pertains to another material breach (other than for non-payment) and remains uncured for *** after the breaching Party's receipt of such Notice of Breach, then the non-breaching Party may terminate this Agreement, as and to the extent permitted in (a) or
            (b) above, on *** notice by giving a written notice of termination ("Notice of Termination") to the breaching Party; provided, however, that if such breach (other than for non-payment) is not susceptible to cure within the initial *** period and the breaching Party uses continuous, diligent, good faith efforts to cure such breach, it shall document such efforts by written notice to the non-breaching Party on or before the end of such *** period, and the stated cure period will be extended by an additional ***. This Agreement shall be deemed terminated (as and to the extent permitted in (a) or (b) above) *** after the breaching Party's receipt of such Notice of Termination, unless the breaching Party has fully cured the breach prior to the expiration of such *** period.

            In the event that Trubion is the breaching Party and fails to cure any such material breach within the applicable time period(s) set forth above, Wyeth, within *** after the expiration of the cure period for such breach, may elect, in lieu of terminating this Agreement, by written notice to Trubion (a "Notice of Modification"), to modify the terms of this Agreement, as (and only to the extent) provided in Section 9.8, on a Licensed Target-by-Licensed Target and country-by-country basis (but only to the extent such material breach relates to Licensed Product(s) directed against such Licensed Target(s) in such country(ies)), in which event, Wyeth shall be deemed to have waived its right to terminate this Agreement under this Section 9.5 with respect to such Licensed Target(s) in such country(ies) only with respect to the material breach giving rise to such action under this Section 9.5. Notwithstanding the foregoing, a Party shall not be in breach of its obligations under this Agreement to the extent that such breach was caused by the other Party's failure to perform its obligations hereunder.

      9.6.  TERMINATION BY WYETH.

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            9.6.1. TERMINATION WITHOUT CAUSE. Commencing on the second anniversary of the Effective Date, Wyeth shall have the right, exercisable upon ninety (90) days prior written notice to Trubion, to terminate this Agreement either (a) in its entirety, or (b) on a Licensed Target by Licensed Target and country by country basis. Wyeth's rights under this Section
                   9.6.1 are separate from and in addition to its rights to terminate the Research Program under Section 3.3.2 hereof.

            9.6.2. TERMINATION FOR A MATERIAL SAFETY OR REGULATORY ISSUE. Wyeth
                   shall have the right to terminate this Agreement, at any time, on a Licensed Target by Licensed Target basis, by giving *** prior written notice to Trubion in the event of any safety or regulatory issue that would have a material adverse effect on Wyeth's ability to research, Develop, Manufacture or Commercialize any Licensed Product directed against such Licensed Target, as determined in Wyeth's reasonable judgment and according to Wyeth's standard internal procedures for evaluating such safety or regulatory issues. Effects of such termination shall be as set forth in Section ***.

      9.7.  EFFECTS OF TERMINATION.

            9.7.1. EFFECT OF TERMINATION BY WYETH FOR CAUSE.

                   (a) Without limiting any other legal or equitable remedies that Wyeth or Trubion may have, subject to Section 11.3, if this Agreement is terminated in its entirety by Wyeth for cause under Section 9.5, the following provisions shall apply:

                         (i) all licenses granted by each Party to the other Party under this Agreement shall terminate (except as provided in Section 9.7.10 below);

                         (ii) during the *** period after the effective date of such termination, Trubion shall have the right to negotiate with Wyeth an agreement which grants to Trubion a non-exclusive license (with the right to grant sublicenses) to practice, use and exploit the Wyeth Applied Technology with respect to the research, Development, Manufacture and Commercialization of Licensed Products on commercially reasonable terms. If Trubion exercises such right, Wyeth shall negotiate the terms of such license with Trubion diligently and in good faith; provided that, if Trubion and Wyeth negotiate, but do not enter into, such non-exclusive license, Wyeth shall not enter into any agreement

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                              granting a license to a Third Party under the
                              Wyeth Applied Technology within *** after the end of such negotiations on terms more favorable to such Third Party than those last offered by Wyeth to Trubion, without first offering Trubion, for a period of not less than ***, the opportunity to review such terms after full disclosure thereof and enter into a non-exclusive license on such more favorable terms, and, if Trubion accepts such more favorable terms, the Parties shall promptly negotiate definitive agreements relating thereto;

                        (iii) during the *** period after the effective date of
                              such termination, Trubion shall have the right to negotiate with Wyeth for the transfer of Product Data and Filings to Trubion, and for the grant by Wyeth to Trubion of the right and license to use the Licensed Product-specific Trademarks and Product-specific names pertaining to the Licensed Product(s) as existing at the time of termination (collectively, "Existing Trademarks"), on commercially reasonable terms. If Trubion exercises such right, Wyeth shall negotiate the terms of such transfer and license with Trubion diligently and in good faith; provided that, if Trubion and Wyeth negotiate but do not enter into such an agreement, Wyeth shall not enter into any agreement granting such rights to a Third Party within *** after the end of such negotiation on terms more favorable to such Third Party than those last offered by Wyeth to Trubion, without first offering Trubion, for a period of not less than ***, the opportunity to review such terms after full disclosure thereof and enter into such an agreement on such more favorable terms, and, if Trubion accepts such more favorable terms, the Parties shall promptly negotiate definitive agreements relating thereto; and

                        (iv) subject to the provisions of Section 9.9, this Agreement shall be of no further force or effect.

                  (b) Without limiting any other legal or equitable remedies that Wyeth or Trubion may have, subject to Section 11.3, if this Agreement is terminated by Wyeth for cause under
                        Section 9.5 with respect to a Licensed Target in all countries, but not in its entirety, the following provisions shall apply:

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                  (i)   if such Licensed Target is a Trubion Target, all of the
                        Parties' rights and obligations under Article 3 in connection with the Research Program shall cease in their entirety; provided that all amounts due for research performed and costs incurred prior to the date of such termination shall remain payable in accordance with the provisions of Article 3;

                  (ii) if such Licensed Target is a Wyeth Target, all of the Parties' rights and obligations under Article 3 in connection with the Research Program shall continue, subject to Wyeth's option, exercisable in its sole discretion, to terminate the Research Program as follows: Wyeth shall exercise such option to terminate the Research Program (if it so elects) by a written statement to that effect included in Wyeth's Notice of Termination (described in Section 9.5 above). If Wyeth exercises such option to terminate the Research Program, all of the Parties' rights and obligations under Article 3 in connection with the Research Program shall cease in their entirety *** after Trubion's receipt of such Notice of Termination; provided that all amounts due for research performed and costs incurred prior to the date of such termination shall remain payable in accordance with the provisions of Article 3;

                  (iii) if such terminated Licensed Target is the CD20 Antigen,
                        Wyeth shall have no further obligation to reimburse Trubion under Section 4.6 with respect to expenses incurred after the effective date of termination;

                  (iv) all licenses granted by each Party to the other Party under this Agreement with respect to Licensed Products directed against such Licensed Target shall terminate (except as provided in Section 9.7.10 below);

                  (v) the provisions of Section 9.7.1(a)(ii), with such changes as are appropriate in the context of such limited termination, shall apply with respect to the Licensed Products directed against such Licensed Target; and

                  (vi) the provisions of Section 9.7.1(a)(iii), with such changes as are appropriate in the context of such limited termination, shall apply with respect to Product

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                              limited termination, shall apply with respect to
                              Product Data and Filings, and Existing Trademarks, relating to the Licensed Products directed against such Licensed Target.

                  (c) Without limiting any other legal or equitable remedies that Wyeth or Trubion may have, subject to Section 11.3, if this Agreement is terminated by Wyeth for cause under
                        Section 9.5 with respect to all Licensed Targets in a country, but not in its entirety, the following provisions shall apply:

                        (i) if such country is a Major Market Country, all of the Parties' rights and obligations under Article 3 in connection with the Research Program shall cease in their entirety; provided that all amounts due for research performed and costs incurred prior to the date of such termination shall remain payable in accordance with the provisions of
                              Article 3;

                        (ii) if such country is not a Major Market Country, all of the Parties' rights and obligations under
                              Article 3 in connection with the Research Program shall continue, subject to Wyeth's option, exercisable in its sole discretion, to terminate the Research Program as follows: Wyeth shall exercise such option to terminate the Research Program (if it so elects) by a written statement to that effect included in Wyeth's Notice of Termination (described in Section 9.5 above). If Wyeth exercises such option to terminate the Research Program, all of the Parties' rights and obligations under Article 3 in connection with the Research Program shall cease in their entirety *** after Trubion's receipt of such Notice of Termination; provided that all amounts due for research performed and costs incurred prior to the date of such termination shall remain payable in accordance with the provisions of Article 3;

                        (iii) all licenses granted by each Party to the other
                              Party under this Agreement with respect to such country shall terminate (except as provided in Section 9.7.10 below); and

                        (iv) the term "Territory" as used in this Agreement shall thereafter exclude such country;

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                        (v)   except as provided in Section 9.9, neither Wyeth
                              nor Trubion shall have any further obligations under this Agreement with respect to such country;

                        (vi) the provisions of Section 9.7.1(a)(ii), with such changes as are appropriate in the context of such limited termination, shall apply with respect to Licensed Products in such country; and

                        (vii) the provisions of Section 9.7.1(a)(iii), with such
                              changes as are appropriate in the context of such limited termination, shall apply with respect to Product Data and Filings, and Existing Trademarks, relating to Licensed Products in such country.

                9.7.2. EFFECT OF TERMINATION BY TRUBION FOR CAUSE.

                  (a) Without limiting any other legal or equitable remedies that Trubion or Wyeth may have, subject to Section 11.3, if this Agreement is terminated in its entirety by Trubion for cause under Section 9.5, the following provisions shall apply:

                        (i) all licenses granted by each Party to the other Party under this Agreement shall terminate (except as provided in Section 9.7.10 below);

                        (ii) Wyeth and Trubion shall, upon Trubion's request, such request made within ninety (90) days after such termination, enter into negotiations of a non-exclusive license from Wyeth to Trubion under which Wyeth will grant to Trubion a non-exclusive license (with the right to grant sublicenses) to practice, use and exploit the Wyeth Applied Technology with respect to the research, Development, Manufacture and Commercialization of Licensed Products as constituted at the time of termination of this Agreement. The Parties hereby agree that such license shall include, inter alia, provisions whereby Trubion shall agree (A) to comply with the applicable requirements of any Third Party license to which the use or exploitation of such Wyeth Applied Technology is subject including, but not limited to the payment of royalties; (B) with respect to any CD20 Products ***, to pay to Wyeth (I) if such termination occurs prior to BLA filing in a Major Market Country, royalties and Additional Research and Development Expense Payments in

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                              amounts equal to *** of those amounts Wyeth would
                              have been obligated to pay Trubion had this Agreement remained in full force and effect or
                              (II) if such termination occurs after BLA filing in a Major Market Country, royalties and Additional Research and Development Expense Payments in amounts equal to *** of those amounts Wyeth would have been obligated to pay Trubion had this Agreement remained in full force and effect;
                              (C) with respect to any Licensed Products other than CD20 Products ***; to pay to Wyeth royalties and other non-royalty payments on commercially reasonable terms; (D) that Trubion shall have no other financial obligations to Wyeth;

                        (iii) the provisions of Section 9.7.7 (Post-Termination
                              Transfer of Product Data and Filings and Existing Trademarks) shall apply;

                        (iv) the provisions of Section 9.7.8 (Manufacturing of Licensed Products After Termination) shall apply; and

                        (v) subject to the provisions of Section 9.9, this Agreement shall be of no further force or effect.

                  (b) Without limiting any other legal or equitable remedies that Trubion or Wyeth may have, subject to Section 11.3, if this Agreement is terminated by Trubion for cause under Section 9.5 with respect to a Licensed Target in all countries, but not in its entirety, the following provisions shall apply:

                        (i)   all of the Parties' rights and obligations under
                              Article 3 in connection with the Research Program shall cease in their entirety; provided that all amounts due for research performed and costs incurred prior to the date of such termination shall remain payable in accordance with the provisions of Article 3;

                        (ii) if such terminated Licensed Target is the CD20 Antigen, Wyeth shall have no further obligation to reimburse Trubion under Section 4.6 with respect to expenses incurred after the effective date of termination;

                        (iii) all licenses granted by each Party to the other
                              Party under this Agreement with respect to Licensed Products directed against such Licensed Target shall

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                              terminate (except as provided in Section 9.7.10
                              below);

                        (iv) the provisions of Section 9.7.2(a)(ii) (Wyeth's grant of a non-exclusive license to Trubion under Wyeth Applied Technology), with such changes as are appropriate in the context of such limited termination, shall apply to Licensed Products directed against such Licensed Target;

                        (v) the provisions of Section 9.7.7 (Post-Termination Transfer of Product Data and Filings and Existing Trademarks), with such changes as are appropriate in the context of such limited termination, shall apply with respect to Product Data and Filings, and Existing Trademarks, related to Licensed Products directed against such Licensed Target; and

                        (vi) the provisions of Section 9.7.8 (Manufacturing of Licensed Products After Termination), with such changes as are appropriate in the context of such limited termination, shall apply with respect to Licensed Products directed against such Licensed Target.

                  (c) Without limiting any other legal or equitable remedies that Trubion or Wyeth may have, subject to Section 11.3, if this Agreement is terminated by Trubion for cause under Section 9.5 with respect to all Licensed Targets in a country, but not in its entirety, the following provisions shall apply:

                        (i)   all of the Parties' rights and obligations under
                              Article 3 in connection with the Research Program shall cease in their entirety; provided that all amounts due for research performed and costs incurred prior to the date of such termination shall remain payable in accordance with the provisions of Article 3;

                        (ii) all licenses granted by each Party to the other Party under this Agreement with respect to such country shall terminate (except as provided in Section 9.7.10 below);

                        (iii) the provisions of Section 9.7.2(a)(ii) (Wyeth's
                              grant of a non-exclusive license to Trubion under Wyeth Applied Technology), with such changes as are

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                              appropriate in the context of such limited
                              termination, shall apply to a non-exclusive license to research, Develop, Manufacture and Commercialize Licensed Products in such country;

                        (iv) the provisions of Section 9.7.7 (Post-Termination Transfer of Product Data and Filings and Existing Trademarks), with such changes as are appropriate in the context of such limited termination, shall apply with respect to Product Data and Filings, and Existing Trademarks, related to Licensed Products in such country; and

                        (v) the term "Territory" as used in this Agreement shall thereafter exclude such country.

            9.7.3. EFFECT OF TERMINATION BY WYETH WITHOUT CAUSE.

                  (a) If this Agreement is terminated in its entirety by Wyeth under Section 9.6.1, the following provisions shall apply:

                        (i) all licenses granted by each Party to the other Party under this Agreement shall terminate (except as provided in Section 9.7.10 below);

                        (ii) the provisions of Section 9.7.2(a)(ii) (Wyeth's grant of a non-exclusive license to Trubion under Wyeth Applied Technology) shall apply;

                        (iii) the provisions of Section 9.7.7 (Post-Termination
                              Transfer of Product Data and Filings and Existing Trademarks) shall apply;

                        (iv) the provisions of Section 9.7.8 (Manufacturing of Licensed Products After Termination) shall apply; and

                        (v) subject to the provisions of Section 9.9, this Agreement shall be of no further force or effect.

                  (b)   If this Agreement is terminated by Wyeth under Section
                        9.6.1 with respect to a Licensed Target in all countries, but not in its entirety, the following provisions shall apply:

                        (i)   all of the Parties' rights and obligations under
                              Article 3 in connection with the Research Program shall cease in their entirety; provided that all amounts due for research performed and costs incurred prior to the date

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                              of such termination shall remain payable in
                              accordance with the provisions of Article 3;

                        (ii) if such terminated Licensed Target is the CD20 Antigen, Wyeth shall have no further obligation to reimburse Trubion under Section 4.6 with respect to expenses incurred after the effective date of termination;

                        (iii) all licenses granted by each Party to the other
                              Party under this Agreement with respect to Licensed Products directed against such Licensed Target shall terminate (except as provided in Section 9.7.10 below);

                        (iv) the provisions of Section 9.7.2(a)(ii) (Wyeth's grant of a non-exclusive license to Trubion under Wyeth Applied Technology), with such changes as are appropriate in the context of such limited termination, shall apply to a non-exclusive license to research, Develop, Manufacture and Commercialize Licensed Products directed against such Licensed Target;

                        (v) the provisions of Section 9.7.7 (Post-Termination Transfer of Product Data and Filings and Existing Trademarks), with such changes as are appropriate in the context of such limited termination, shall apply with respect to Product Data and Filings, and Existing Trademarks, related to Licensed Products directed against such Licensed Target; and

                        (vi) the provisions of Section 9.7.8 (Manufacturing of Licensed Products After Termination), with such changes as are appropriate in the context of such limited termination, shall apply with respect to Licensed Products directed against such Licensed Target.

                  (c)   If this Agreement is terminated by Wyeth under Section
                        9.6.1 with respect to all Licensed Targets in a country, but not in its entirety, the following provisions shall apply:

                        (i) if such country is a Major Market Country, all of the Parties' rights and obligations under Article 3 in connection with the Research Program shall cease in their entirety; provided that all amounts due for research performed and costs incurred prior to the date

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                              of such termination shall remain payable in
                              accordance with the provisions of Article 3; and if such country is not a Major Market Country, all of the Parties' rights and obligations under
                              Article 3 in connection with the Research Program shall continue;

                        (ii) all licenses granted by each Party to the other Party under this Agreement with respect to such country shall terminate (except as provided in Section 9.7.10 below);

                        (iii) the provisions of Section 9.7.2(a)(ii) (Wyeth's
                              grant of a non-exclusive license to Trubion under Wyeth Applied Technology), with such changes as are appropriate in the context of such limited termination, shall apply to a non-exclusive license to research, Develop, Manufacture and Commercialize Licensed Products in such country;

                        (iv) the provisions of Section 9.7.7 (Post-Termination Transfer of Product Data and Filings and Existing Trademarks), with such changes as are appropriate in the context of such limited termination, shall apply with respect to Product Data and Filings, and Existing Trademarks, related to Licensed Products in such country; and

                        (v) the term "Territory" as used in this Agreement shall thereafter exclude such country.

           9.7.4. EFFECT OF TERMINATION BY WYETH FOR A MATERIAL SAFETY OR REGULATORY ISSUE. If this Agreement is terminated with respect to a Licensed Target by Wyeth under Section 9.6.2, the following provisions shall apply:

                  (a) all of the Parties' rights and obligations under Article 3 in connection with the Research Program shall continue;

                  (b) if such terminated Licensed Target is the CD20 Antigen, Wyeth shall have no further obligation to reimburse Trubion under Section 4.6 with respect to with respect to expenses incurred after the effective date of termination;

                  (c) all licenses granted by each Party to the other Party under this Agreement with respect to Licensed Products directed against such Licensed Target shall terminate (except as provided in Section 9.7.10 below);

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                  (d)   unless the basis of termination under Section 9.6.2 is
                        the imposition of a clinical hold by a Regulatory Authority, a determination by Wyeth to place a hold on further clinical studies of a Licensed Product directed against such Licensed Target (such determination to be made by Wyeth in accordance with its standard procedures of addressing such safety issues) or a withdrawal of a Licensed Product from the market for patient safety reasons, whether voluntary or otherwise, the provisions of Section 9.7.2(a)(ii) (Wyeth's grant of a non-exclusive license to Trubion under Wyeth Applied Technology), with such changes as are appropriate in the context of such limited termination, shall apply to a non-exclusive license to research, Develop, Manufacture and Commercialize Licensed Products directed against such Licensed Target;

                  (e) the provisions of Section 9.7.7 (Post-Termination Transfer of Product Data and Filings and Existing Trademarks), with such changes as are appropriate in the context of such limited termination, shall apply with respect to Product Data and Filings, and Existing Trademarks, related to Licensed Products directed against such Licensed Target; and

                  (f) unless the basis of termination under Section 9.6.2 is the imposition of a clinical hold by a Regulatory Authority, a determination by Wyeth to place a hold on further clinical studies of a Licensed Product directed against such Licensed Target (such determination to be made by Wyeth in accordance with its standard procedures of addressing such safety issues) or a withdrawal of a Licensed Product from the market for patient safety reasons, whether voluntary or otherwise, the provisions of Section 9.7.8 (Manufacturing of Licensed Products After Termination), with such changes as are appropriate in the context of such limited termination, shall apply with respect to Licensed Products directed against such Licensed Target.

           9.7.5. POST-TERMINATION RIGHTS TO WYETH TECHNOLOGY AND TRUBION TECHNOLOGY. Except as otherwise expressly set forth in this Agreement, expiration or termination of this Agreement for any reason shall have no effect on Wyeth's rights with respect to the Wyeth Technology, and Trubion shall have no right, title or interest in or to any of the Wyeth Technology, and such expiration or termination shall have no effect on Trubion's rights with respect to the Trubion Technology, and Wyeth shall

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                  have no right, title or interest in or to any of the Trubion
                  Technology.

           9.7.6. POST-TERMINATION LICENSES TO WYETH TECHNOLOGY. In the event that Wyeth grants to Trubion a license under any Wyeth Technology pursuant to Section 9.7.1, 9.7.2, 9.7.3 or 9.7.4, such license shall include, inter alia, provisions whereby Trubion shall agree to comply with the applicable requirements of any Third Party license to which the use or exploitation of any such items may be subject including, but not limited to, the payment of royalties.

           9.7.7. POST-TERMINATION TRANSFER OF PRODUCT DATA AND FILINGS AND EXISTING TRADEMARKS. The following provisions shall apply in the event of termination by Trubion under Section 9.5 or termination by Wyeth under Section 9.6. To the extent permitted by applicable law, Wyeth shall assign and transfer to Trubion Wyeth's entire right, title and interest in and to Product Data and Filings, provide copies of all the Research Program Data, and license or otherwise transfer rights to Existing Trademarks that are necessary or useful for Trubion to continue to research, Develop, Manufacture or Commercialize Licensed Products as constituted at the time of termination. To the extent such Research Program Data, Product Data and Filings and other rights or items were previously transferred from Trubion to Wyeth, Wyeth shall perform such transfer at no cost to Trubion. To the extent such Research Program Data and Product Data and Filings were not previously transferred from Trubion to Wyeth, Trubion shall reimburse Wyeth for its reasonable out-of-pocket expenses in connection with such transfer, and such transfer shall be pursuant to an instrument in form and substance reasonably satisfactory to Trubion. Wyeth shall perform all other actions reasonably requested by Trubion to effect and confirm such transfer. After receipt of Trubion's request consistent with the foregoing, Wyeth shall provide to Trubion, within *** of receipt of such request, complete copies of such Product Data and Filings, including, without limitation, relevant clinical data, INDs, additional regulatory filings with FDA or other Regulatory Authorities, supplements or amendments thereto, all written correspondence with FDA or other Regulatory Authorities regarding the regulatory filings, and all existing written minutes of meetings and memoranda of conversations between Wyeth (including, to the extent practicable, Wyeth's investigators) and FDA or other Regulatory Authorities in Wyeth's possession (or in the possession of any of Wyeth's agents and subcontractors, such as contract research organizations used by Wyeth), to the extent Wyeth has the right

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                  to access and provide to Trubion such Product Data and
                  Filings, regarding such regulatory filings, each to the extent they relate to Licensed Products. Within thirty (30) days (or such later date as Trubion may request) after the date of receipt of Trubion's request, Wyeth shall execute and deliver a letter to the FDA or other Regulatory Authorities, in a form approved by Trubion, transferring ownership to Trubion of such regulatory filings, if any, filed in the name of Wyeth that are related to Licensed Products.

           9.7.8. MANUFACTURING OF LICENSED PRODUCTS AFTER TERMINATION. If (a) with respect to a particular Licensed Target, Trubion terminates this Agreement pursuant to Section 9.5 hereof or Wyeth terminates this Agreement pursuant to Section 9.6 hereof, and (b) Wyeth is engaged in the Manufacturing of a Licensed Product directed against such Licensed Target on the date the terminating Party gives notice of termination under
                  Section 9.5 or Section 9.6, as the case may be, then Wyeth shall Manufacture such Licensed Product for Trubion and use Commercially Reasonable Efforts to supply Trubion with its entire requirements of such Licensed Product until (i) the *** anniversary of the effective date of such termination if at the time of such notice there shall have been filed a Regulatory Approval Application for such Licensed Product or
                  (ii) the *** anniversary of the effective date of such termination if at the time of such notice there shall not have been filed a Regulatory Approval Application for such Licensed Product; provided, however, that (w) Wyeth shall not be required to conduct any activities to increase the scale on which it is then Manufacturing such Licensed Product, (x) Wyeth shall not be required to Manufacture or supply such Licensed Product in an amount in excess of its available capacity in the Manufacturing suite that was used by Wyeth for the Manufacture of such Licensed Product (taking into account the other uses Wyeth is making of the manufacturing suite as of the date of the Notice of Termination) or to change the location of the Manufacturing activities, (y) Wyeth shall have no obligation to maintain idle capacity in such manufacturing suite for purposes of meeting such Manufacturing obligations and (z) Wyeth may at its option assign to Trubion one or more of its Licensed Product manufacturing agreements with Third Parties, to the extent assignable, in lieu of continuing to contract directly with such Third Parties. The purchase price for such Licensed Product units actually Manufactured by Wyeth shall be at Wyeth's fully absorbed manufacturing cost plus ***, and Wyeth's obligations under this Section 9.7.8 shall be subject to the execution of a supply agreement and a quality agreement, each mutually

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                          acceptable to both Parties, which agreements shall
                          contain the terms set forth in this Section 9.7.8 and such other reasonable terms as mutually agreed by the Parties.

                  9.7.9. POST-TERMINATION DISPOSITION OF INVENTORIES OF LICENSED PRODUCTS. Following termination of this Agreement with respect to one or more Licensed Targets, Wyeth and its sublicensees shall have the right to continue to sell their existing inventories of Licensed Products directed against such Licensed Targets for a period not to exceed *** after the effective date of such termination. Wyeth shall pay royalties and report on such sales, and maintain records thereon, in accordance with Sections 5.4, 5.5 and 5.6, which shall survive termination for such purpose.

                  9.7.10. CONTINUATION OF RIGHTS AND LICENSES UNDER SECTIONS
                          6.1.1 AND 6.1.2. Notwithstanding anything in this
                          Section 9.7 to the contrary, the Parties' rights and licenses set forth in Sections 6.1.1 and 6.1.2 shall survive any expiration or termination of this Agreement.

                  9.7.11. CONTINUATION OF OTHER RIGHTS AND OBLIGATIONS. Except
                          as expressly provided to the contrary in this Section 9.7, in the event that a Party exercises any right that results in the termination of some, but not all, of the Parties' rights and obligations under this Agreement, all non-terminated rights and obligations of the Parties shall continue in full force and effect.

      9.8. MODIFICATION OF AGREEMENT TERMS BY WYETH. Without limiting any other legal or equitable remedies that Wyeth or Trubion may have, subject to Section 11.3, in the event that Wyeth elects to modify the terms of this Agreement as provided in Section 9.5, in lieu of terminating this Agreement under Section 9.5, with respect to one or more Licensed Targets identified by Wyeth in its Notice of Modification (the "Designated Target(s)"), the following terms shall apply:

                  9.8.1. except as set forth in Section 9.8.4 below, all rights and obligations of the Parties under this Agreement shall continue in full force and effect, and shall not be subject to any unilateral modification by Wyeth; provided that, ***;

                  9.8.2. all licenses granted by Trubion to Wyeth under this Agreement with respect to Licensed Products directed against each Designated Target shall remain in effect;

                  9.8.3.  all of the Parties' rights and obligations under
                          Article 3 in connection with the Research Program shall cease in their

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                          entirety; provided that all amounts due for research
                          performed and costs incurred prior to the date of such termination shall remain payable in accordance with the provisions of Article 3; and

                  9.8.4. only in the event of (i) a material breach by Trubion of Section 2.3.1 or 2.3.2; or (ii) a material breach by Trubion of Section 8.1(e), 8.2(c) or 8.2(d); or
                          (iii) a material breach by Trubion of Section 8.2(a) (and, in the case of a material breach by Trubion of Section 8.2(a), only where Wyeth establishes that Trubion had knowledge, as of the Signing Date, that Trubion was not the sole and exclusive owner of the Trubion Patent Rights or that Trubion had placed, or suffered to be placed, any liens, charges or encumbrances on or against the Trubion Patent Rights); or (iv) if during the term of this Agreement, Trubion grants to a Third Party a right or license that conflicts in a material respect with Wyeth's then-existing rights under this Agreement pertaining to such Licensed Target(s), and thereby materially breaches Trubion's obligations hereunder, then:

                        (a) Wyeth's diligence obligations to use Commercially Reasonable Efforts under Sections 4.1 and 4.10 shall no longer apply to Licensed Products directed against such Designated Target;

                        (b) the amount of any Additional Research and Development Expense Payment that Wyeth thereafter becomes obligated to pay under Section 5.3 relating to Licensed Products directed against such Designated Target shall be reduced by fifty percent (50%) of such amount; and

                        (c) the amounts of any royalties that Wyeth thereafter becomes obligated to pay under Section 5.4 relating to Licensed Products directed against such Designated Target shall be reduced by fifty percent (50%) of such amounts.

      9.9. SURVIVAL OF CERTAIN OBLIGATIONS. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accrued or accruing before such expiration or termination (including situations where it becomes clear only after the time of such expiration or termination that such obligation had already accrued). The following provisions shall survive the expiration or termination of this
            Agreement: Article 1 (to the extent definitions are embodied in the following listed Articles and Sections); Sections 3.6.3, 3.7, 5.6, 6.1.1, 6.1.2, 9.2, 9.5, 9.6, 9.7, 9.9, 9.10.2, 12.3, 12.6, 12.8,
            12.9, 12.10, 12.11 and 12.12; and Articles 7, 10 and 11. Any
            expiration or early termination of this Agreement shall be without prejudice to the rights of either Party against the other accrued or accruing

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            under this Agreement before expiration or termination, including, without limitation, the obligations (1) to provide research funding and reimbursement of expenses for activities undertaken prior to such expiration or termination under and in accordance with Sections 3.6.1, 3.6.2, 4.6, 4.9, 6.1.3, 6.2.1(a), (c) and (d), 6.2.2(b) and
            (c), and 6.2.3(b) and (c); and (2) to pay royalties for Licensed Products sold before such expiration or termination, and, to the extent permitted under Section 9.7.9, after expiration or termination in accordance with Section 5.4 (and subject to the related obligations under Section 5.5); and (3) to pay any Additional Research and Development Expense Payments in connection with any events specified on Exhibit 5.3 that are achieved prior to such expiration or termination, but with respect to which the corresponding payments under Exhibit 5.3 were not paid prior to such expiration or termination.

      9.10. CHANGE OF CONTROL.

            9.10.1. DEFINITION. With respect to any Party, a "Change of Control"
                    means an event in which: (a) any other person or group of persons (as the term "person" is used for purposes of Section 13(d) or 14(d) of the Exchange Act) not then beneficially owning more than fifty percent (50%) of the voting power of the outstanding securities of such Party acquires or otherwise becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange
                    Act) of securities of such Party representing more than fifty percent (50%) of the voting power of the then outstanding securities of such Party with respect to the election of directors of such Party; or (b) such Person (i) consummates a merger, consolidation or similar transaction with another Person where the voting securities of such Party outstanding immediately preceding such transaction (or the voting securities issued with respect to the voting securities of such Party outstanding immediately preceding such transaction) represent less than fifty percent (50%) of the voting power of such Party or surviving entity, as the case may be, immediately following such transaction, (ii) sells or otherwise transfers to any Person(s) in one or more related transactions more than fifty percent (50%) of its consolidated total assets, or assets from which more than fifty percent (50%) of its consolidated operating income for its most recent financial year was derived, (iii) disposes by sale, assignment, exclusive license or otherwise of all or substantially all of its intellectual property rights, except for licenses under such intellectual property rights in the ordinary course of business and any isolated sale or assignment of specific items of intellectual property, or
                    (iv) liquidates, dissolves or winds-up; or (c) with respect to Wyeth and with respect to Trubion, (at any time following any public offering of voting securities by Trubion), any "person" (as the

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                    term "person" is used for the purposes of Sections 13(d) or
                    14(d) of the Exchange Act) other than Wyeth acquires nineteen and nine-tenths percent (19.9%) or more of the voting power of the then-outstanding voting securities of such Party.

            9.10.2. CHANGE OF CONTROL OF WYETH.

                  (a) In the event that any transaction results in a Change of Control of Wyeth, Trubion shall be entitled to request further written assurances from the successor in interest to Wyeth (the "Successor Party") re-affirming the commitment of the Successor Party to comply with the terms and conditions of the Agreement. Such further written assurances shall be delivered within *** of written request by Trubion. Trubion may so request at any time during the *** period following completion of the subject transaction. Subject to the operation of
                        Section 9.10.2(b) below, the failure of such Successor Party to provide the requested written assurance shall be deemed to be a material breach of the Agreement.

                  (b) In the event that in connection with, or during the *** period following, a Change of Control of Wyeth, Wyeth or the Successor Party is required, or voluntarily decides, to divest itself of one or more Licensed Products, Wyeth or the Successor Party, subject to any restrictions or limitations imposed by the Federal Trade Commission or other governmental agency on such divestiture, shall offer to Trubion an exclusive opportunity to negotiate the acquisition or license of all rights of Wyeth or such Successor Party, as the case may be, to such Licensed Product(s) on commercially reasonable terms. In the event that Trubion and the Successor Party, after *** good faith negotiations, are unable to conclude a definitive agreement regarding the acquisition or license of such Licensed Product(s), the Successor Party shall be entitled to divest itself of such Licensed Product(s) to a party other than Trubion; provided, however, no such divestiture to a Third Party shall take place on terms more favorable to such Third Party than those last offered by the Successor Party to Trubion, without first offering such Licensed Product(s) to Trubion on such more favorable terms. Such Third Party shall be required to assume all of the Successor Party's obligations owed to Trubion pursuant to this Agreement with respect to the Licensed Product(s) so divested.

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                  (c)   In the event of a Change of Control of Wyeth, the
                        restrictive covenants set forth in Sections 2.3.1 and
                        2.3.2 (the "Exclusivity Covenants") shall apply to the Successor Party's then-existing Development and Commercialization activities that otherwise would violate the Exclusivity Covenants (the "Existing Activities"). In such event, Trubion shall have the right, exercisable upon written notice given by Trubion (an "Exercise Notice") within *** after consummation of the Change of Control, to require such Successor Party to engage in good faith discussions regarding the terms and conditions on which such Successor Party would pay reasonable financial consideration to Trubion with respect to such Existing Activities. If Trubion and such Successor Party do not agree on such terms and conditions within *** after Trubion gives the Exercise Notice (or such longer period as may be agreed to by such parties), or if such Successor Party notifies Trubion in writing during such *** period that it does not desire to engage in such discussions, Trubion shall have the right, exercisable upon written notice given by Trubion within ten (10) days (i) after the end of such *** period (or such longer period as agreed to by such parties) or (ii) after receipt of such notice from such Successor Party, to require such Successor Party to enter into an agreement to divest to a Third Party either (a) the Existing Activities or (b) the relevant CD20 Products or ***, as the case may be (such Third Party, in the case of a divestiture of the relevant CD20 Products or ***, to be reasonably acceptable to Trubion) within *** after the date of such notice by Trubion, subject to applicable governmental and regulatory approval. If such Successor Party does not enter into an agreement with a Third Party (such Third Party, in the case of a divestiture of the relevant CD20 Products or ***, to be reasonably acceptable to Trubion) to divest such Existing Activities or such Products within such *** period (or if such Successor Party does enter into such an agreement but such agreement terminates after such *** period and such divestiture is not consummated) or if such Successor Party notifies Trubion in writing that it does not intend to divest such Existing Activities or such Products, Trubion shall have the right, exercisable within *** after the end of such *** period (or upon termination of such agreement, if later) to terminate, in its sole discretion, all CD20-related licenses (only where such Existing Activities relate to products directed against the CD20 Antigen which would otherwise violate Wyeth's

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                        exclusivity covenants in Section 2.3.1 hereof) and/or
                        all *** (only where such Existing Activities relate to products directed against the *** which would otherwise violate Wyeth's exclusivity covenants in Section 2.3.2 hereof) granted to Wyeth under the Agreement, on those terms and subject to those conditions that would apply to a termination by Wyeth without cause.

            9.10.3. CHANGE OF CONTROL OF TRUBION. In the event of a Change of
                    Control of Trubion where the acquiring party is a top fifteen (15) pharmaceutical company (measured by market capitalization), Wyeth shall have the right to ***

10.   INDEMNIFICATION AND INSURANCE.

      10.1. INDEMNIFICATION BY WYETH. Wyeth will indemnify, defend and hold harmless Trubion, and each of its respective employees, officers, directors and agents (each, a "Trubion Indemnified Party") from and against any and all liability, loss, damage, expense (including reasonable attorneys' fees and expenses) and cost (collectively, "Liabilities") that the Trubion Indemnified Party may be required to pay to one or more Third Parties resulting from or arising out of:

                  (a) any claims of any nature pertaining to any act or omission related to performance under this Agreement by, on behalf of, or under the authority of Wyeth (other than by any Trubion Indemnified Party) including, but not limited to, research, Development, Manufacture or Commercialization of Licensed Product(s) or any violation of applicable law, rule or regulation by, on behalf of, or under the authority of Wyeth (other than by any Trubion Indemnified Party); and/or

                  (b) any Wyeth representation or warranty set forth herein being untrue in any material respect when made;

            except in each case, to the extent caused by the negligence or willful misconduct of Trubion or any other Trubion Indemnified Party.

      10.2. INDEMNIFICATION BY TRUBION. Trubion will indemnify, defend and hold harmless Wyeth and its sublicensees, distributors and each of its and their respective employees, officers, directors and agents (each, a "Wyeth Indemnified Party") from and against any and all Liabilities that the Wyeth Indemnified Party may be required to pay to one or more Third Parties resulting from or arising out of:

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                  (a)   any claims of any nature pertaining to any act or
                        omission related to performance under this Agreement by, on behalf of, or under the authority of Trubion (other than by any Wyeth Indemnified Party) or any violation of applicable law, rule or regulation by, on behalf of, or under the authority of Trubion (other than by any Wyeth Indemnified Party); and/or

                  (b) any Trubion representation or warranty set forth herein being untrue in any material respect when made;

            except in each case, to the extent caused by the negligence or willful misconduct of Wyeth or any other Wyeth Indemnified Party.

      10.3. PROCEDURE. Each Party will notify the other in the event it becomes aware of a claim for which indemnification may be sought hereunder. In case any proceeding (including any governmental investigation) shall be instituted involving any Party in respect of which indemnity may be sought pursuant to this Article 10, such Party (the "Indemnified Party") shall promptly notify the other Party (the "Indemnifying Party") in writing within fifteen (15) days and the Indemnifying Party and Indemnified Party shall meet to discuss how to respond to any claims that are the subject matter of such proceeding. The Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and shall pay the fees and expenses of such counsel related to such proceeding. The Indemnified Party agrees to cooperate fully with the Indemnifying Party in the defense of any such claim, action or proceeding, or any litigation resulting from any such claim. In any such proceeding, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (a) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both Parties by the same counsel would be inappropriate due to actual or potential differing interests between them. All such fees and expenses shall be reimbursed as they are incurred. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. The Indemnifying Party shall not, without the written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which the Indemnified Party is, or arising out of the same set of facts could have been, a party and indemnity could have been sought hereunder by the Indemnified Party, unless such settlement includes an unconditional release

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            of the Indemnified Party from all liability on claims that are the subject matter of such proceeding.

      10.4. INSURANCE. Each Party shall use Commercially Reasonable Efforts to obtain and maintain, during the term of this Agreement, commercial general liability insurance, including products liability insurance, with reputable and financially secure insurance carriers to cover its indemnification obligations under Sections 10.1 or 10.2, as applicable, or self-insurance, in each case with limits of not less than *** per occurrence and in the aggregate. Insurance shall be procured with carriers having an A.M. Best Rating of A-VII or better.

11.   DISPUTE RESOLUTION.

      11.1. GENERAL. Any controversy, claim or dispute arising out of or relating to this Agreement shall be settled, if possible, through good faith negotiations between the Parties. If, however, the Parties are unable to settle such dispute after good faith negotiations, the matter shall be referred to the Executive Officers to be resolved by negotiation in good faith as soon as is practicable but in no event later than thirty (30) days after referral. Such resolution, if any, of a referred issue shall be final and binding on the Parties.

      11.2. FAILURE OF EXECUTIVE OFFICERS TO RESOLVE DISPUTE. If the Executive Officers are unable to settle the dispute after good faith negotiation in the manner set forth above, either Party (including its successors and permitted assigns but excluding its Affiliates unless an Affiliate is a successor or permitted assign) may seek resolution of the dispute through any remedies available at law or in equity from any court of competent jurisdiction.

      11.3. DISCLAIMER OF CONSEQUENTIAL AND PUNITIVE DAMAGES. Subject to and without limiting the indemnification obligations of each Party under
            Article 10, under no circumstances shall either Party be liable to the other Party for consequential or punitive damages arising out of or relating to this Agreement or any breach thereof. Both Parties hereby disclaim such damages.

12.   MISCELLANEOUS.

      12.1. PERIODIC EXECUTIVE MEETINGS. The Chief Executive Officer of Trubion, the Senior Vice President, Research and Development of Trubion, the Executive Vice President and General Manager of the Wyeth Pharmaceuticals Biopharma Business Unit and the Executive Vice President and Operating Officer of Wyeth's Research Division (and such other executive officers of the Parties as may be designated from time to time by the Parties) shall meet from time to time during the first *** of the term of this Agreement to review and discuss the Parties' activities under

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            this Agreement. Such meetings will be held on a quarterly basis or such other periodic basis as such executive officers decide, and will take place in locations selected by such executive officers. Such meetings may take place by telephone or video conference.

      12.2. ASSIGNMENT. Neither this Agreement nor any interest hereunder shall be assignable by either Party, without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed, except a Party may make such an assignment without the other Party's consent to Affiliates or to a successor to substantially all of the business of such Party to which this Agreement relates, whether in merger, sale of stock, sale of assets or other transaction. This Agreement shall be binding upon the successors and permitted assigns of the Parties, and the name of a Party appearing herein shall be deemed to include the names of such Party's successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. In addition to the foregoing, Trubion may assign its right, in whole or part, to receive payments under this Agreement; provided, however, Trubion shall notify Wyeth of its intention to do so and shall provide Wyeth an opportunity for at least *** to negotiate in good faith the purchase of any such right Trubion intends to so assign. Any assignment not in accordance with this Section 12.2 shall be void.

      12.3. FURTHER ACTIONS. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of the Agreement.

      12.4. FORCE MAJEURE. Neither Party shall be liable to the other for delay or failure in the performance of the obligations on its part contained in this Agreement if and to the extent that such failure or delay is due to circumstances beyond its control which it could not have avoided by the exercise of reasonable diligence. It shall notify the other Party promptly should such circumstances arise, giving an indication of the likely extent and duration thereof, and shall use all Commercially Reasonable Efforts to resume performance of its obligations as soon as practicable; provided, however, that neither Party shall be required to settle any labor dispute or disturbance.

      12.5. NON-SOLICITATION. During the period between the Effective Date and the later of (a) the end of *** or (b) the date ***, but in the case of (a) and (b) not later than the *** of the Effective Date, neither Trubion nor the Wyeth pharmaceuticals business operating in the United States ("U.S. Wyeth Pharmaceuticals") shall solicit for employment any key or technical employee(s) of the other Party who become known to U.S. Wyeth Pharmaceuticals or Trubion, as the case may be, through the transactions contemplated by this Agreement without the other's prior written consent (which consent may be granted or denied in the other's sole discretion);

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            provided, however, that nothing in this Section 12.5 shall prohibit
            U.S. Wyeth Pharmaceuticals or Trubion, as the case may be, from hiring any employees of the other who respond to general employment solicitations not targeted at the employees of the other, advertised employment opportunities, or hiring by the other by personnel not working on the transactions contemplated by this Agreement or who are not otherwise directly or indirectly exposed to the personnel working thereon.

      12.6. CORRESPONDENCE AND NOTICES.

            12.6.1. ORDINARY NOTICES. Correspondence, reports, documentation, and any other communication in writing between the Parties in the course of ordinary implementation of this Agreement shall be delivered by hand, sent by facsimile transmission (receipt verified), or by airmail to the employee or representative of the other Party who is designated by such other Party to receive such written communication.

            12.6.2. EXTRAORDINARY NOTICES. Extraordinary notices and other communications hereunder (including, without limitation, any notice of force majeure, breach, termination, change of address, etc.) shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by nationally recognized express courier service, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice; provided, however, that notices of a change of address shall be effective only upon receipt thereof):

                     All correspondence to Wyeth shall be addressed as follows:

                              Wyeth Pharmaceuticals
                              500 Arcola Road
                              Collegeville, Pennsylvania  19426
                              Attn: Senior Vice President, Corporate Business
                                  Development
                              Fax: (484) 865-6476

                     with a copy to:

                              Wyeth
                              5 Giralda Farms
                              Madison, New Jersey  07940
                              Attn: Executive Vice President and General Counsel
                              Fax: (973) 660-7156

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                   All correspondence to Trubion shall be addressed as follows:

                          Trubion Pharmaceuticals, Inc.
                          2401 4th Avenue
                          Suite 1050
                          Seattle, Washington  98121
                          Attn: President & CEO
                          Fax: (206) 838-0503

                   with a copy to:

                          Trubion Pharmaceuticals, Inc.
                          Vice President, Legal Affairs
                          2401 4th Avenue
                          Suite 1050
                          Seattle, Washington  98121
                          Fax: (206) 838-0503

      12.7. AMENDMENT. No amendment, modification or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

      12.8. WAIVER. No provision of the Agreement shall be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party. The waiver by either of the Parties of any breach of any provision hereof by the other Party shall not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

      12.9. SEVERABILITY. If any clause or portion thereof in this Agreement is for any reason held to be invalid, illegal or unenforceable, the same shall not affect any other portion of this Agreement, as it is the intent of the Parties that this Agreement shall be construed in such fashion as to maintain its existence, validity and enforceability to the greatest extent possible. In any such event, this Agreement shall be construed as if such clause of portion thereof had never been contained in this Agreement, and there shall be deemed substituted therefor such provision as will most nearly carry out the intent of the Parties as expressed in this Agreement to the fullest extent permitted by applicable law.

     12.10. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

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      12.11.  GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the substantive laws of the State of New York, without regard to conflict of law principles thereof.

      12.12. ENTIRE AGREEMENT OF THE PARTIES. This Agreement constitutes and contains the complete, final and exclusive understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, among the Parties respecting the subject matter hereof and thereof, including, but not limited to, that certain Non-Disclosure Agreement of the Parties effective May 27, 2004. For the avoidance of doubt, disclosures made under such Confidentiality Agreement shall continue to be subject to the terms of this Agreement as if first disclosed pursuant hereto. Except as expressly set forth in this Agreement, neither Party shall have any other obligations, whether by implication or otherwise, with respect to the research, Development, Manufacture or Commercialization of Licensed Products.

      12.13. INDEPENDENT CONTRACTORS. Both Parties are independent contractors under this Agreement. Nothing herein contained shall be deemed to create an employment, agency, joint venture or partnership relationship between the Parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party. Neither Party shall have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

      12.14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which need not contain the signature of more than one Party but all such counterparts taken together shall constitute one and the same agreement. Facsimile signatures shall be binding upon the Parties and shall be treated as if originals.

      IN WITNESS WHEREOF, duly authorized representatives of the Parties have duly executed this Agreement to be effective as of the Signing Date.

WYETH,                                        TRUBION PHARMACEUTICALS, INC.
ACTING THROUGH ITS
WYETH PHARMACEUTICALS DIVISION

By  /s/ William M. Haskel                     By  /s/ Peter A. Thompson
    ------------------------------                ------------------------------
Name:  William M. Haskel                      Name:  Peter A. Thompson, M.D.
Title: Vice President                         Title:  President & CEO

                                                                              97
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                                  EXHIBIT 1.122
                                     TRU-015

***

As of the Signing Date, TRU-015 is investigated in the Phase IIa Clinical Study.

                                                                  EXECUTION COPY

                                  EXHIBIT 1.129
                              TRUBION PATENT RIGHTS

***

                                                                  EXECUTION COPY

                                  EXHIBIT 1.132
                         TRUBION THIRD PARTY AGREEMENTS

***

                                                                  EXECUTION COPY

                                  EXHIBIT 3.2.1
                            TRUBION'S "MILESTONE ONE"

MILESTONE #1

Defined in Trubion's internal project management process, which may be modified from time to time.

The following specifications are determined:

  -     Scientific Rationale that supports the therapeutic potential

            -     Mechanism of Action (MOA)

  -     Specific biochemical and therapeutic properties (targeted)

            -     Binding Domain

            -     Target

            -     In vivo activity

            -     Safety

            -     pk

  -     Market rationale (preliminary) for product profile

            -     Economics (COGs)

  -     Clinical rationale (preliminary) for product profile

  -     Alliance Opportunity assessment

  -     Intellectual property assessment

                                                                  EXECUTION COPY

                                  EXHIBIT 3.2.4
                                EXCLUDED TARGETS

                 GENBANK ACCESSION NUMBER (AMINO ACID SEQUENCE)

***

                                                                  EXECUTION COPY

                                   EXHIBIT 4.4
                       ADVERSE EVENT REPORTING PROCEDURES

The terms adverse event or experience (AE) and adverse drug reaction (ADR), used in this Exhibit 4.4 shall have the meanings set forth in worldwide reporting regulations. The Parties agree to comply with any and all governmental laws, regulations and orders that are applicable now and in the future in connection with product safety collection and reporting.

The Parties agree to meet after the Effective Date to establish a detailed Safety Agreement outlining the pharmacovigilance responsibilities of each Party including but not limited to: AE or ADR reporting including literature review and associated reporting; AE or ADR follow-up reporting; preparation and submission of all safety reports to the Regulatory Authorities as required by local laws and/or regulations in the Territory; maintaining the global safety database; all interactions with health authorities regarding safety; periodic submissions; labeling modifications; safety monitoring and detection; and safety measures (e.g., Dear Doctor Letter, restriction on distribution). Wyeth shall maintain the global safety database for the Licensed Products.

Notwithstanding the foregoing and until such time as the Safety Agreement is executed, to the extent Trubion has or receives any information regarding any AE/ADR which may be related to the use of any Licensed Product or to Licensed Product Development, Trubion shall promptly forward such information as follows:

      - Fatal or life-threatening serious AE(s)/ADR(s) judged by either the investigator and/or sponsor to be reasonably related to the Licensed Product(s) Development/protocol shall be transmitted to Wyeth within three (3) calendar days from the date received by Trubion.

      - All other serious AE(s)/ADR(s) not fatal or life-threatening but judged by either the investigator and/or sponsor to be reasonably related to the Licensed Product(s) Development/protocol shall be transmitted to Wyeth within five (5) calendar days from the date received by Trubion.

AE/ADR information may be transmitted to Wyeth by:

      a.    Facsimile: 610-989-5544 OR
      b.    Overnight courier to:
                  Global Safety Surveillance & Epidemiology
                  Wyeth Research
                  GSSE Triage Unit
                  Dock E
                  500 Arcola Road
                  Collegeville, PA 19426

                                                                  EXECUTION COPY

                                  EXHIBIT 5.2A
                            STOCK PURCHASE AGREEMENT

                          TRUBION PHARMACEUTICALS, INC.

                         COMMON STOCK PURCHASE AGREEMENT

            This Common Stock Purchase Agreement (this "Agreement") is made as of December __, 2005 by and between Trubion Pharmaceuticals, Inc., a
Delaware corporation (the "Company"), and Wyeth, a Delaware corporation (the "Purchaser").

                                    RECITALS

            A. The Purchaser and the Company are entering into a collaboration agreement of even date herewith (the "Collaboration Agreement");

            B. In connection with the Collaboration Agreement, Purchaser desires to purchase from the Company shares of its Common Stock (the "Common Stock"), concurrently with and conditioned upon the closing of the Company's initial public offering, upon the terms and conditions set forth herein;

            C. The Company and the Purchaser wish to set forth the terms and conditions upon which the Company will sell the Common Stock to the Purchaser; and

            D. Concurrent with the execution of this Agreement, the Company and Purchaser are entering into an amendment (the "Rights Agreement Amendment") to the Company's Amended and Restated Investor Rights Agreement (the "Rights Agreement") to provide Purchaser with certain rights and obligations thereunder upon the issuance of the Common Stock hereunder.

            NOW, THEREFORE, in consideration of the premises and mutual covenants and conditions contained herein, the Company and the Purchaser hereby agree as follows:

                                    ARTICLE I

                           PURCHASE AND SALE OF SHARES

      1.1 Purchase Price and Closing. Subject solely to the conditions set forth in Sections 1.2 - 1.5 and Article IV hereof, the Company will issue and sell to the Purchaser and, subject to the terms and conditions set forth in this Agreement, the Purchaser will purchase from the Company (the "Sale"), that number of shares of Common Stock (the "Shares") equal to the quotient obtained by dividing Twenty-Five Million Dollars ($25,000,000) (the "Investment Amount") by the per-share price to the public (the "IPO Price") of shares of Common Stock in the Company's first underwritten, firm commitment public offering (the "IPO") pursuant to an effective registration statement (the "Registration Statement") under

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the Securities Act of 1933, as amended (the "Securities Act"). The per share price to Purchaser shall be the IPO Price. The purchase and sale will take place at a closing (the "Closing") to be held on the date, at the location and simultaneously with the closing of the IPO, subject to the satisfaction of all of the conditions to the Closing specified in Article IV herein. At the Closing the Company will issue and deliver a certificate evidencing the Shares to the Purchaser against payment of the full purchase price therefor by wire transfer of immediately available funds to an account designated by the Company.

      1.2 Maximum Share Number. Notwithstanding Section 1.1 above, in the event the number of Shares would otherwise constitute more than (i) nineteen and nine-tenths percent (19.9%) of the Actual Voting Power (as defined in Section 5.1(i)) or (ii) twenty percent (20%) of the number of shares issued in the IPO (including any shares covered by a related registration statement filed pursuant to Rule 462(b) of the Securities Act but excluding any shares issued or to be issued in an overallotment option), then in either case (i) or (ii) above the Investment Amount (and correspondingly the number of shares purchased by the Purchaser) shall be reduced by the minimum dollar amount and share amount necessary to avoid either such event.

      1.3 Restrictions on Transfer. Pursuant to the Rights Agreement Amendment, Purchaser agrees and acknowledges that the restrictions set forth in Sections
2.1 and 2.12 of the Rights Agreement shall apply to Purchaser and the Shares.

      1.4 HSR Act. Prior to the execution of the Collaboration Agreement and this Agreement, the parties made certain filings under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). If either party concludes in good faith that additional filings or proceedings are necessary or desirable as a result of the transactions contemplated hereby either as a result of the signing of this Agreement or in connection with the Closing or otherwise, the parties agree to promptly file such additional notices, applications and documents that may be required under the HSR Act, or any other required foreign or domestic competition law (collectively, the "Competition Laws") and all applicable additional filings fees associated therewith shall be paid by the party required to so pay such additional filing fees under the applicable Competition Law(s). In connection therewith, the Company and Purchaser each shall use their commercially reasonable efforts to take such actions as may be required to cause the expiration or early termination of the notice periods under the Competition Laws as promptly as possible and to resolve such objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement under the Competition Laws; provided, however, that notwithstanding the foregoing, neither party shall agree to any change or amendment to this Agreement unless such change or amendment is agreed by the other party in advance. Nothing in this Agreement shall require either party or any subsidiary or affiliate of either party to sell, hold separate, license or otherwise dispose of any assets or conduct its business in a specified manner, or agree or proffer to sell, hold separate, license or otherwise dispose of any assets or conduct its business in a specified manner, or permit or agree to the sale, holding separate, licensing or other disposition of any assets of either party or any subsidiary or affiliate of either party, whether as a condition to obtaining any approval from, or to avoid potential litigation or administrative action by, a governmental entity or any other person or for any other reason.

      1.5 Termination of Purchase Right and Obligation. Notwithstanding any provision of this Agreement to the contrary, Purchaser's right and obligation to purchase, and the Company's right and obligation to sell, the Shares shall terminate if the closing of the IPO has not occurred prior to the earliest to occur of the following:

            (a) The termination of the Collaboration Agreement; or

            (b) The Company (1) undergoes a Change of Control (as defined in
Section 5.1(iv));; provided, however, the following shall be deemed to not be a Change of Control for purposes of this

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Section 1.5(b): (i) a transaction effected exclusively for the purpose of changing the domicile of the Company, or (ii) an equity financing in which the Company is the surviving corporation, or (2) engages in a merger, consolidation, reorganization or similar transaction in which the surviving entity has a class of equity securities registered under Section 12 of the Exchange Act (as defined below).

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby represents and warrants to the Purchaser as follows:

      2.1 Corporate Action. The Company has all necessary corporate power and has taken all corporate action required to enter into and perform this Agreement and the Rights Agreement Amendment (collectively, the "Financing Documents"). The Financing Documents have been duly executed and delivered, and constitute valid, legal, binding and enforceable obligations of the Company, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The issuance, sale and delivery of the Shares in accordance with this Agreement have been duly authorized by all necessary corporate action on the part of the Company. The issuance of the Shares is not subject to preemptive rights or other preferential rights in any present stockholders of the Company that have not been waived and will not conflict with any provision of any agreement or instrument to which the Company is a party or by which it or its property is bound and to which the Company has not obtained appropriate waivers.

      2.2 No Conflict. The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation under
(i) any provision of the Certificate of Incorporation of the Company or Bylaws of the Company, (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, or license to which the Company or any of its properties or assets is subject or (iii) any judgment, order, decree, applicable to the Company or its properties or assets. To the Company's knowledge as of the date hereof, no provision of any applicable law, rule or regulation and no judgment, order, decree or injunction applicable to the Company or its properties or assets shall prohibit the consummation of the Closing nor shall the Closing result in any violation of any such law, rule, regulation, judgment, order, decree or injunction.

      2.3 Status of Shares. The Shares, when issued and delivered in accordance with the terms hereof and after payment of the purchase price therefor, will be duly authorized, validly issued, fully-paid and non-assessable, issued in compliance with applicable state and federal securities laws (subject, in part, to the representations and warranties of Purchase in Article III hereof) and free of restrictions on transfer other than restrictions on transfer under the Financing Documents and applicable state and federal securities laws.

      2.4 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business.

      2.5. Collaboration Agreement. The Collaboration Agreement has been duly authorized, executed, and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency,

                                       3
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reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

      2.6 Final Prospectus and Registration Statement. The Company, acknowledging that the Purchaser will be relying on the accuracy and completeness of the Company's disclosure in connection with the IPO, warrants to the Purchaser that the Prospectus (as defined below) used in connection with the Company's IPO will comply, at the time of filing or use, with the requirements of the Securities Act, and the Prospectus filed or used in connection with the IPO will not, at such time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Registration Statement, when it becomes effective, will comply, in all material respects, with the requirements of the Securities Act; and the Registration Statement will not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein; provided, however, that the Company makes no warranty with respect to any statement contained in the Registration Statement or a prospectus in reliance upon and in conformity with information concerning the Purchaser that is furnished by the Purchaser expressly for use therein. "Prospectus" means the final prospectus (as such term is defined in Section 2(a)(10) of the Securities Act) as first filed with the SEC pursuant to paragraph (1) or (4) of Rule 424(b) of the Securities Act.

                                   ARTICLE III

            REPRESENTATIONS AND WARRANTIES AND COVENANTS BY PURCHASER

      The Purchaser represents and warrants and covenants to the Company that:

      3.1 Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933, as amended.

      3.2 Purchaser will acquire the Shares for its own account, for the purpose of investment and not with a view to distribution or resale thereof.

      3.3 Purchaser has all necessary corporate power and has taken all corporate action required to enter into and perform the Financing Documents. The Financing Documents have been duly executed and delivered, and constitute valid, legal, binding and enforceable obligations of Purchaser, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

      3.4 Purchaser has taken no action which would give rise to any claim against the Company by any other person for any brokerage commissions, finders' fees or the like relating to this Agreement or the transactions contemplated hereby.

      3.5 Purchaser has had the opportunity to ask questions of and receive answers from representatives of the Company concerning the terms of the offering of the Shares and to obtain additional information concerning the Company and its business.

      3.6 The acquisition by the Purchaser of the Shares shall constitute a confirmation of these representations and warranties made by the Purchaser as of the Closing. Purchaser understands that the

                                       4
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Shares are "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon an exemption for non-public offerings. The Purchaser further represents that it understands and agrees that, until registered under the Securities Act or transferred pursuant to the provisions of Rule 144 as promulgated by the Commission, all certificates evidencing any of the Shares, whether upon initial issuance or upon any transfer thereof, shall be subject to the transfer restrictions and bear the legends set forth in Section 2.1 of the Rights Agreement.

      3.7 To the Purchaser's knowledge as of the date hereof, no provision of any applicable law, rule or regulation and no judgment, order, decree or injunction applicable to the Purchaser or its properties or assets shall prohibit the consummation of the Closing nor shall the Closing result in any violation of any such law, rule, regulation, judgment, order, decree or injunction.

                                   ARTICLE IV

                              CONDITIONS TO CLOSING

      4.1 Conditions of the Purchaser's Obligation. The obligation of the Purchaser to purchase and pay for the Shares at the Closing is subject to the satisfaction of the following conditions:

            (a) Documentation at Closing. The Purchaser shall have received prior to or at the Closing all of the following documents or instruments, or evidence of completion thereof, each in form and substance satisfactory to the
Purchaser:

                  (i) A copy of the Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware, a copy of the resolutions of the Board of Directors of the Company evidencing the approval of this Agreement, the issuance of the Shares and the other matters contemplated hereby, and a copy of the Bylaws of the Company, all of which shall have been certified by the Secretary of the Company to be true, complete and correct in every particular, and certified copies of all documents evidencing other necessary corporate or other action and governmental approvals, if any, with respect to this Agreement and the Shares.

                  (ii) A customary opinion of counsel to the Company covering the matters set forth in Exhibit A hereto.

                  (iii) A certificate of the Secretary of the Company which shall certify the names of the officers of the Company authorized to sign this Agreement, the certificate for the Shares and the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, together with the true signatures of such officers.

                  (iv) A certificate of the President of the Company stating (A) that the representations and warranties made by the Company in this Agreement are true and correct in all material respects at the date hereof and as of the Closing with the same force and effect as though all such representations and warranties had been made as of the Closing, and (B) that all covenants and conditions required to be performed prior to or at the Closing have been performed as of the Closing.

                  (v) A Certificate of Good Standing for the Company from the Secretary of State of the State of Delaware, dated as of a recent date.

            (b) Performance. The Company shall have performed and complied with in all material respects all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

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            (c) Consents, Waivers, Etc. The Company shall have obtained all consents or waivers, if any, necessary to execute and deliver this Agreement, issue the Shares and to carry out the transactions contemplated hereby and thereby and the waiting period applicable to this Agreement and the Collaboration Agreement under the HSR Act (or any other applicable Competition
Laws) shall have expired or terminated early. All corporate and other action and governmental filings necessary to effect the terms of this Agreement, the issuance of the Shares and other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken, except for any post-sale filing that may be required under federal or state securities laws.

            (d) Rights Agreement Amendment. The Rights Agreement Amendment shall have been executed by the Company and by the holders of the requisite majority of Registrable Securities (as such term is defined in the Rights Agreement); provided, however, the parties acknowledge that subsequent to the date hereof the Rights Agreement may be further amended in accordance with its terms; provided, further, however, Purchaser shall be required to consent to such amendment or be provided substantially equivalent rights in such amendment or another written agreement with the Company.

            (e) Collaboration Agreement. The Collaboration Agreement shall have been duly authorized, executed, and delivered by the Company and constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The Purchaser shall not have the right to terminate the Collaboration Agreement for cause pursuant to Section 9.5 thereof (provided, however, if Purchaser's right to so terminate the Collaboration Agreement for cause is solely dependent on the lapsing on any applicable "cure" period pursuant to Section 9.5 thereof, solely for purposes of this Section 4.1(e), Purchaser shall be deemed to have the right to terminate the Collaboration Agreement for cause notwithstanding the failure of any such cure period to have lapsed); and the Company shall not have given notice to the Purchaser of its intent to terminate the Collaboration Agreement.

            (f) Representations and Warranties. The representations and warranties made by the Company in this Agreement shall have been true and correct in all material respects at the date hereof and as of the Closing with the same force and effect as though all such representations and warranties had been made as of the Closing.

            (g) No Injunctions. No provision of any applicable law, rule or regulation and no judgment, order, decree or injunction shall prohibit the consummation of the Closing.

            (h) Listing. The shares of Common Stock sold in the IPO shall be listed on the New York Stock Exchange ("NYSE") or traded on the Nasdaq National Market.

            (i) Closing of IPO. The Closing hereunder shall be concurrent with the closing of the IPO.

      4.2 Conditions of the Company's Obligation. The obligation of the Company to sell the Shares at the Closing is subject to the satisfaction of the following conditions:

            (a) Performance. The Purchaser shall have performed and complied with in all material respects all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

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            (b) Consents, Waivers, Etc. Any waiting period applicable to this
Agreement and the Collaboration Agreement under the HSR Act (or any other applicable Competition Laws) shall have expired or terminated early.

            (c) Rights Agreement Amendment. The Rights Agreement Amendment shall have been executed by the Purchaser.

            (d) Collaboration Agreement. The Collaboration Agreement shall have been duly authorized, executed and delivered by the Purchaser and constitute a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Company shall not have the right to terminate the Collaboration Agreement for cause pursuant to Section 9.5 thereof (provided, however, if the Company's right to so terminate the Collaboration Agreement for cause is solely dependent on the lapsing on any applicable "cure" period pursuant to Section 9.5 thereof, solely for purposes of this Section 4.2(d), the Company shall be deemed to have the right to terminate the Collaboration Agreement for cause notwithstanding the failure of any such cure period to have lapsed; and the Purchaser shall not have given notice to the Company of its intent to terminate the Collaboration Agreement.

            (e) Representations and Warranties. The representations and warranties made by the Purchaser in this Agreement shall have been true and correct in all material respects at the date hereof and as of the Closing with the same force and effect as though all such representations and warranties had been made as of the Closing.

            (f) No Injunctions; Applicable Law. No provision of any applicable law, rule or regulation and no judgment, order, decree or injunction shall prohibit the consummation of the Closing nor shall the Closing result in any violation of any such law, rule, regulation, judgment, order, decree or injunction.

            (g) Listing. The shares of Common Stock sold in the IPO shall be listed on the NYSE or traded on the Nasdaq National Market.

            (h) Closing of IPO. The Closing hereunder shall be concurrent with the closing of the IPO.

            (i) Securities Regulations. The sale of the Shares to Purchaser shall not be prohibited under state and federal securities laws and regulations.

                                    ARTICLE V

                              STANDSTILL AGREEMENT

      5.1. Definitions. For the purposes of this Agreement, the following words and phrases shall have the following meanings:

            (i) "Actual Voting Power" means, as of the date of determination, the total number of votes attaching to the outstanding securities entitled to vote for the election of directors of the Company.

            (ii) "Affiliate" shall have the meaning given it in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

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            (iii) "Beneficial Ownership" "Beneficial Owner" and "Beneficially
Own" shall have the meanings described to those terms in Rule 13d-1 under the Exchange Act.

            (iv) "Change of Control" means (1) the acquisition by a Third Party of more than 50% of the Company's then outstanding Voting Securities or (2) the consummation of a merger, acquisition, consolidation or reorganization or series of such related transactions involving the Company, unless immediately after such transaction or transactions, the Beneficial Owners of the Company immediately prior to the first such transaction shall Beneficially Own at least 50% of the outstanding Voting Securities of the Company (or, if the Company would not be the surviving company in such merger, consolidation or reorganization, the Voting Securities of the surviving corporation issued in such transaction or transactions in respect of Voting Securities of the Company shall represent at least 50% of the Voting Securities of such surviving company).

            (v) "Investor Group" means Purchaser and any member of a 13D Group to which the Purchaser belongs.

            (vi) "Person" means an individual, corporation, partnership, association, trust, unincorporated organization or other entity

            (vii) "13D Group" means any group of persons formed for the purpose of acquiring, holding, voting or disposing of Voting Securities which would be required under the Exchange Act and the rules and regulations promulgated thereunder, to file a statement on Schedule 13D with the Securities and Exchange Commission as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned sufficient securities to require such a filing under the Exchange Act.

            (viii) "Standstill Period" shall mean the period beginning on the Closing of the IPO and ending on the date that is one year following the Closing of the IPO.

            (ix) "Threshold Percentage" means the percentage of Actual Voting Power owned by the Purchaser immediately following the closing of the IPO and the sale of Shares hereunder, which in no case shall exceed nineteen and nine-tenths percent (19.9%) of Actual Voting Power.

            (x) "Third Party" means any Person or two or more Persons acting in concert, other than the Purchaser and its Affiliates or the Company and its Affiliates.

            (xii) "Voting Security" means, as of the date of determination, the Common Stock of the Company, any other security generally entitled to vote for the election of directors and any outstanding convertible securities, options, warrants or other rights which are convertible into or exchangeable or exercisable for securities entitled to vote for the election of directors.

      5.2. Standstill Obligations.

            (a) Limitation. At any time during the Standstill Period, except with the prior written consent of the Company's Board of Directors, no member of the Investor Group shall, directly or indirectly:

                  (i) acquire any Voting Securities (except by way of stock splits, stock dividends or other distributions) if the effect of such acquisition or exercise would be to increase the percentage interest of the Investor Group in the Actual Voting Power to more than the Threshold Percentage; or

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                  (ii) publicly propose (on behalf of itself or to or with a
Third Party) any merger, business combination, restructuring, recapitalization or similar transaction involving the Company or its subsidiaries or the purchase, sale or other disposition outside the ordinary course of business of any material portion of the assets of the Company or any of its subsidiaries.

            (b) Repurchases. Notwithstanding Section 5.2(a), no member of the Investor Group shall be obligated to dispose of any Voting Securities if the aggregate percentage ownership of the Investor Group is increased as a result of a repurchase of Voting Securities by the Company.

            (c) Participation. Except with the prior written consent of the Company's Board of Directors, during the Standstill Period the Investor Group will not:

                  (i) solicit proxies (or powers of attorney or similar rights to vote) in respect of any Voting Securities;

                  (ii) become a "participant" or "participant in a solicitation", as those terms are defined in Regulation 14A of the General Rules and Regulations promulgated pursuant to the Exchange Act, in opposition to a solicitation by the Company; provided, however, that the Investor Group shall not be deemed to be a "participant" or to have become engaged in a solicitation hereunder solely by reason of the Company's solicitation of proxies in connection with any meeting of the stockholders of the Company;

                  (iii) seek to advise or intentionally influence any person or entity with respect to the voting of Voting Securities in connection with any such solicitation, in opposition to the recommendation of a majority of the Board of Directors with respect to any matter relating to a Change of Control;

                  (iv) initiate, propose or otherwise solicit stockholders for the approval of any stockholder proposal (as described in Rule 14a-8 under the Exchange Act or otherwise) with respect to the Company that is opposed by the Board of Directors;

                  (v) form or join any 13D Group for the purpose of voting, purchasing or disposing of Voting Securities or the acquisition of all or substantially all of assets of the Company;

                  (vi) deposit any Voting Securities in a voting trust or subject them to a voting agreement or other arrangement of similar effect, except in order to comply with Competition Laws or other legal requirements;

                  (vii) otherwise act, alone or in concert with others, in a manner designed or having the deliberate effect of circumventing the restrictions otherwise imposed hereunder, publicly announce any intention, plan or arrangement inconsistent with the foregoing or finance or agree to finance any other person in connection with any of the activities prohibited by this Agreement; or

                  (viii) publicly request, propose or otherwise seek any amendment or waiver of the provisions of this Article 5.

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      5.3 Exceptions. The limitations provided in Section 5.2 shall immediately terminate upon the occurrence of any of the following events:

            (a) the commencement by any Person (other than a member of the Investor Group or an Affiliate thereof) of a bona fide tender or exchange offer seeking to acquire Beneficial Ownership of fifty percent (50%) or more of the outstanding shares of Voting Securities of the Company;

            (b) the execution of an agreement by the Company and any Person which, if consummated, would result in either (i) a Change of Control of the Company or (ii) the sale of all or substantially all of the Company's assets; or

            (c) the adoption by the Company of a plan of liquidation or dissolution with respect to the Company.

      5.4 Exclusion. No action or actions taken by the Purchaser pursuant to the terms of the Collaboration Agreement or in connection with exercising or enforcing its rights thereunder shall be deemed to violate the restrictions in
Section 5.2.

                                   ARTICLE VI

                                  MISCELLANEOUS

      6.1 No Waiver. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. None of the terms, covenants and conditions of this Agreement can be waived except by the written consent of the party waiving compliance.

      6.2 Publicity. The parties may, subject to compliance with the Securities Act, issue a joint press release announcing this Agreement and the transactions contemplated hereby following execution of this Agreement. Any proposed announcement, press release or other public disclosure concerning this Agreement and/or any of the transactions or relationships contemplated hereby shall be mutually approved by both parties (which approval shall not be unreasonably withheld); provided, however, that the restrictions contained in this Section
6.2 do not apply to disclosures required by law, the rules of the NYSE, the NASD or under U.S. generally accepted accounting principles. The Purchaser agrees and acknowledges that this Agreement and the transactions contemplated hereby shall be disclosed in, and filed as an exhibit to, the Registration Statement.

      6.3 Amendments, Waivers and Consents. Any provision in this Agreement to the contrary notwithstanding, and except as hereinafter provided, changes in or additions to this Agreement may be made, and compliance with any covenant or provision set forth herein may be omitted or waived, if the party requesting such change, addition, omission or waiver shall obtain consent thereto in writing from the other party. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Any such amendment or waiver or consent effected in accordance with this
Section 6.3 shall be binding upon the parties and their respective successors and assigns.

      6.4 Addresses for Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or seventy-two (72) hours after being deposited in the regular

                                                                   REDACTED COPY

mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice.

      If to the Company:

            Trubion Pharmaceuticals, Inc.
            2401 Fourth Avenue, Suite 1050
            Seattle, WA 98121
            Attn: Chief Executive Officer and General Counsel
            Facsimile Number: (206) 838-0503

      If to the Purchaser:

            Wyeth Pharmaceuticals
            500 Arcola Road
            Collegeville, Pennsylvania 19426
            Attn: Senior Vice President, Corporate Business Development
            Fax: (484) 865-6476

            with a copy to:

            Wyeth
            5 Giralda Farms
            Madison, NJ  07940
            Attn: Executive Vice President and General Counsel
            Facsimile: (973) 660-7156

      6.5 Binding Effect; Assignment. This Agreement may not be assigned by either party without the prior written consent of the other; provided, however, that the Purchaser may assign its rights and delegate its duties hereunder to an Affiliate without the prior written consent of the Company; provided, however, Purchaser shall remain subject to Section 5 hereof regardless of any such assignment; and provided further that if the Company undergoes a Change of Control in which (a) the Company is not the surviving entity and (b) this Agreement does not terminate pursuant to Section 1.5(b) in connection with such Change of Control, the surviving entity and the Purchaser shall enter into a replacement agreement with substantially the same terms as this Agreement. Subject to the foregoing, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

      6.6 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties and supersede any prior understandings or agreements concerning the subject matter hereof.

      6.7 Specific Performance. The parties acknowledge and agree that irreparable damage would occur in the event any of the provisions of Article V of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of Article V of this

                                                                   REDACTED COPY

Agreement and to enforce specifically the terms and provisions of such Article in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which they may be entitled in law or in equity.

      6.8 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement; but this Agreement, shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

      6.9 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without reference to Delaware conflicts of law provisions.

      6.10 Headings. Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

      6.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the party actually executing the counterpart, and all of which together shall constitute one instrument.

                            [Signature page follows.]

                                                                  EXECUTION COPY

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                           TRUBION PHARMACEUTICALS, INC.

                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                           WYETH

                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                                                  EXECUTION COPY

                                                                       EXHIBIT A

                    MATTERS TO BE COVERED BY COMPANY COUNSEL

      1. The Company is a corporation validly existing under Delaware law and in good standing with the Secretary of the State of Delaware and has the corporate power to execute and deliver the Agreement and to perform its obligations thereunder.

      2. The Company has duly authorized, executed and delivered the Agreement, and the Agreement constitutes the Company's valid and binding agreement enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by general equitable principles.

      3. No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the execution, delivery and performance of the Agreement by the Company or in connection with the taking by the Company of any action contemplated thereby, other than as indicated in the Agreement or such as have been obtained and made and such as may be required under federal and state securities laws.

      4. The execution, delivery and performance of the Agreement by the Company, and the consummation by the Company of the transactions contemplated therein do not and will not (a) violate the Certificate of Incorporation or By-Laws of the Company, (b) materially violate any judgment, ruling, decree or order known to such counsel, (c) materially violate any statute or regulation applicable to the business or properties of the Company, or (d) result in a material breach or violation of any of the terms or provisions of, or constitute a default or result in the acceleration of any obligation under any material contract to which the Company is a party or bound.

      5. The Shares delivered on the date hereof have been duly authorized and validly issued and are fully paid and non-assessable shares of the Company.

                                                                  EXECUTION COPY

                                  EXHIBIT 5.2B

                          TRUBION PHARMACEUTICALS, INC.

                               AMENDMENT NO. 1 TO

                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

      This Amendment No. 1 to the Amended and Restated Investor Rights Agreement (the "RIGHTS AGREEMENT") dated as of July 13, 2004 is entered into as of ________, 2005, by and among Trubion Pharmaceuticals, Inc., a Delaware corporation (the "COMPANY"), Wyeth, a Delaware corporation ("WYETH"), and the investors set forth on EXHIBIT A hereto (collectively the "INVESTORS" and each individually an "INVESTOR").

                                    RECITALS

      A. The Company and the Investors are parties to the Rights Agreement.

      B. The Company and Wyeth have entered into a Common Stock Purchase Agreement dated as of December __, 2005 (the "PURCHASE AGREEMENT") pursuant to which the Company will sell to Purchaser and Purchaser will purchase from the Company shares of the Company's Common Stock concurrent with and conditioned upon the closing of the Company's initial public offering (the "CLOSING"). A condition to the Purchaser's obligations under the Purchase Agreement is that the Rights Agreement be amended in order to provide Purchaser with certain rights to register shares of the Company's Common Stock.

      C. Pursuant to Section 6.5 of the Rights Agreement, the written consent of the Company and the Investors holding a majority of the Registrable Securities (the "REQUISITE HOLDERS") is required to amend the Rights Agreement.

      D. The Company and the Requisite Holders desire to induce Purchaser to enter into the Purchase Agreement by agreeing to the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties hereto agree as follows:

      1. Definitions. Capitalized terms used herein without definition shall have the meaning ascribed to them in the Rights Agreement.

      2. Addition of Purchaser as a Party to the Rights Agreement. Effective upon the Closing pursuant to the Purchase Agreement, the parties hereby agree to add Purchaser as a party to the Rights Agreement and Purchaser shall be deemed a "Holder" of Registrable Securities for purposes of Sections 1, 2 and 6 of the Rights Agreement and subject to all of the rights and obligations of such Sections. For purposes of clarification, Purchaser shall not be entitled to the rights or subject to the obligations set forth in Sections 3, 4 and 5 of the Rights Agreement and Purchaser shall not be deemed an "INVESTOR" for purposes of the Rights Agreement.

                                                                   REDACTED COPY

      3. Amendment to Section 1.1. The definition of "Registrable Securities" set forth in Section 1.1 is hereby amended and restated to read in its entirety as follows:

         "REGISTRABLE SECURITIES" means (a) Common Stock of the Company issued or issuable upon conversion of the Shares, (b) Common Stock of the Company issued to Frazier Healthcare Fund ("FRAZIER"), ARCH Venture Fund ("ARCH") and Scott Minick ("MINICK") pursuant to those certain Common Stock Purchase Agreements dated November 19, 2002 by and between the Company and each of Frazier, Arch and Minick, (c) Common Stock of the Company issued to Wyeth pursuant to the Purchase Agreement, and (d) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the securities described in (a),
(b) and (c) above; provided, however, the shares referred to in clause (c) above shall not qualify as Registrable Securities for the purposes of Sections 2.2 hereof until the 15 month anniversary of the Closing. For the avoidance of doubt, in the event that the Company effects a registration under the Securities Act pursuant to Section 2.2 hereof prior to the 15 month anniversary of the Closing, in connection with such registration the Shares referred to in clause
(c) above shall qualify as Registrable Securities for the purposes of Section
2.3. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under SECTION 2 of this Agreement are not assigned.

      4. Amendment to Section 2.1(a)(ii). Section 2.1(a)(ii) is amended effective immediately following the expiration of the "Market Stand-Off" period set forth in Section 2.12 hereof, by deleting the last sentence thereof and substituting therefor the following:

      "Subject to the other terms of this Agreement (including without limitation the restrictions on assignment of registration rights set forth in Section 2.10 and Sections 2.1(b) and (d)), it is agreed that the restrictions contained in this Section 2.1(a)(ii) shall not apply to dispositions of Shares or Registrable Securities made pursuant to Rule 144 promulgated under the Securities Act."

      5. Amendment to Section 6.5. Section 6.5 is hereby amended by adding, after the final sentence thereof, the following:

         Notwithstanding the foregoing, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated in any way that diminishes or eliminates the rights particular to Wyeth hereunder and in a manner different than the other holders of Registrable Securities, such action shall require the prior written consent of Wyeth.

      6. Waiver of Right of Participation. Each Investor on behalf of itself and all other Investors and holders of Registrable Securities hereby waives any right of participation set forth in Section IV of the Rights Agreement with respect to the sale and issuance of the shares of Company Common Stock to Wyeth pursuant to the Purchase Agreement.

      7. No Other Amendments. Except as expressly amended or waived as set forth above, the Rights Agreement shall remain in full force and effect in accordance with its terms.

      8. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

                                                                   REDACTED COPY

                            [Signature pages follow.]

                                                                  EXECUTION COPY

IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT NO. 1 TO THE RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

                                           "COMPANY"

                                           TRUBION PHARMACEUTICALS, INC.
                                           a Delaware corporation

                                           By: _________________________________
                                               Peter Thompson, M.D., FACP
                                               President and Chief Executive
                                               Officer

                      SIGNATURE PAGE TO AMENDMENT NO. 1 TO
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                                                  EXECUTION COPY

IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT NO. 1 TO THE RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

                                           "WYETH"

                                           WYETH

                                           By: _________________________________

                                           Name: _______________________________

                                           Its: ________________________________

                      SIGNATURE PAGE TO AMENDMENT NO. 1 TO
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                                                  EXECUTION COPY

IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT NO. 1 TO THE RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

                                           "INVESTOR"

                                           PROSPECT VENTURE PARTNERS II, L.P.

                                           By: Prospect Management Co. II, LLC
                                           Its General Partner

                                           By: _________________________________
                                           Name:  David Schnell
                                           Title: Managing Member

                                           PROSPECT ASSOCIATES II, L.P.

                                           By: Prospect Management Co. II, LLC
                                           Its General Partner

                                           By: _________________________________
                                           Name:  David Schnell
                                           Title: Managing Member

                      SIGNATURE PAGE TO AMENDMENT NO. 1 TO
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                                                  EXECUTION COPY

IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT NO. 1 TO THE RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

                               "INVESTOR"

                               VENROCK PARTNERS, L.P.
                                 by its General Partner, Venrock Partners
                                 Management, LLC

                               VENROCK ASSOCIATES IV, L.P.
                                 by its General Partner, Venrock Management IV, LLC

                               VENROCK ENTREPRENEURS FUND IV, L.P.
                                 by its General Partner, VEF Management IV, LLC

                               By:______________________________________________

                               Name:    Anders D. Hove
                               Title:   Member
                               Address: 30 Rockefeller Plaza
                                        Room 5508
                                        New York, NY  10112

                      SIGNATURE PAGE TO AMENDMENT NO. 1 TO
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                                                  EXECUTION COPY

IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT NO. 1 TO THE RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

                               "INVESTOR"

                               ARCH VENTURE FUND V, L.P.

                               By: ARCH Venture Partners V, L.P.
                                   Its general partner

                               By: ARCH Venture Partners V, L.L.C.
                                   Its general partner

                               By: _____________________________________________
                               Title: Managing Director

                               ARCH V ENTREPRENEURS FUND, L.P.

                               By: ARCH Venture Partners V, L.P.
                                   Its general partner

                               By: ARCH Venture Partners V, L.L.C.
                                   Its general partner

                               By: _____________________________________________
                               Title: Managing Director

                               HEALTHCARE FOCUS FUND, L.P.

                               By: ARCH Venture Partners V, L.P.
                                   Its general partner

                               By: ARCH Venture Partners V, L.L.C.
                                   Its general partner

                               By: _____________________________________________
                               Title: Managing Director

                                                                  EXECUTION COPY

IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT NO. 1 TO THE RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

                               "INVESTOR"

                               OXFORD BIOSCIENCE PARTNERS IV L.P.

                               By:  OBP Management IV L.P.

                               By: _____________________________________________
                                   Mark P. Carthy - General Partner

                               mRNA FUND II L.P.

                               By:  OBP Management IV L.P.

                               By: _____________________________________________
                                   Mark P. Carthy - General Partner

                      SIGNATURE PAGE TO AMENDMENT NO. 1 TO
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                                                  EXECUTION COPY

IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT NO. 1 TO THE RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

                               "INVESTOR"

                               FRAZIER HEALTHCARE IV, L.P.
                               By FHM IV, LP, its general partner
                               By FHM IV, LLC, its general partner

                               By: _____________________________________________

                               Name: ___________________________________________

                               Its: ____________________________________________

                               FRAZIER AFFILIATES IV, L.P.
                               By FHM IV, LP, its general partner
                               By FHM IV, LLC, its general partner

                               By: _____________________________________________

                               Name: ___________________________________________

                               Its: ____________________________________________

                               FRAZIER HEALTHCARE III, L.P.
                               By FHM III, LLC

                               By: _____________________________________________

                               Name: ___________________________________________

                               Its: ____________________________________________

                               FRAZIER AFFILIATES III, L.P.
                               By FHM III, LLC

                               By: _____________________________________________

                               Name: ___________________________________________

                               Its: ____________________________________________

                      SIGNATURE PAGE TO AMENDMENT NO. 1 TO
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                                                  EXECUTION COPY

IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT NO. 1 TO THE RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

                               "INVESTOR"

                               ATP CAPITAL, L.P.

                               By: ATP General Partner LLC
                                   Its General Partner

                               By: _____________________________________________
                                   Jonathan Malkin, Manager

                      SIGNATURE PAGE TO AMENDMENT NO. 1 TO
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                                                   REDACTED COPY

IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT NO. 1 TO THE RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

                               "INVESTOR"

                               CASCADE INVESTMENTS, L.L.C.

                               By: _____________________________________________

                               Name: ___________________________________________

                               Its:
                               ______________________________

                                                                  EXECUTION COPY

IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT NO. 1 TO THE RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

                               "INVESTOR"
                               ___________________________

                               By: _____________________________________________

                               Name: ___________________________________________

                               Its:
                               ___________________________

                      SIGNATURE PAGE TO AMENDMENT NO. 1 TO
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                                                  EXECUTION COPY

                                   EXHIBIT 5.3
                       ADDITIONAL RESEARCH AND DEVELOPMENT
                                EXPENSE PAYMENTS

A. ADDITIONAL RESEARCH AND DEVELOPMENT EXPENSE PAYMENTS FOR CD20 PRODUCTS

Within *** after Trubion's or Wyeth's achievement of the following events with respect to any *** (each payable one time only even if achieved with respect to more than one ***), Wyeth shall make the following payments to Trubion:

***

B. ADDITIONAL RESEARCH AND DEVELOPMENT EXPENSE PAYMENTS FOR ***

Within *** after Wyeth's achievement of the following events with respect to any *** (each payable one time only even if completed or achieved with respect to more than one ***), Wyeth shall make the following payments to Trubion:

***

C. ADDITIONAL RESEARCH AND DEVELOPMENT EXPENSE PAYMENTS FOR OTHER PRODUCTS

Within *** after Wyeth's achievement of the following events with respect to each Other Product (up to a maximum of *** Other Products), Wyeth shall make the following payments to Trubion; provided, however, that: (i) in the event that any of the following events is achieved with respect to two or more Other Products that are directed against the same Wyeth Target, such payment shall be payable only with respect to the first such Other Product for which the event occurred; and (ii) in the event that an Other Product is directed against two or more Wyeth Targets, such Licensed Product shall be a Multispecific SMIP Product, the consequences of which are as described in Section D below:

***

D. NO ADDITIONAL PAYMENTS; OTHER APPLICABLE TERMS AND CONDITIONS

(i) Other than the payments listed in Sections A - C of this Exhibit 5.3, no Additional Research and Development Expense Payments shall be due or payable by Wyeth to Trubion for any Licensed Product, regardless of the number of Licensed Products Developed against any Trubion Target or Wyeth Target.

(ii) Each of the Additional Research and Development Expense Payments set forth above shall be payable one time only with respect to each Licensed Target (regardless

                                                                   REDACTED COPY

of the number of times the specified event is achieved with respect to any Licensed Product(s)).

(iii) In the event that the Development of a Licensed Product directed against a particular Licensed Target hereunder (an "Initial Licensed Product") is discontinued prior to the Commercialization of such Initial Licensed Product, and Development has been initiated with respect to another Licensed Product directed against such Licensed Target (a "Replacement Licensed Product"), payments with respect to such Replacement Licensed Product shall be due under this Exhibit 5.3 only upon the achievement of those events that have not been achieved by the Initial Licensed Product.

(iv) Without limiting the foregoing, if a specified event listed in Sections A - C of this Exhibit 5.3 occurs with respect to a Licensed Product directed against two or more Licensed Targets (a "Multispecific SMIP Product"), then (a) no more than one Additional Research and Development Expense Payment shall become payable with respect to the achievement of such event for such Multispecific SMIP Product, (b) only the highest Additional Research and Development Expense Payment based on the achievement of such event that has not already become payable shall be payable, and (c) if all Additional Research and Development Expense Payments based on the achievement of such event have already become payable, then no payment shall be due with respect to such event for such Multispecific SMIP Product. By way of example only, if a BLA filing and acceptance for review in the U.S. occurs with respect to a Multispecific SMIP Product directed against the *** and a Wyeth Target ("Wyeth Target Q"), then:
(x) if the *** Additional Research and Development Expense Payment under Section B for such event has not already become payable, only such $15.0 million amount shall become payable; (y) if such *** Additional Research and Development Expense Payment had already become payable, then the *** Additional Research and Development Expense Payment under Section C for such event shall become payable, if it has not previously become payable; and, (z) if both such *** and such *** Additional Research and Development Expense Payment had previously become payable, then no payment shall be due upon BLA filing and acceptance for review in the U.S. with respect to such Multispecific SMIP Product. To continue the same example, if the same Multispecific SMIP Product meets the condition set forth in (x) above, and thereafter a BLA filing and acceptance for review in the U.S. occurs with respect to a separate Licensed Product directed only against such Wyeth Target Q, then upon such subsequent occurrence by such separate Licensed Product, the *** Additional Research and Development Expense Payment shall be payable with respect to such Wyeth Target Q (if such *** payment had not previously become payable in connection with Wyeth Target Q).

(v) Subject to the limitations set forth above in Sections A, B and C and in this Section D, if an Additional Research and Development Expense Payment based on a clinical study of, or Regulatory Approval filing for, a Licensed Product for a particular indication (a "Later Development Event") becomes payable before the achievement of an earlier phase clinical study event with respect to such Licensed

                                                                   REDACTED COPY

Product for the same indication for which Additional Research and Development Expense Payments would have been payable (an "Earlier Development Event"), then the Additional Research and Development Expense Payment for the Earlier Development Event also shall become payable upon occurrence of the Later Development Event. ***

                                                                  EXECUTION COPY

                                  EXHIBIT 8.2(d)
                               THIRD PARTY RIGHTS

                           [INTENTIONALLY LEFT BLANK]

                                                                  EXECUTION COPY

                                 EXHIBIT 8.2(e)
                          GOVERNMENT FUNDING AGREEMENTS

                            NIH GRANT # 5 R01 CA90143

      PROJECT TITLE: GENE THERAPY WITH MAB DERIVATIVES EXPRESSED ON TUMORS

CONFIDENTIAL


                                    APPENDIX

                                  WYETH TARGETS




                                         GENBANK NUCLEOTIDE   GENBANK PROTEIN ACCESSION
  TARGET #    TARGET NAME  GENE SYMBOL    ACCESSION NUMBER             NUMBER
------------  -----------  -----------   ------------------   -------------------------
    ***           ***          ***              ***                      ***